                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-84400


PROSPECTUS SUPPLEMENT                                          [GRAPHIC OMITTED]
(To Prospectus dated November 4, 2002)

CHASE CREDIT CARD OWNER TRUST 2002-7
Issuer

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, Transferor and Administrator JPMORGAN CHASE BANK, Servicer of Chase Credit Card Master Trust
$630,000,000 CLASS A FLOATING RATE ASSET BACKED NOTES, SERIES 2002-7
$52,500,000 CLASS B FLOATING RATE ASSET BACKED NOTES, SERIES 2002-7
$67,500,000 CLASS C FLOATING RATE ASSET BACKED NOTES, SERIES 2002-7
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                               CLASS A                       CLASS B                     CLASS C
----------------------------------------------------------------------------------------------------------------
Principal Amount                          $630,000,000                   $52,500,000                 $67,500,000
Price                           $630,000,000 (100.00%)         $52,500,000 (100.00%)       $67,500,000 (100.00%)
Underwriters' Commissions          $1,575,000 (0.250%)             $144,375 (0.275%)           $219,375 (0.325%)
Proceeds to the Transferor      $628,425,000 (99.750%)         $52,355,625 (99.725%)       $67,280,625 (99.675%)
Interest Rate                        one-month LIBOR +             one-month LIBOR +           one-month LIBOR +
                                            0.12% p.a.                    0.43% p.a.                  1.25% p.a.
Interest Payment Dates             monthly on the 15th           monthly on the 15th         monthly on the 15th
First Interest Payment Date           January 15, 2003              January 15, 2003            January 15, 2003
Scheduled Note Payment Date           October 15, 2007             November 15, 2007           November 15, 2007
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE CLASS B NOTES ARE SUBORDINATED TO THE CLASS A NOTES. THE CLASS C NOTES ARE SUBORDINATED TO THE CLASS A NOTES AND THE CLASS B NOTES.
--------------------------------------------------------------------------------

THESE NOTES ARE INTERESTS IN CHASE CREDIT CARD OWNER TRUST 2002-7, AND ARE BACKED ONLY BY THE ASSETS OF THE OWNER TRUST. NEITHER THESE NOTES NOR THE ASSETS OF THE OWNER TRUST ARE RECOURSE OBLIGATIONS OF CHASE CREDIT CARD MASTER TRUST, CHASE MANHATTAN BANK USA, N.A., JPMORGAN CHASE BANK OR ANY OF THEIR AFFILIATES, OR OBLIGATIONS INSURED BY THE FDIC.

THESE NOTES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE NOTES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT.

WE INTEND TO APPLY TO HAVE THE NOTES LISTED ON THE LUXEMBOURG STOCK EXCHANGE.

--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

The underwriters for each class of notes have agreed to purchase those notes, subject to the terms and conditions in the underwriting agreement.

Underwriters of the Class A Notes
JPMORGAN
          BARCLAYS CAPITAL
                    DEUTSCHE BANK SECURITIES
                              GOLDMAN, SACHS & CO.
                                        LEHMAN BROTHERS
                                                  ORMES CAPITAL MARKETS, INC.

Underwriter of the Class B Notes and the Class C Notes
JPMORGAN

November 5, 2002

                                TABLE OF CONTENTS


WHERE TO FIND INFORMATION IN THESE DOCUMENTS ...................................    S-3
SUMMARY OF TERMS ...............................................................    S-4
STRUCTURAL SUMMARY .............................................................    S-5
SELECTED MASTER TRUST PORTFOLIO SUMMARY DATA ...................................    S-9
RISK FACTORS ...................................................................   S-11
   You May Receive Principal Payments Earlier or Later Than the Scheduled
      Maturity Date if the Portfolio Yield is Reduced ..........................   S-11
   Allocations of Charged-Off Receivables Could Reduce Payments to You .........   S-13
   Issuance of Additional Series by the Master Trust May Affect the Timing
      of Payments to You .......................................................   S-13
   Chase USA May Add Accounts with Different Terms to the Master Trust
      Portfolio ................................................................   S-13
   Chase USA May Not Be Able to Add New Accounts When Required under the
      Pooling and Servicing Agreement ..........................................   S-14
   Insolvency or Bankruptcy of Chase USA Could Result in Accelerated,
      Delayed or Reduced Payments to You .......................................   S-14
   You Will Have Limited Control of Owner Trust and Master Trust Actions .......   S-16
   You May Not Be Able to Resell Your Notes ....................................   S-16
   Repayment of Your Notes is Limited to the Owner Trust Assets ................   S-16
   Class B Bears Losses Before Class A .........................................   S-16
   Class C Bears Losses Before Class A and Class B .............................   S-17
CHASE CREDIT CARD MASTER TRUST PORTFOLIO .......................................   S-18
   General .....................................................................   S-18
   Delinquency and Loss Experience .............................................   S-18
   Characteristics of Receivables Portfolio ....................................   S-19
MATURITY CONSIDERATIONS ........................................................   S-23
   Controlled Accumulation .....................................................   S-23
   Rapid Amortization Period ...................................................   S-23
   Historical Payment Rates ....................................................   S-24
RECEIVABLE YIELD CONSIDERATIONS ................................................   S-24
CREATION OF THE OWNER TRUST ....................................................   S-25
USE OF PROCEEDS ................................................................   S-25
DESCRIPTION OF THE SECURITIES ..................................................   S-26
DESCRIPTION OF THE SERIES CERTIFICATE ..........................................   S-26
   General .....................................................................   S-26
   Interest Allocations ........................................................   S-26
   Principal Allocations .......................................................   S-27
   Controlled Accumulation .....................................................   S-27
   Allocation Percentages ......................................................   S-27
   Reallocation of Cash Flows ..................................................   S-28
   Application of Collections ..................................................   S-28
   Shared Excess Finance Charge Collections ....................................   S-33
   Shared Principal Collections ................................................   S-33
   Defaulted Receivables .......................................................   S-33
   Principal Funding Account ...................................................   S-33
   Accumulation Period Reserve Account .........................................   S-34
   Pay Out Events ..............................................................   S-35
   Servicing Fees and Expenses .................................................   S-37
DESCRIPTION OF THE NOTES .......................................................   S-37
   General .....................................................................   S-37
   Subordination ...............................................................   S-37
   Interest Payments ...........................................................   S-37
   Principal Payments ..........................................................   S-38
   Optional Redemption .........................................................   S-39
   Distributions ...............................................................   S-39
   Owner Trust Spread Account ..................................................   S-40
   Events of Default ...........................................................   S-41
   Noteholder Reports ..........................................................   S-42
LISTING AND GENERAL INFORMATION ................................................   S-43
UNDERWRITING ...................................................................   S-44
OTHER SERIES ISSUED AND OUTSTANDING ............................................   S-46
GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT ....................................   S-60

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     The attached prospectus provides general information about Chase Credit Card Owner Trust 2002-7 and Chase Credit Card Master Trust, including terms and conditions that are generally applicable to the notes issued by the owner trust and the series certificates issued by the master trust. The specific terms of the notes and the series certificate are described in this supplement.

     This supplement begins with several introductory sections describing your series, Chase Credit Card Owner Trust 2002-7, and Chase Credit Card Master Trust in abbreviated form:

     o Summary of Terms provides important amounts, dates and other terms of your notes,

     o Structural Summary gives a brief introduction to the key structural features of your notes and the series certificate and directions for locating further information,

     o Selected Master Trust Portfolio Summary Data gives certain financial information about the assets of the master trust, and

     o Risk Factors describes risks that apply to your notes and the series certificate.

     As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents pages in this supplement and the attached prospectus.

     As a purchaser of notes, you should review carefully the description of the series certificate in this prospectus supplement and the prospectus. The most significant asset of the owner trust will be the series certificate issued by the master trust and pledged to secure the notes.

     This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc., an affiliate of Chase Manhattan Bank USA, N.A. and JPMorgan Chase Bank and a wholly-owned subsidiary of J.P. Morgan Chase & Co., in connection with offers and sales related to market-making transactions in the notes offered by this supplement and the attached prospectus. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     We are not offering these notes in any state where the offer is not permitted.

     We do not make any representation as to the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.






--------------------------------------------------------------------------------
TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY.
--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

Transferor and Administrator:    Chase Manhattan Bank USA, National Association--"Chase USA"
Issuer:                          Chase Credit Card Owner Trust 2002-7
Servicer:                        JPMorgan Chase Bank
Indenture Trustee:               The Bank of New York
Owner Trustee:                   Wilmington Trust Company
Pricing Date:                    November 5, 2002
Closing Date:                    November 13, 2002
Clearance and Settlement:        DTC/Clearstream/Euroclear
Owner Trust Assets:              The series certificate issued by Chase Credit Card Master Trust representing the right to certain collections on receivables originated in the VISA and MasterCard accounts comprising the master trust portfolio, including recoveries on charged-off receivables and fees payable by VISA and MasterCard to Chase
                                 USA. The series certificate will be rated in one of the four highest rating categories by at least one nationally recognized rating agency.

                                                             % of Initial Series
Note Structure:                      Amount                    Principal Amount
        Class A                      $630,000,000                     84%
        Class B                      $ 52,500,000                      7%
        Class C                      $ 67,500,000                      9%

Annual Servicing Fee:       2%


                                        CLASS A                         CLASS B                         CLASS C
Credit Enhancement:                     subordination of Class B        subordination of Class C        spread account
                                        and Class C

ERISA Eligible:                         Yes                             Yes                             Yes
  (investors subject to ERISA
  should consult with their counsel)

Interest Rate:                          1-month LIBOR + 0.12% p.a.      1-month LIBOR + 0.43% p.a.      1-month LIBOR + 1.25% p.a.

Interest Accrual Method:                actual/360                      actual/360                      actual/360

Interest Payment Dates:                 monthly (15th)                  monthly (15th)                  monthly (15th)

Interest Rate Index Reset Date:         2 business days before each     2 business days before each     2 business days before each
                                        interest payment date           interest payment date           interest payment date

First Interest Payment Date:            January 15, 2003                January 15, 2003                January 15, 2003

Scheduled Note Payment Date:            October 15, 2007                November 15, 2007               November 15, 2007

Final Note Payment Date
  (no later than):                      February 15, 2010               February 15, 2010               February 15, 2010

Application for Exchange Listing:       Luxembourg                      Luxembourg                      Luxembourg

CUSIP Number:                           16151RCA9                       16151RCB7                       16151RCC5

ISIN:                                   US16151RCA95                    US16151RCB78                    US16151RCC51

Common Code:                            015788003                       015788038                       015788062

Anticipated Ratings:                    Aaa/AAA/AAA                     A2/A/A                          Baa2/BBB/BBB
  (Moody's/S&P/Fitch)

It is a condition of issuance that at least one of the anticipated ratings be obtained for Class A and Class B notes and that at least two of the anticipated ratings be obtained for the Class C notes.

                              STRUCTURAL SUMMARY

     This summary briefly describes certain major structural components of Series 2002-7. To fully understand the terms of Series 2002-7 you will need to read both this supplement and the attached prospectus in their entirety.

THE OWNER TRUST AND THE NOTES

The notes are obligations of the owner trust and bear interest at the rates and are payable on the dates stated in the summary of terms. The notes will be issued by the owner trust. The owner trust is a Delaware common law trust formed by Chase USA and the owner trustee for the purpose of issuing the notes. Chase USA is the beneficial owner of the owner trust.

The notes are secured by the series certificate and the proceeds of the series certificate that may be held from time to time by the owner trust.

For more information on the owner trust, see "Creation of the Owner Trust" in this supplement. For more information on the notes, see "Description of the Securities--Description of the Notes" in this supplement. For more information on the series certificate, see "Description of the Securities--Description of the Series Certificate" in this supplement.

THE MASTER TRUST AND THE SERIES CERTIFICATE

Chase Credit Card Master Trust is the issuer of the series certificate. On the closing date, the series certificate for Series 2002-7 will be one of twenty-nine outstanding series issued by the master trust. The series certificate will not be subordinated to any other series of certificates issued by the master trust. The trustee of the master trust maintains the master trust for several beneficiaries:

     o the owner trust, as holder of the series certificate for Series 2002-7, is entitled to an allocation of collections on the receivables in the master trust portfolio based on the outstanding amount of the series certificate,

     o certificateholders of other series issued by the master trust are entitled to allocations of collections on the receivables based on the aggregate outstanding amount of each series,

     o providers of credit enhancements for certain series of certificates issued by the master trust are entitled to allocations of collections on the receivables based on the terms of those enhancements, and

     o Chase USA, as transferor of the receivables to the master trust, is entitled to the remainder of the collections on the receivables.

The series certificate represents an undivided interest in certain assets of the master trust. Each month, a portion of collections and net losses on the receivables will be allocated to the owner trust as holder of the series certificate. The amounts allocated to the series certificate will be used to pay principal and interest due on the notes, to cover net losses allocated to the series certificate and to pay the servicing fees and other expenses allocated to the series certificate.

For more information on the series certificate, see "Description of the Securities--Description of the Series Certificate" in this supplement. For more information on other series, see "Other Series Issued and Outstanding" in this supplement. For more information on the allocation of collections on the series certificate and payment on the series certificate, see "Description of the Securities-- Description of the Series Certificate--Interest Allocations," "--Principal Allocations" and "--Allocation Percentages" in this supplement.

SHARING EXCESS COLLECTIONS

If the collections allocated to the series certificate exceed the principal and interest payable on the notes, the servicing fee payable to the servicer of the master trust, net losses allocated to the series certificate and any required funding of the spread account (collections (greater than) principal + interest
+ servicing fee + losses + spread account funding), the servicer will share the excess with other series of certificates issued by the master trust, and then distribute any remaining excess to Chase USA as the owner of the equity interest in the owner trust. In no case will the holders of the notes receive more than the outstanding amount of principal and interest due on the notes.

For more information with respect to the sharing of excess collections, see "Description of the Securities--Description of the Series Certificate--Shared Excess Finance Charge Collections" and "--Shared Principal Collections" in this supplement.

SCHEDULED PAYMENT DATES; MATURITY DATES

The notes are scheduled to be paid in full on the following payment dates for each class:

Class A                 October 15, 2007
Class B                 November 15, 2007
Class C                 November 15, 2007

The owner trust expects to pay each class of notes in full on the scheduled payment date for that class.

For the benefit of the owner trust, the master trust will accumulate funds in a principal funding account for the purpose of repaying Class A. The master trust will deposit principal collections in the principal funding account during a controlled accumulation period that ends on the scheduled payment date for Class A. The controlled accumulation period may be as long as twelve months, but will be shortened if the servicer determines that a shorter period will suffice for the accumulation of the Class A principal amount. During the controlled accumulation period, the master trust will make monthly deposits into the principal funding account in specified amounts. The funds available for deposit in the principal funding account will comprise the monthly principal collections allocated to Series 2002-7 but may also include principal collections allocated to other series that would otherwise be paid to Chase USA as transferor of the receivables to the master trust. In general, the availability of principal collections allocated to other series would be expected to permit the controlled accumulation period to be shortened. On the scheduled payment date for Class A, the master trust will pay to the owner trust the amount on deposit in the principal funding account, and the owner trust will make a principal allocation to Class A to the extent of the available funds.

On the scheduled payment date for Class B, if Class A has been paid in full, the master trust will pay to the owner trust all principal collections allocated to Series 2002-7 and the owner trust will make a principal allocation to Class B, up to the outstanding principal amount of Class B, to the extent of the available funds.

On the scheduled payment date for Class C, if Class A and Class B have been paid in full, the master trust will pay to the owner trust all principal collections allocated to Series 2002-7 and the owner trust will make a principal allocation to Class C, up to the outstanding principal amount of Class C, to the extent of the available funds.

The notes will mature, and any remaining principal and interest will be payable, on February 15, 2010. No further payments on the notes will be made after that date.

For more information with respect to repayment of principal of notes and the controlled accumulation period, see "Description of the Securities--Description of the Notes--Principal Payments," "Maturity Considerations--Controlled Accumulation" and "Description of the Securities--Description of the Series Certificate--Controlled Accumulation" in this supplement.

SHORTFALLS IN EXPECTED CASHFLOWS

If the funds available in the principal funding account and paid to the owner trust on the scheduled Class A payment date are insufficient to pay Class A principal in full, the owner trust will use the available funds to pay in part each of the outstanding Class A notes. On each subsequent payment date, the owner trust will apply all principal allocations it receives on the series certificate to the further payment of each of the outstanding Class A notes until they have been paid in full.

If Class A remains outstanding on the scheduled Class B payment date, the owner trust will use the principal collections it receives from the master trust to pay Class A until Class A has been paid in full. If the principal collections remaining after Class A has been paid in full are insufficient to pay Class B in full, the owner trust will use those funds to pay in part each of the outstanding Class B notes. On each subsequent payment date, the owner trust will apply all principal allocations it receives on the series certificate to the further payment of each of the outstanding Class B notes until they have been paid in full.

If Class A or Class B remains outstanding on the scheduled Class C payment date, the owner trust will use the principal collections it receives from the master trust to pay Class A and Class B until Class A and Class B have been paid in full. If the available funds remaining after Class A and Class B have been paid in full are insufficient to pay Class C in full, the owner trust will use those funds to pay in part each of the outstanding Class C notes. On each subsequent payment date, the owner trust will apply all principal allocations it receives on the series certificate to the further payment of each of the outstanding Class C notes until they have been paid in full.

For more information on shortfalls in expected cashflows, see "Description of the Securities-- Description of the Notes--Principal Payments" in this supplement.

OPTIONAL REDEMPTION

Chase USA, as transferor of the receivables to the master trust, has the right, but not the obligation, to purchase the series certificate, and cause the payment in full of the outstanding notes, when the outstanding amount of the series certificate is less than or equal to 5% of the amount of the series certificate at the closing date. If Chase USA exercises its right to purchase the series certificate, the purchase price received by the owner trust will be used to redeem the outstanding notes. The redemption price for any note will equal the sum of the outstanding principal amount of the note plus the accrued but unpaid interest on the note at the redemption date.

For more information with respect to optional redemption of the notes, see "Description of the Securities--Description of the Notes--Optional Redemption" in this supplement and "Description of the Securities--Description of the Series Certificates--Optional Repurchase" in the attached prospectus.

ALLOCATION OF NET LOSSES; CREDIT ENHANCEMENT

The series certificate represents an interest in both collections and net losses on the receivables in the master trust portfolio. The Class A and Class B notes, however, feature credit enhancement by means of the subordination of other interests, which provides the Class A and Class B notes with a measure of protection from net losses and shortfalls in cash flow. Class C has the benefit of a spread account that is available to reimburse any losses that Class C may suffer but is not enhanced by any subordinated interests.

The master trust will allocate a portion of net losses on the receivables in the master trust portfolio to the series certificate. Finance charge collections allocated to the series certificate ordinarily will be used to pay interest on the notes, to fund the servicing fee with respect to Series 2002-7 and then to cover the portion of net losses allocated to the series certificate. If finance charge collections are insufficient to make all required payments and reimbursements in any month, shared finance charge collections from other series, if any, may be used to make up the shortfall.

If those amounts are not sufficient, reallocated principal collections may be used to make up the shortfall, but in that event the outstanding amount of the series certificate will be reduced by the amount of the reallocated principal. Any reduction in the outstanding amount of the series certificate may be reinstated on subsequent payment dates by application of any finance charge collections remaining after payment of all other required amounts.

If any reduction of the outstanding amount of the series certificate is not reinstated, the owner trust will not receive sufficient principal allocations for the redemption or repayment of the entire aggregate principal amount of the notes. In that event, the owner trust will first pay the principal of Class A, then the principal of Class B, and finally the principal of Class C. In this manner, Class C will be subordinated to Class A and Class B, and Class B will be subordinated to Class A.

Class C will have the benefit of a spread account maintained by the owner trust. The master trust will make payments to the owner trust out of available finance charge collections on the receivables in order to fund the spread account. If payments of principal and finance charge collections on the series certificate are insufficient to pay the principal and interest due on Class C, the owner trust will use the funds on deposit in the spread account, if any, to make up the shortfall.

For more information on allocation of losses, see "Description of the Securities--Description of the

Notes--Subordination" in this supplement. For more information with respect to the use of the spread account for payments to Class C, see "Description of the Securities--Description of the Notes--Owner Trust Spread Account" in this supplement.

MINIMUM YIELD ON THE RECEIVABLES; EVENTS OF DEFAULT AND ACCELERATION OF MATURITY

The owner trust will begin to repay the principal of the notes before their scheduled payment dates if the finance charge collections on the receivables in the master trust portfolio are too low. The minimum amount of collections for any month, referred to as the base rate, is the sum of the interest payable on the notes for the related interest period, plus the servicing fee allocated to the series certificate for the related month. If the average net yield for the master trust portfolio, after deducting net loss amounts, for any three consecutive months is less than the average base rate for the same three consecutive months, a pay out event will occur with respect to the series certificate and the master trust will begin a rapid amortization of the series certificate through payment of all allocated principal to the owner trust. The owner trust, in turn, will use the proceeds of any rapid amortization to repay the notes in full or in part as described above under "--Shortfalls in Expected Cashflows."

The series certificate is also subject to several other pay out events, which could cause the start of a rapid amortization of the series certificate. Also, the notes are subject to certain events of default, which could result in the acceleration of the maturity of the notes. These other events are summarized under the headings "Description of the Securities--Description of the Series Certificate--Pay Out Events" and "--Description of the Notes--Events of Default" in this supplement.

For more information on pay out events, the portfolio yield and base rate, early principal repayment and redemption and rapid amortization, see "Maturity Considerations--Rapid Amortization Period," "Description of the Securities-- Description of the Series Certificate--Pay Out Events" and "--Description of the Notes--Principal Payments" and "--Optional Redemption" in this supplement and "Description of the Securities--Description of the Series Certificates--Principal Allocations" and "--Final Payment of Principal; Series Termination" in the attached prospectus.

TAX STATUS OF CLASS A, CLASS B, CLASS C, CHASE CREDIT CARD OWNER TRUST 2002-7 AND CHASE CREDIT CARD MASTER TRUST

Simpson Thacher & Bartlett, tax counsel to Chase USA, is of the opinion that:

     o under existing laws the Class A, Class B and Class C notes will be characterized as debt for U.S. federal income tax purposes, and

     o neither Chase Credit Card Owner Trust 2002-7 nor the Chase Credit Card Master Trust will be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For further information regarding the application of U.S. federal income tax laws, see "Tax Matters" in the attached prospectus.

ERISA CONSIDERATIONS

Subject to important considerations described under "Employee Benefit Plan Considerations" in the attached prospectus, each class of notes will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For further information regarding the application of ERISA, see "Employee Benefit Plan Considerations" in the attached prospectus.

MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES

The mailing address of Chase Manhattan Bank USA, National Association is White Clay Center Building 200, Route 273, Newark, Delaware 19711, and its telephone number is (302) 575-5000.

                 SELECTED MASTER TRUST PORTFOLIO SUMMARY DATA

The chart below shows the geographic distribution of the receivables in the master trust portfolio among the 50 states and the District of Columbia. Other than the states specifically shown in the chart, no state accounts for more than 5% of receivables in the master trust portfolio.


                               [GRAPHIC OMITTED]


        GEOGRAPHIC DISTRIBUTION OF RECEIVABLES IN MASTER TRUST PORTFOLIO
               AS OF THE BEGINNING OF THE DAY ON OCTOBER 1, 2002


                California ............................. 12.36%
                New York ............................... 11.55%
                Texas ..................................  8.10%
                Florida ................................  6.81%
                New Jersey .............................  5.47%
                Other .................................. 55.71%


The chart below shows the percentages of the receivables in the master trust portfolio arising under accounts within the age brackets shown.


                               [GRAPHIC OMITTED]


             RECEIVABLES IN MASTER TRUST PORTFOLIO BY AGE OF ACCOUNT
                AS OF THE BEGINNING OF THE DAY ON OCTOBER 1, 2002


                  0-12 months ..........................  7.83%
                 13-24 months .......................... 16.37%
                 25-36 months ..........................  7.87%
                 37-48 months ..........................  7.01%
                 49-60 months ..........................  6.25%
                61-120 months .......................... 31.95%
                  120+ months .......................... 22.72%

The chart below shows the master trust yield, payment rate and net charge-off rate for the master trust portfolio for each month from October 2000 to September 2002.


                                [GRAPHIC OMITTED]


                          CHASE CRDIT CARD MASTER TRUST

[X] Gross Portfolio Yield    O Payment Rate    ^ Net Default Rate

22%                                                                      Oct-00

20%                                                                      Nov-00

18%                                                                      Dec-00

16%                                                                      Jan-01

14%                                                                      Feb-01

12%                                                                      Mar-01

10%                                                                      Apr-01

 8%                                                                      May-01

 6%                                                                      Jun-01

 4%                                                                     July-01

 2%                                                                      Aug-01

 0%                                                                      Sep-01

                                                                         Oct-01

                                                                         Nov-01

                                                                         Dec-01

                                                                         Jan-02

                                                                         Feb-02

                                                                         Mar-02

                                                                         Apr-02

                                                                         May-02

                                                                         Jun-02

                                                                         Jul-02

                                                                         Aug-02

                                                                         Sep-02


     "Master trust yield" for any month means the total amount of collected finance charges and interchange fees allocated to Chase Credit Card Master Trust for the month, expressed as a percentage of total outstanding principal receivables at the beginning of the month.

     The "payment rate" for any month is the total amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of total outstanding receivables at the beginning of the month.

     The amount of "net charge-offs" for any month is the amount of charged-off receivables recorded in the month, net of any recoveries from earlier charge-offs on receivables in the master trust portfolio, expressed as a percentage of total outstanding principal receivables at the beginning of the month.

                                 RISK FACTORS

     The following is a summary of all material risks that apply to an investment in the notes. The remainder of this supplement and the attached prospectus provide much more detailed information about these risks. You should consider the following risk factors in light of your investment strategy in deciding whether to purchase the notes.

YOU MAY RECEIVE PRINCIPAL       If the average master trust net yield allocated
PAYMENTS EARLIER OR LATER       to Series 2002-7--called portfolio yield--for
THAN THE SCHEDULED MATURITY     any three consecutive months is less than the
DATE IF THE PORTFOLIO YIELD     amount of interest payable on the notes for the
IS REDUCED                      related interest period, plus the servicing fee
                                allocated to the series certificate averaged for the same three consecutive months, a pay out event will occur for the series certificate for your series. The master trust then will commence a rapid amortization of the series certificate and the master trust will begin making payments of principal to the indenture trustee who holds the series certificate for your benefit. As a result, you will receive principal allocations from the indenture trustee earlier than the scheduled principal allocation date of your notes. Additionally, if principal collections on receivables allocated to other series are available for application to a rapid amortization of your securities, a rapid amortization may be substantially shortened.
                                Because of the potential for early repayment if the portfolio yield on the receivables falls below the minimum amount, any circumstances that tend to reduce the portfolio yield increase the risk of early repayment of your notes.

                                The following four factors could result in reduced portfolio yield:


CHASE USA MAY CHANGE THE        Chase USA will transfer to the master trust
TERMS AND CONDITIONS OF         receivables arising under specified credit card
THE ACCOUNTS                    accounts, but Chase USA will continue to own
                                those accounts. As the owner of those accounts, Chase USA retains the right to change various terms and conditions of those accounts, including finance charges and other fees it charges and the required minimum monthly payment. Chase USA may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns. See
                                "Description of the Securities--Description of the Series Certificates--Addition of Master
                                Trust Assets" and "Chase USA's Credit Card
                                Activities--Billing and Payments" in the attached prospectus.

SECURITIES INTEREST RATE        Finance charges on some of the accounts in the
AND RECEIVABLES INTEREST        master trust accrue at a variable rate above a
RATE MAY RESET AT DIFFERENT     stated prime rate or other index under the terms
TIMES                           of the agreement with the cardholder. The
                                interest rate of your note is based on LIBOR.
                                Changes in LIBOR might not be reflected in the prime rate or other index, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on your notes and other amounts required to be funded out of collections of finance charge receivables.

                                Finance charges on some of the accounts in the master trust accrue at a fixed rate. If LIBOR increases, the interest payments on your notes and other amounts required to be funded out of collections of finance charge receivables will increase, while the amount of collections of finance charge receivables on the accounts will remain the same unless and until the fixed rates on the accounts are reset.

                                A decrease in the spread between collections of finance charge receivables and those allocated to make interest payments on your notes could reduce the portfolio yield and increase the risk of early repayment of the series certificate and early repayment of your notes as described above.

CHANGES TO CONSUMER             Federal and state consumer protection laws
PROTECTION LAWS MAY IMPEDE      regulate the creation and enforcement of
THE SERVICER'S COLLECTION       consumer loans, including credit card accounts
EFFORTS                         and receivables. Changes or additions to those
                                regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that we can charge on credit card account balances, resulting in reduced collections. See "Description of the
                                Securities--Description of the Series
                                Certificates--Pay Out Events" in the attached prospectus.

                                Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Chase USA makes representations and warranties relating to the validity and enforceability of the receivables in the master trust. No other party will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any of Chase USA's representations or warranties is violated, and the violation continues beyond the period of time allowed to correct the violation, is that Chase USA must accept reassignment of the receivables affected by the violation. See "Certain Legal Aspects of the
                                Receivables--Consumer Protection Laws" in the attached prospectus.

CARDHOLDERS MAY MAKE            The receivables transferred to the master trust
PRINCIPAL PAYMENTS AT ANY       may be repaid by cardholders at any time. We
TIME                            cannot assure the creation of additional
                                receivables in the master trust's accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the master trust could result in reduced amounts of collections in the master trust portfolio and could increase the risk of early repayment of the series certificate and early repayment of your notes as described above. See "Maturity
                                Considerations" in this supplement.

ALLOCATIONS OF CHARGED-OFF      JPMorgan Chase Bank as servicer will write off
RECEIVABLES COULD REDUCE        the receivables arising in accounts in the
PAYMENTS TO YOU                 master trust portfolio if the receivables become
                                uncollectible or are otherwise more than 180 days past due. The series certificate for your series will be allocated a portion of these charged-off receivables. If the amount of charged-off receivables allocated to the series certificate for your series exceeds the amount of funds available for reimbursement of those charge-offs, the owner trust as the holder of the series certificate for your series may not receive the full amount of principal and interest due to it by the scheduled note payment date for your notes and you may suffer a loss in the repayment of your principal. See "Chase
                                Credit Card Master Trust Portfolio--Delinquency and Loss Experience" and "Description of the Securities--Description of the Series
                                Certificate--Reallocation of Cash Flows,"
                                "--Application of Collections" and "--Defaulted
                                Receivables" in this supplement.

ISSUANCE OF ADDITIONAL          Chase Credit Card Master Trust, as a master
SERIES BY THE MASTER TRUST      trust, may issue series of certificates from
MAY AFFECT THE TIMING OF        time to time. The master trust may issue an
PAYMENTS TO YOU                 additional series certificate with terms that
                                are different from the series certificate for your series without your prior review or consent. It is a condition to the issuance of each new series certificate that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series or of any series of securities. The rating agency confirmation will be based primarily on the master trust's ability to pay principal by the final note payment date and interest on each payment date, but the rating agency will not consider how the terms of a new series could otherwise affect the timing and amounts of payments on your series. See
                                "Description of the Securities-- Description of the Series Certificates--Issuing New Series
                                Certificates" in the attached prospectus.

CHASE USA MAY ADD ACCOUNTS      In addition to the accounts already designated
WITH DIFFERENT TERMS TO         for the master trust, Chase USA is permitted to
THE MASTER TRUST PORTFOLIO      designate additional accounts for the master
                                trust portfolio and to transfer the related receivables in those accounts to the master trust. Any newly designated accounts and receivables may have different terms and conditions than the receivables already in the master trust--such as higher or lower fees or interest rates, or longer or shorter principal allocation terms. Credit card accounts purchased by Chase USA may be designated as additional accounts if conditions in the pooling and servicing agreement are satisfied. Credit card accounts purchased by Chase USA will have been created using the account originator's underwriting criteria, not those used by Chase
                                USA. The account originator's underwriting criteria may be more or less stringent than those of Chase USA. The new receivables may produce higher or lower collections or charge-offs over time than the receivables already in the master trust and could tend to reduce the amount of collections allocated to the series certificate for your series. See
                                "Description of the Securities--Description of the Series Certificates--Addition of Master
                                Trust Assets" in the attached prospectus.

CHASE USA MAY NOT BE ABLE TO    If Chase USA's percentage interest in the
ADD NEW ACCOUNTS WHEN           receivables in the master trust falls to the
REQUIRED UNDER THE POOLING      current minimum of 7% or less, Chase USA will be
AND SERVICING AGREEMENT         required to maintain that level by designating
                                additional accounts for the master trust portfolio and transferring the receivables in those accounts to the master trust. Chase USA may not have any additional accounts to add at that time. If Chase USA fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than you expected. See "Description of the Securities--Description of the Series
                                Certificates--Addition of Master Trust Assets" in the attached prospectus.


INSOLVENCY OR BANKRUPTCY OF     Chase USA is chartered as a national banking
CHASE USA COULD RESULT IN       association and is subject to regulation and
ACCELERATED, DELAYED OR         supervision by the Office of the Comptroller of
REDUCED PAYMENTS TO YOU         the Currency. If Chase USA becomes insolvent, is
                                in an unsound condition or engages in violations of laws or regulations, or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver. Under such circumstances, the FDIC could:

                                  o  require the master trust trustee to go
                                     through an administrative claims procedure to establish its right to payments collected on the receivables in the master trust,

                                  o request a stay of proceedings with respect to the master trust's claims against Chase USA, or

                                  o repudiate without compensation Chase USA's ongoing obligations under the pooling and servicing agreement, such as the duty to collect payments or otherwise service the receivables or to provide administrative services to the owner trust.

                                If the FDIC were to take any of those actions, payments of principal and interest on your notes could be delayed or reduced.

                                By statute, the FDIC as conservator or receiver is authorized to repudiate any "contract" of Chase USA upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of receivables to the master trust. Under an FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover, or recharacterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay, or defraud the bank or its creditors. Chase USA believes the FDIC regulation applies to the transfer of receivables under the pooling and servicing agreement and that the conditions of the regulation have been satisfied.

                                If a condition required under the FDIC
                                regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Chase USA's transfer of the receivables to the master trust. In that event the master trust could be limited to seeking recovery based upon its security interest in the receivables. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Chase USA's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the bank. If the FDIC were to refuse to recognize Chase USA's transfer of the receivables, payments of principal and interest on your notes could be delayed or reduced. See "Certain Legal Aspects of the
                                Receivables--Certain Matters Relating to
                                Receivership" in the attached prospectus.

                                If a conservator or receiver were appointed for Chase USA, then a "pay out event" would occur for all outstanding series under the terms of the pooling and servicing agreement, which may cause payment of the notes earlier than scheduled. After that pay out event occurred, new principal receivables would not be transferred to the master trust and the master trust trustee would sell the receivables unless holders of more than 50% of the investor interest of each class of outstanding certificates gave the master trust trustee other instructions. The master trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. The FDIC, as conservator or receiver, may nonetheless have the power:

                                  o regardless of the terms of the pooling and servicing agreement or the instructions of the certificateholders, (a) to require the early sale of the receivables, (b) to require termination of the master trust and retirement of the certificates or (c) to prohibit the continued transfer of principal receivables to the master trust, or

                                  o regardless of the terms of the pooling and servicing agreement, (a) to prevent the beginning of a rapid amortization period,
                                     (b) to prevent the early sale of the
                                     receivables and termination of the master trust or (c) to require new principal receivables to continue being transferred to the master trust.

                                In addition, if the servicer defaults on its obligations under the pooling and servicing agreement solely because a conservator or receiver is appointed for it, the conservator or receiver might have the power to prevent either the master trust trustee or the holders of securities issued by the master trust from appointing a new servicer under the pooling and servicing agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the attached prospectus.

YOU WILL HAVE LIMITED CONTROL   You will have limited voting rights relating to
OF OWNER TRUST AND MASTER       actions of the owner trust and indenture
TRUST ACTIONS                   trustee. You will not have the right to vote to
                                direct the master trust trustee to take any actions other than the right to vote to declare a pay out event or a servicer default.

YOU MAY NOT BE ABLE TO          The underwriters may assist in resales of any
RESELL YOUR NOTES               class of the notes but they are not required to
                                do so. A secondary market for your notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your notes.

REPAYMENT OF YOUR NOTES IS      The owner trust will not have any significant
LIMITED TO THE OWNER TRUST      assets other than the series certificate, the
ASSETS                          owner trust spread account and the note
                                distribution account. As a result, you must rely only on those assets for repayment of your notes. Although the owner trust may be required to sell the series certificate following a pay out event, we cannot assure you that the proceeds of a sale of the series certificate will be sufficient to pay the interest or principal due to you. Additionally, the sale of the series certificate is subject to restrictions on transfer that may delay the payment on your notes.

CLASS B BEARS LOSSES BEFORE     Class B is subordinated to Class A. Principal
CLASS A                         allocations to Class B will not begin until
                                Class A has been paid in full. If principal collections allocated to the series certificate are reallocated to make interest allocations and not reimbursed, the full amount of Class B principal may not be repaid. If receivables had to be sold, the net proceeds of that sale available to pay principal on the notes would be paid first to Class A before any remaining net proceeds would be available for payments due to Class B.
                                See "Description of the Securities--Description of the Notes--Subordination" in this supplement.

CLASS C BEARS LOSSES BEFORE     Class C is subordinated to Class A and Class B.
CLASS A AND CLASS B             Principal allocations to Class C will not begin
                                until Class A and Class B have been paid in full. If principal collections allocated to the series certificate are reallocated to make interest allocations and not reimbursed, the full amount of Class C principal may not be repaid. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to Class A, then to Class B, before any remaining net proceeds would be available for payments due to Class C. See
                                "Description of the Securities --Description of the Notes--Subordination" in this supplement.

                    CHASE CREDIT CARD MASTER TRUST PORTFOLIO

     Defined terms are indicated by boldface type. Both the attached prospectus and this supplement contain a glossary of important terms where definitions can be found.


GENERAL

     The assets of the master trust include credit card receivables generated through accounts that Chase USA has designated as master trust accounts. The master trust accounts are accounts designated when the master trust was established and additional accounts that have been designated since that time. Chase USA is permitted to add accounts, and at times is required to add accounts, to the master trust. Chase USA can remove accounts from the master trust if the conditions for removal are satisfied. As a result, the composition of the master trust is expected to change over time. See "The Receivables" in the attached prospectus for a general description of the receivables in the master trust.


DELINQUENCY AND LOSS EXPERIENCE

     The following table provides you with delinquency experience for the MASTER TRUST PORTFOLIO as of the indicated dates. Number of Days Delinquent means the number of days after the first billing date following the original billing date; for example, 30 days delinquent means that the minimum payment was not received within 60 days of the original billing date. Delinquencies are calculated as a percentage of outstanding receivables as of the end of the indicated month.


                             DELINQUENCY EXPERIENCE
                             MASTER TRUST PORTFOLIO
                          (DOLLAR AMOUNTS IN MILLIONS)

                         AS OF SEPTEMBER 30,                                 YEAR ENDED DECEMBER 31,
                       ------------------------   ------------------------------------------------------------------------------
                                 2002                       2001                       2000                      1999
                       ------------------------   ------------------------   ------------------------   ------------------------
                                     PERCENTAGE                 PERCENTAGE                 PERCENTAGE                PERCENTAGE
NUMBER OF DAYS         DELINQUENT     OF TOTAL    DELINQUENT     OF TOTAL    DELINQUENT     OF TOTAL    DELINQUENT    OF TOTAL
DELINQUENT               AMOUNT     RECEIVABLES     AMOUNT     RECEIVABLES     AMOUNT     RECEIVABLES     AMOUNT     RECEIVABLES
----------             ----------   -----------   ----------   -----------   ----------   -----------   ----------   -----------
30 to 59 Days .......    $  458         1.39%       $  367         1.45%       $  306         1.39%        $257          1.29%
60 to 89 Days .......       317         0.96%          282         1.11%          242         1.10%         185          0.92%
90 Days or More .....       563         1.71%          542         2.14%          477         2.17%         393          1.97%
                         ------         ----        ------         ----        ------         ----         ----          ----
  TOTAL .............    $1,338         4.06%       $1,191         4.70%       $1,025         4.66%        $835          4.18%
                         ======         ====        ======         ====        ======         ====         ====          ====

     The following table provides you with loss experience for the MASTER TRUST PORTFOLIO for the indicated periods. Average Principal Receivables Outstanding is the average of the beginning of the month balance of master trust PRINCIPAL RECEIVABLES outstanding during the indicated period. Gross Charge-Offs shown include only the principal portion of charged-off receivables. Also excluded from Gross Charge-Offs is the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods or customer disputes.

                                 LOSS EXPERIENCE
                             MASTER TRUST PORTFOLIO
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                                                      ------------------   ------------------------------------------
                                                             2002              2001           2000           1999
                                                      ------------------   ------------   ------------   ------------
Average Principal Receivables Outstanding .........        $ 28,315          $ 21,504       $ 20,486       $ 18,332
Gross Charge-Offs .................................           1,165             1,346          1,161          1,120
Recoveries ........................................              76                82             69             75
Net Charge-Offs ...................................           1,089             1,263          1,093          1,045
Net Charge-Offs as a Percentage of Average
 Receivables Outstanding ..........................            5.13%             5.87%          5.33%          5.70%

     As of September 30, 2002, accounts 60 or more days delinquent were 2.67% of total receivables compared with 3.25% as of December 31, 2001, 3.27% as of December 31, 2000 and 2.89% as of December 31, 1999. Delinquencies are a leading indicator of future charge-offs. For the nine months ended September 30, 2002, net charge-offs as a percentage of average principal receivables outstanding were 5.13% compared with 5.87% for the year ended December 31, 2001, 5.33% for the year ended December 31, 2000 and 5.70% for the year ended December 31, 1999.

     Delinquencies and charge-offs depend on a variety of factors, including:

     o  general economic conditions and trends in consumer bankruptcy filings,

     o  the availability of other sources of credit, and

     o  seasonal variations in consumer spending and borrowing patterns.

     We attribute the general decrease in charge-offs in 2000 to the following factors:

     o improving general economic conditions reduced the number of consumers that were unable to make the minimum payments on their accounts and the number of consumers filing for bankruptcy, and

     o we took steps to improve account management techniques and made significant investments in decision support technology. These steps include implementing refined credit scoring models, improved collection techniques, enhanced credit line management and underwriting.

     The increase in charge-offs in 2001 can be attributed to an increase in bankruptcy filings, a weak economy and higher unemployment.

     We attribute much of the decrease in charge-offs in the first nine months of 2002 to the addition of new accounts to the master trust which had the effect of lowering the charge-off rate because (i) new accounts generally go through the aging process before being charged off and (ii) the increase in the principal amount of the receivables in the master trust during such period had the effect of increasing the denominator of the charge-off rate. In addition, there were fewer bankruptcy filings during this period.


CHARACTERISTICS OF RECEIVABLES PORTFOLIO

     The receivables and the accounts in the MASTER TRUST PORTFOLIO, as of the beginning of the day on October 1, 2002:

     o included approximately $31.98 billion of PRINCIPAL RECEIVABLES and $0.98 billion of FINANCE CHARGE RECEIVABLES,

     o  had an average principal receivables balance of $1,843,

     o had an average credit limit of $8,359, of which the average principal receivables balance represented approximately 22%,

     o represented approximately 65% of aggregate receivables in the BANK PORTFOLIO,

     o  had an average age of 87 months,

     o  had billing addresses in all 50 states and the District of Columbia,

     o included approximately 42% as standard accounts, representing approximately 36% of outstanding PRINCIPAL RECEIVABLES balances, and

     o included approximately 58% as premium accounts, representing approximately 64% of outstanding PRINCIPAL RECEIVABLES balances.

     A portion of the receivables in the master trust arise under credit card accounts originated by Chase USA that are co-branded under an arrangement with the Shell Oil Company. This co-branding arrangement between Chase USA and Shell Oil Company will terminate in January 2003. Holders of Shell co-branded cards receive certain rebates which will no longer be available to such holders after the termination date. Holders of Shell co-branded cards will receive another Chase credit card product under a revised rebate program and the related receivables will remain in the master trust. As of September 30, 2002, co-branded Shell credit card accounts comprised approximately 10% of the principal amount of the receivables in the MASTER TRUST PORTFOLIO. Chase USA does not believe that the termination of this co-branding arrangement will have a material adverse effect on the master trust.

     On November 1, 2002, Chase USA designated additional accounts to be included as master trust accounts and added approximately $800 million of PRINCIPAL RECEIVABLES balances from those additional accounts to the master trust. See "Description of the Securities--Description of the Series Certificates-- Addition of Master Trust Assets" in the attached prospectus.

     The following tables summarize characteristics of the MASTER TRUST PORTFOLIO as of the beginning of the day on October 1, 2002. Because the composition of the MASTER TRUST PORTFOLIO may change in the future, these tables are not necessarily indicative of the composition of the MASTER TRUST PORTFOLIO at any subsequent time.


            COMPOSITION BY ACCOUNT BALANCE--MASTER TRUST PORTFOLIO

                                                      PERCENTAGE OF                           PERCENTAGE OF
                                       NUMBER OF       TOTAL NUMBER        RECEIVABLES            TOTAL
ACCOUNT BALANCE                         ACCOUNTS       OF ACCOUNTS         OUTSTANDING         RECEIVABLES
---------------                      -------------    -------------      ---------------      -------------
Credit Balance ...................       248,379            1.43%        $   (33,047,917)        ( 0.10)%
No Balance .......................     7,517,930           43.32                       0           0.00
$0.01 to $1,500.00 ...............     4,207,712           24.24           2,027,016,037           6.15
$1,500.01 to $5,000.00 ...........     2,791,734           16.09           8,534,211,061          25.89
$5,000.01 to $10,000.00 ..........     1,924,477           11.09          13,797,419,421          41.85
$10,000.01 to $20,000.00 .........       645,428            3.72           8,157,988,055          24.75
Over $20,000.00 ..................        19,075            0.11             482,798,234           1.46
                                       ---------          ------         ---------------         ------
   TOTAL .........................    17,354,735          100.00%        $32,966,384,891         100.00%
                                      ==========          ======         ===============         ======


               COMPOSITION BY CREDIT LIMIT--MASTER TRUST PORTFOLIO

                                                     PERCENTAGE OF                         PERCENTAGE OF
                                      NUMBER OF       TOTAL NUMBER      RECEIVABLES           TOTAL
CREDIT LIMIT                           ACCOUNTS       OF ACCOUNTS       OUTSTANDING        RECEIVABLES
------------                         ------------    -------------    ---------------     --------------
$0.00 ...........................           813            0.01%      $        62,342            0.00%
$0.01 to $1,500.00 ..............       974,006            5.61           498,792,864            1.52
$1,500.01 to $5,000.00 ..........     3,639,388           20.97         3,848,104,698           11.67
$5,000.01 to $10,000.00 .........     7,509,663           43.27        11,750,084,291           35.64
Over $10,000.00 .................     5,230,865           30.14        16,869,340,696           51.17
                                      ---------          ------       ---------------          ------
   TOTAL ........................    17,354,735          100.00%      $32,966,384,891          100.00%
                                     ==========          ======       ===============          ======

         COMPOSITION BY PERIOD OF DELINQUENCY--MASTER TRUST PORTFOLIO


                                                       PERCENTAGE OF                         PERCENTAGE OF
                                         NUMBER OF      TOTAL NUMBER      RECEIVABLES            TOTAL
PAYMENT STATUS                           ACCOUNTS       OF ACCOUNTS       OUTSTANDING        RECEIVABLES
--------------                         ------------   ---------------   ----------------     -------------
Current ............................   16,763,296           96.59%      $30,275,623,435           91.84%
1 to 29 days delinquent ............      334,297            1.93         1,353,219,481            4.10
30 to 59 days delinquent ...........       96,651            0.56           458,256,303            1.39
60 to 89 days delinquent ...........       61,064            0.35           316,643,313            0.96
90 days delinquent or more .........       99,427            0.57           562,642,359            1.71
                                       ----------          ------       ---------------          ------
   TOTAL ...........................   17,354,735          100.00%      $32,966,384,891          100.00%
                                       ==========          ======       ===============          ======

     In the Composition by Account Seasoning table below, account age is determined by the number of months elapsed since the account was originally opened, except that for some accounts converted from standard to premium accounts, account age is determined by the number of months since the account was converted.


           COMPOSITION BY ACCOUNT SEASONING--MASTER TRUST PORTFOLIO


                                                          PERCENTAGE OF                         PERCENTAGE OF
                                           NUMBER OF       TOTAL NUMBER      RECEIVABLES           TOTAL
ACCOUNT AGE                                 ACCOUNTS       OF ACCOUNTS       OUTSTANDING        RECEIVABLES
-----------                              -------------   ---------------   ----------------    --------------
Not more than 6 Months ...............        86,039            0.50%      $   253,763,850           0.77%
Over 6 Months to 12 Months ...........       974,275            5.61         2,327,821,842           7.06
Over 12 Months to 24 Months ..........     2,707,206           15.60         5,398,525,430          16.37
Over 24 Months to 36 Months ..........     1,346,977            7.76         2,593,422,434           7.87
Over 36 Months to 48 Months ..........     1,255,482            7.23         2,311,539,280           7.01
Over 48 Months to 60 Months ..........     1,199,314            6.91         2,060,706,338           6.25
Over 60 Months to 120 Months .........     6,101,225           35.16        10,531,966,241          31.95
Over 120 Months ......................     3,684,217           21.23         7,488,639,476          22.72
                                           ---------          ------       ---------------         ------
   TOTAL .............................    17,354,735          100.00%      $32,966,384,891         100.00%
                                          ==========          ======       ===============         ======

                GEOGRAPHIC DISTRIBUTION--MASTER TRUST PORTFOLIO


                                              PERCENTAGE OF                         PERCENTAGE OF
                               NUMBER OF       TOTAL NUMBER       RECEIVABLES           TOTAL
STATE                           ACCOUNTS       OF ACCOUNTS        OUTSTANDING        RECEIVABLES
-----                        -------------   ---------------   -----------------   --------------
California ...............     2,133,878           12.30%      $ 4,074,913,985          12.36%
New York .................     2,103,713           12.12         3,807,253,405          11.55
Texas ....................     1,236,426            7.12         2,671,331,585           8.10
Florida ..................     1,179,169            6.79         2,244,154,509           6.81
New Jersey ...............       995,390            5.74         1,804,115,223           5.47
Ohio .....................       745,348            4.29         1,425,947,337           4.33
Illinois .................       745,268            4.29         1,373,244,913           4.17
Pennsylvania .............       722,387            4.16         1,209,556,144           3.67
Michigan .................       552,459            3.18         1,076,654,097           3.27
Massachusetts ............       537,171            3.10           913,088,404           2.77
Virginia .................       421,158            2.43           796,893,164           2.42
Georgia ..................       342,894            1.98           764,275,588           2.32
Maryland .................       371,638            2.14           687,227,123           2.08
North Carolina ...........       324,340            1.87           663,217,371           2.01
Washington ...............       263,905            1.52           565,407,267           1.72
Indiana ..................       293,146            1.69           547,819,433           1.66
Connecticut ..............       267,079            1.54           530,048,808           1.61
Arizona ..................       242,637            1.40           517,706,115           1.57
Missouri .................       265,587            1.53           490,156,491           1.49
Colorado .................       242,064            1.40           488,642,778           1.48
Wisconsin ................       271,934            1.57           465,372,064           1.41
Minnesota ................       244,965            1.41           427,493,549           1.30
Tennessee ................       229,561            1.32           408,646,716           1.24
Louisiana ................       207,838            1.20           383,879,690           1.16
Alabama ..................       188,277            1.09           366,392,613           1.11
Oregon ...................       161,736            0.93           334,517,462           1.01
Kentucky .................       182,180            1.05           317,699,319           0.96
South Carolina ...........       149,300            0.86           300,589,843           0.91
Oklahoma .................       153,322            0.88           300,338,391           0.91
Nevada ...................       122,550            0.71           277,319,731           0.84
Kansas ...................       118,189            0.68           232,828,930           0.71
Arkansas .................       125,318            0.72           224,096,504           0.68
Iowa .....................       117,832            0.68           201,559,826           0.61
Mississippi ..............       106,078            0.61           196,947,248           0.60
New Hampshire ............        90,454            0.52           173,012,892           0.52
New Mexico ...............        82,214            0.47           166,933,753           0.51
West Virginia ............       102,601            0.59           162,594,354           0.49
Utah .....................        68,740            0.40           146,656,044           0.44
Rhode Island .............        84,005            0.48           141,719,021           0.43
Maine ....................        73,317            0.42           138,789,121           0.42
Nebraska .................        71,855            0.41           132,432,124           0.40
Idaho ....................        48,790            0.28           100,944,510           0.31
Hawaii ...................        48,097            0.28            99,744,348           0.30
Delaware .................        47,711            0.28            94,005,032           0.29
Montana ..................        43,912            0.25            84,702,892           0.26
Vermont ..................        40,973            0.24            79,553,698           0.24
Washington, D.C. .........        35,224            0.20            70,606,040           0.21
South Dakota .............        31,000            0.18            62,664,802           0.19
Alaska ...................        25,770            0.15            61,878,210           0.19
Wyoming ..................        25,960            0.15            50,609,562           0.15
North Dakota .............        26,450            0.15            48,766,712           0.15
Other ....................        42,925            0.25            61,436,150           0.19
                               ---------          ------       ---------------         ------
 TOTAL ...................    17,354,735          100.00%      $32,966,384,891         100.00%
                              ==========          ======       ===============         ======

                            MATURITY CONSIDERATIONS

     Each class of notes is scheduled to receive principal as follows:

     o the Class A SCHEDULED NOTE PAYMENT DATE is the October 2007 PAYMENT DATE, following the CONTROLLED ACCUMULATION PERIOD,

     o the Class B SCHEDULED NOTE PAYMENT DATE is the November 2007 PAYMENT DATE, following payment of Class A, and

     o the Class C SCHEDULED NOTE PAYMENT DATE is the November 2007 PAYMENT DATE, following payment of Class B.


CONTROLLED ACCUMULATION

     Principal for payment to Class A will accumulate in the PRINCIPAL FUNDING ACCOUNT during the CONTROLLED ACCUMULATION PERIOD. The CONTROLLED ACCUMULATION PERIOD is scheduled to begin at the close of business on the last day of the September 2006 MONTHLY PERIOD, but may be delayed based on recent payment rate experience and the amount of principal collections expected to be available for sharing from other series. On each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD, the master trust trustee shall deposit into the PRINCIPAL FUNDING ACCOUNT for the benefit of the Class A noteholders, the least of:

     o  AVAILABLE INVESTOR PRINCIPAL COLLECTIONS,

     o  the CONTROLLED DEPOSIT AMOUNT, and

     o  ADJUSTED INVESTOR INTEREST before any deposits on that TRANSFER DATE.

     The length of the CONTROLLED ACCUMULATION PERIOD may be adjusted if the SERVICER believes that, based on expected collections of principal, Class A is expected to be fully repaid on its SCHEDULED NOTE PAYMENT DATE. Whether or not the CONTROLLED ACCUMULATION PERIOD is shortened, we can give no assurance that principal adequate to repay Class A will be available on Class A's SCHEDULED NOTE PAYMENT DATE.

     Note that if the RAPID AMORTIZATION PERIOD begins before the CONTROLLED ACCUMULATION PERIOD, there will be no accumulation of principal. If the RAPID AMORTIZATION PERIOD begins during the CONTROLLED ACCUMULATION PERIOD, all principal in the PRINCIPAL FUNDING ACCOUNT will be paid to Class A on the next PAYMENT DATE.

     See "Description of the Securities--Description of the Series Certificate--Principal Allocations" and "--Controlled Accumulation" in this supplement for a more detailed discussion.

     Principal on the Class B and Class C notes is expected to be available for payment in one lump sum on the November 2007 PAYMENT DATE. There will be no controlled accumulation of principal collections for the Class B and Class C notes. Principal will not be paid to Class B until Class A is fully repaid, and no principal will be paid to Class C until Class A and Class B are fully repaid.


RAPID AMORTIZATION PERIOD

     If a PAY OUT EVENT occurs, a rapid amortization will begin and any principal in the PRINCIPAL FUNDING ACCOUNT and principal allocated to the SERIES CERTIFICATE will be distributed to Class A on the following PAYMENT DATE. If Class A is not paid in full on its SCHEDULED NOTE PAYMENT DATE, all principal allocated to the SERIES CERTIFICATE on each subsequent monthly DISTRIBUTION DATE will be paid to Class A until Class A is fully repaid. After Class A is repaid, any remaining principal allocated to the SERIES CERTIFICATE will be paid to Class B on each monthly DISTRIBUTION DATE until Class B is repaid, and finally to Class C on each monthly DISTRIBUTION DATE until Class C is repaid. If charge-offs are allocated to your class of notes and not reimbursed, principal will be paid to you only up to your principal balance net of these charge-offs.

     See "Description of the Securities--Description of the Series Certificate--Principal Allocations" and "--Pay Out Events" in this supplement for a more detailed discussion.

HISTORICAL PAYMENT RATES

     The following table provides you with the highest and lowest cardholder monthly payment rates for the MASTER TRUST PORTFOLIO during any month in the periods shown, and the average cardholder monthly payment rate for all months in the periods shown. These payment rates are calculated as total payments collected during each month, including recoveries on previously charged-off receivables, expressed as a percentage of total outstanding master trust receivables at the beginning of the month. Monthly averages are shown as an arithmetic average of the payment rate for each month during the indicated period. Payment rates shown in this table are based on total cash payments toward principal and finance charges made by cardholders whose receivables are included in the master trust.


                        CARDHOLDER MONTHLY PAYMENT RATES
                             MASTER TRUST PORTFOLIO

                                 NINE MONTHS
                             ENDED SEPTEMBER 30,            YEAR ENDED DECEMBER 31,
                            ---------------------   ---------------------------------------
                                     2002               2001          2000          1999
                            ---------------------   -----------   -----------   -----------
Highest Month ...........            16.78%             16.55%        15.97%        14.45%
Lowest Month ............            13.83%             13.47%        13.81%        12.21%
Monthly Average .........            15.61%             15.21%        14.82%        13.51%

     We can give no assurance that cardholder monthly payment rates in the future will be similar to this historical experience. If there is a slowdown in the payment rate below the payment rate used to determine the amount deposited in the PRINCIPAL FUNDING ACCOUNT during the CONTROLLED ACCUMULATION PERIOD, we cannot assure you if you hold Class A notes that there will be sufficient time to accumulate the principal collections necessary to pay you principal on the SCHEDULED NOTE PAYMENT DATE for your notes. If the owner trust cannot repay Class A due to insufficient funds in the PRINCIPAL FUNDING ACCOUNT, principal payments to Class B and Class C will be delayed since you cannot receive principal if you hold Class B or Class C notes until Class A is fully repaid. See "Maturity Considerations" in the attached prospectus.


                         RECEIVABLE YIELD CONSIDERATIONS

     Gross revenues from finance charges and fees collected from accounts designated for the MASTER TRUST PORTFOLIO for the nine months ended September 30, 2002 and each of the three calendar years 2001, 2000 and 1999 are set forth in the following table. In the following table:

     o Finance Charges and Fees Collected include periodic and minimum finance charges, annual membership fees, late charges, cash advance transaction fees, INTERCHANGE, overlimit fees and fees for returned checks,

     o Average Principal Receivables Outstanding is the average of the beginning of the month balance of master trust PRINCIPAL RECEIVABLES outstanding,

     o Yield from Finance Charges and Fees Collected is calculated as a percentage of Average Principal Receivables Outstanding,

     o  historical yield figures are calculated on a cash collections basis, and

     o  the yield percentage for the first nine months of 2002 is annualized.

                                 PORTFOLIO YIELD
                             MASTER TRUST PORTFOLIO
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                             NINE MONTHS
                                                         ENDED SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                                        --------------------- --------------------------------------
                                                                 2002             2001         2000         1999
                                                        --------------------- ------------ ------------ ------------
Finance Charges and Fees Collected ....................       $  3,218          $  3,815     $  3,820     $  3,373
Average Principal Receivables Outstanding .............       $ 28,315          $ 21,504     $ 20,486     $ 18,332
Yield from Finance Charges and Fees Collected .........          15.15%            17.74%       18.65%       18.40%

     Finance charges on a large portion of the accounts in the master trust accrue at a variable rate above the prime rate. We attribute much of the decrease in yield from finance charges and fees collected for the first nine months in 2002 to reductions in the prime rate during this period.


                           CREATION OF THE OWNER TRUST

     Chase USA and Wilmington Trust Company, a Delaware banking corporation, as OWNER TRUSTEE will form Chase Credit Card Owner Trust 2002-7 as a Delaware common law trust. The TRUST AGREEMENT for the owner trust provides that the owner trust has been formed for a limited purpose and may not engage in any activities other than:

     o  acquiring, owning and managing the assets of the owner trust,

     o issuing and making payments on the notes and the certificates of beneficial interest in the owner trust, and

     o engaging in other activities incidental to the activities described above, as long as those activities would not be contrary to the status of the owner trust as a "qualifying special purpose entity" under existing accounting literature.

Because of its limited activities, the owner trust has contracted with Chase USA to provide administrative services, including providing notices to you and directions to the INDENTURE TRUSTEE. You should refer to the TRUST AGREEMENT and the DEPOSIT AND ADMINISTRATION AGREEMENT for a complete description of the owner trust's activities.

     The owner trust's assets include:

     o  the SERIES CERTIFICATE, and

     o  the OWNER TRUST SPREAD ACCOUNT.

     Only the Class C notes will receive any benefit from the OWNER TRUST SPREAD ACCOUNT.

     The owner trust will not have any other assets and payments of principal and interest on the notes will only be made to the extent that the master trust allocates finance charge and principal collections to the SERIES CERTIFICATE.

     The owner trust's address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of the OWNER TRUSTEE and its telephone number at that address is (302) 651-1000.


                                USE OF PROCEEDS

     The net proceeds from the sale of your notes will be:

     o  used to make an initial deposit into the OWNER TRUST SPREAD ACCOUNT, and

     o  paid to Chase USA in consideration for the SERIES CERTIFICATE.

Chase USA will use the proceeds it receives for general corporate purposes.

                         DESCRIPTION OF THE SECURITIES

     The following is a summary of the material provisions of the notes and the Series Certificate for your series. This summary is not a complete description of the terms of the notes or the Series Certificate for your series. You should refer to "Description of the Securities" in the attached prospectus as well as the Indenture, the Pooling and Servicing Agreement and the Series 2002-7 Supplement for a complete description.


DESCRIPTION OF THE SERIES CERTIFICATE

     The owner trust will hold the SERIES CERTIFICATE to be issued through the SERIES 2002-7 SUPPLEMENT. The owner trust will pledge the SERIES CERTIFICATE including its allocations of principal and interest from the master trust to the INDENTURE TRUSTEE for your benefit.


GENERAL

     The SERIES CERTIFICATE represents the right to receive its allocation of cardholder payments which have been transferred to the master trust. The SERIES CERTIFICATE will be allocated:

     o a FLOATING ALLOCATION PERCENTAGE of collections of FINANCE CHARGE RECEIVABLES that will be used to pay interest on your notes,

     o a FLOATING ALLOCATION PERCENTAGE of DEFAULT AMOUNTS that will reduce your INVESTOR INTEREST if not paid from collections of FINANCE CHARGE RECEIVABLES,

     o only during the REVOLVING PERIOD, a FLOATING ALLOCATION PERCENTAGE of collections of PRINCIPAL RECEIVABLES, and

     o during the CONTROLLED ACCUMULATION PERIOD or a RAPID AMORTIZATION PERIOD, a FIXED ALLOCATION PERCENTAGE of PRINCIPAL RECEIVABLES that will be used to repay your principal.

The master trust trustee will also allocate to your series:

     o  SHARED PRINCIPAL COLLECTIONS, and

     o  EXCESS FINANCE CHARGE COLLECTIONS.

Class A will also be entitled to amounts in the PRINCIPAL FUNDING ACCOUNT and the ACCUMULATION PERIOD RESERVE ACCOUNT as well as investment earnings on those amounts.

     The SERIES CERTIFICATE is included in GROUP I. The series listed under "Other Series Issued and Outstanding" in this prospectus supplement are also included in GROUP I and additional series issued by the master trust may also be included in GROUP I.

     The SERIES CERTIFICATE will not be subordinated to any other series of certificates.


INTEREST ALLOCATIONS

     Interest payments on the SERIES CERTIFICATE for your series will be funded from:

     o finance charge receivables collected during the prior month allocated to the SERIES CERTIFICATE other than INTERCHANGE used to pay a portion of the INVESTOR SERVICING FEE,

     o investment earnings on amounts deposited in the PRINCIPAL FUNDING ACCOUNT for the prior month, and

     o amounts deposited in the ACCUMULATION PERIOD RESERVE ACCOUNT but only if necessary to pay interest to you.

     The owner trust will receive the amount described above that is not applied to:

    o the INVESTOR SERVICING FEE,

    o the INVESTOR DEFAULT AMOUNT,

     o the INVESTOR CHARGE-OFFS and unreimbursed REALLOCATED PRINCIPAL COLLECTIONS, and

     o  EXCESS FINANCE CHARGE COLLECTIONS paid to other series.

     The owner trust will receive these amounts on the business day preceding the DISTRIBUTION DATE of each month for the SERIES CERTIFICATE.


PRINCIPAL ALLOCATIONS

     Principal payments on the SERIES CERTIFICATE for your series will be funded from:

     o PRINCIPAL RECEIVABLES allocated to the SERIES CERTIFICATE collected during the prior month, minus

     o  PRINCIPAL RECEIVABLES reallocated to other series, plus

     o  SHARED PRINCIPAL COLLECTIONS allocated to your series.

     During the REVOLVING PERIOD, these amounts will be treated as SHARED PRINCIPAL COLLECTIONS and be used to pay principal to other series or to Chase USA.

     During the CONTROLLED ACCUMULATION PERIOD, an amount equal to the least of:

     o AVAILABLE INVESTOR PRINCIPAL COLLECTIONS allocated to the SERIES CERTIFICATE,

     o  the CONTROLLED DEPOSIT AMOUNT, and

     o the excess of the Class A note principal balance over the amount on deposit in the PRINCIPAL FUNDING ACCOUNT will be deposited in the PRINCIPAL FUNDING ACCOUNT to be paid to the owner trust on each TRANSFER DATE for distribution to Class A noteholders on the October 2007 PAYMENT DATE.

     After payment has been made to Class A, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be available to pay Class B and Class C. There is no PRINCIPAL FUNDING ACCOUNT for either Class B or Class C.

     During the RAPID AMORTIZATION PERIOD, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be paid to the owner trust on each TRANSFER DATE until the SERIES CERTIFICATE is paid in full and will be used to pay Class A, then to pay Class B and finally to pay Class C.


CONTROLLED ACCUMULATION

     The CONTROLLED ACCUMULATION PERIOD is scheduled to last 12 months. However, the SERVICER may extend the REVOLVING PERIOD and postpone the CONTROLLED ACCUMULATION PERIOD by providing a notice to the master trust trustee. The SERVICER can extend the REVOLVING PERIOD only if the number of months needed to fund the PRINCIPAL FUNDING ACCOUNT based on expected principal collections needed to pay principal on Class A is less than 12 months. On each determination date from the July 2006 determination date until the CONTROLLED ACCUMULATION PERIOD begins, the SERVICER will review the amount of expected principal collections until Class A's SCHEDULED NOTE PAYMENT DATE and may elect to postpone the CONTROLLED ACCUMULATION PERIOD. In making this determination, the SERVICER is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to certificateholders of all other series which are not expected to be amortizing or accumulating principal. In no case will the CONTROLLED ACCUMULATION PERIOD be reduced to less than one month.


ALLOCATION PERCENTAGES

     The master trust trustee will use the FLOATING ALLOCATION PERCENTAGE to allocate to the SERIES CERTIFICATE collections of FINANCE CHARGE RECEIVABLES and DEFAULT AMOUNTS at any time and collections of PRINCIPAL RECEIVABLES during the REVOLVING PERIOD.

     o  The FLOATING ALLOCATION PERCENTAGE for each month will equal a fraction:

        - the numerator of which is equal to the ADJUSTED INVESTOR INTEREST, and

        -  the denominator of which is equal to the greater of:

           o the sum of the amount of PRINCIPAL RECEIVABLES in the master trust and any amount on deposit in the EXCESS FUNDING ACCOUNT as of the close of business on the last day of the prior month (or, in the case of the first monthly period, the amount of PRINCIPAL RECEIVABLES as of the close of business on the day immediately preceding the CLOSING DATE), and

           o the sum of the numerators used to calculate the INVESTOR PERCENTAGES for allocations of FINANCE CHARGE RECEIVABLES, DEFAULT AMOUNTS or PRINCIPAL RECEIVABLES for other master trust series outstanding.

     The master trust trustee will use the FIXED ALLOCATION PERCENTAGE to allocate to the SERIES CERTIFICATE collections of PRINCIPAL RECEIVABLES during the CONTROLLED ACCUMULATION PERIOD and the RAPID AMORTIZATION PERIOD.

     o  The FIXED ALLOCATION PERCENTAGE for each month will equal a fraction:

        - the numerator of which is equal to the INVESTOR INTEREST as of the last day of the REVOLVING PERIOD, and

        -  the denominator of which is equal to the greater of:

           o the sum of the amount of PRINCIPAL RECEIVABLES in the master trust and any amount on deposit in the EXCESS FUNDING ACCOUNT as of the close of business on the last day of the prior month, and

           o the sum of the numerators used to calculate the INVESTOR PERCENTAGE for allocations of PRINCIPAL RECEIVABLES for other master trust series outstanding.

When there has been an addition or removal of receivables during the prior month, the denominator used to determine these percentages will be adjusted.


REALLOCATION OF CASH FLOWS

     On each TRANSFER DATE, the SERVICER will allocate principal collections to pay Class A and Class B interest and the NET INVESTOR SERVICING FEE in an amount equal to the REALLOCATED PRINCIPAL COLLECTIONS.

     If REALLOCATED PRINCIPAL COLLECTIONS are greater than zero, then principal collections allocated to the INVESTOR INTEREST will be treated as finance charge collections and be available to pay Class A and B interest and the NET INVESTOR SERVICING FEE and the INVESTOR INTEREST will be reduced accordingly. A reduction in the INVESTOR INTEREST will reduce the allocation of finance charge and principal collections to the SERIES CERTIFICATE.


APPLICATION OF COLLECTIONS

     On each TRANSFER DATE, the SERVICER will direct the master trust trustee to apply AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS from the prior month in the following order:

     o deposit an amount equal to the CLASS A INTEREST REQUIREMENT for the related DISTRIBUTION DATE into the NOTE DISTRIBUTION ACCOUNT for distribution to the owner trust on that DISTRIBUTION DATE,

     o deposit an amount equal to the CLASS B INTEREST REQUIREMENT for the related DISTRIBUTION DATE into the NOTE DISTRIBUTION ACCOUNT for distribution to the owner trust on that DISTRIBUTION DATE,

     o pay an amount equal to the NET INVESTOR SERVICING FEE plus the amount of any overdue NET INVESTOR SERVICING FEE, to the SERVICER,

     o deposit an amount equal to the NET CLASS C INTEREST REQUIREMENT for the related DISTRIBUTION DATE into the NOTE DISTRIBUTION ACCOUNT for distribution to the owner trust on that DISTRIBUTION DATE,

     o treat an amount equal to the INVESTOR DEFAULT AMOUNT, if any, for the related MONTHLY PERIOD, as AVAILABLE INVESTOR PRINCIPAL COLLECTIONS and deposit it into the PRINCIPAL ACCOUNT,

     o treat an amount equal to the sum of the INVESTOR CHARGE-OFFS and the amount of unreimbursed REALLOCATED PRINCIPAL COLLECTIONS as AVAILABLE INVESTOR PRINCIPAL COLLECTIONS and deposit it into the PRINCIPAL ACCOUNT,

     o deposit into the ACCUMULATION PERIOD RESERVE ACCOUNT on and after the RESERVE ACCOUNT FUNDING DATE, but prior to the date on which the ACCUMULATION PERIOD RESERVE ACCOUNT terminates an amount equal to the excess, if any, of the REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT over the AVAILABLE ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT, and

     o pay to the owner trust an amount equal to the excess, if any, of the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT over the amount then on deposit in the OWNER TRUST SPREAD ACCOUNT.


All remaining amounts will be treated as EXCESS FINANCE CHARGE COLLECTIONS and will be available to cover any shortfalls in finance charge collections for other outstanding series. After payment of shortfalls, the remaining amount will be paid to the owner trust as the holder of the SERIES CERTIFICATE.

     The following diagram provides you with an outline of the allocation of finance charge receivables. This diagram is a simplified demonstration of the allocation and payment provisions contained in this supplement and the attached prospectus.


ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

                                [GRAPHIC OMITTED]

                               ----------------------------------------
                                     Collections of Finance Charge
                                 Receivables Allocated to Your Series
                               ----------------------------------------


----------------------------
During accumulation period:
withdrawal from Accumulation
  Period Reserve Account,
        if necessary
----------------------------


----------------------------  ------------------------------------------   -----------------------
Investor Principal Funding        Available Investor Finance Charge        Excess Finance Charge
   Investment Proceeds                       Collections                   Collections from other
----------------------------  ------------------------------------------    series, if necessary
                                                                           -----------------------

                              ------------------------------------------
                               1. Class A Interest Requirement
                               2. Class B Interest Requirement
                               3. Net Investor Servicing Fee
                               4. Net Class C Interest Requirement
                               5. Investor Default Amount
                               6. Reimburse Investor Interest
                               7. Reserve Account deposit, if necessary
                               8. Owner Trust Spread Account deposit,
                                  if necessary
                              ------------------------------------------


                              ------------------------------------------
                              Excess Finance Charge Collections to other
                                         series, if necessary
                              ------------------------------------------


                              ------------------------------------------
                                Chase Credit Card Owner Trust 2002-7
                              ------------------------------------------


                              ------------------------------------------
                               1. Class A Interest Payment
                               2. Class B Interest Payment
                               3. Class C Interest Payment
                               4. Owner Trust Spread Account deposit
                              ------------------------------------------      --------------
                                                                                Owner Trust
                                                                              Spread Account
                              ------------------------------------------      --------------
                                Remaining Class C Interest Requirement
                              ------------------------------------------



                              ------------------------------------------
                                               Chase USA
                              ------------------------------------------

     The SERVICER will direct the master trust trustee to apply AVAILABLE INVESTOR PRINCIPAL COLLECTIONS--after reallocating principal collections to cover shortfalls in amounts payable from finance charge collections--in the following order:

     o during the REVOLVING PERIOD, treat as SHARED PRINCIPAL COLLECTIONS and make available to cover any shortfalls in principal collections for other outstanding series and will be shared between series as described below under "--Shared Principal Collections,"

     o during the CONTROLLED ACCUMULATION PERIOD, deposit the CONTROLLED DEPOSIT AMOUNT in the PRINCIPAL FUNDING ACCOUNT and treat any remaining amount as SHARED PRINCIPAL COLLECTIONS, or

     o during the RAPID AMORTIZATION PERIOD, distribute to the owner trust to make principal payments to you.

     The following diagram provides you with an outline of the allocation of principal collections. This diagram is a simplified demonstration of the allocation and payment provisions contained in this supplement and the attached prospectus.


ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES


                  [GRAPHIC OMITTED]


     --------------------------------------------
         Collections of Principal Receivables
               Allocated to Your Series
     --------------------------------------------


     --------------------------------------------
               Reallocation to unpaid:

             1. Class A Interest Payment
             2. Class B Interest Payment
             3. Net Investor Servicing Fee
     --------------------------------------------

                                                       -------------------
     --------------------------------------------       Shared Principal
             Available Investor Principal                  Collections
                     Collections                       from other series,
     --------------------------------------------         if necessary
                                                       -------------------

     --------------------------------------------
             During accumulation period:
                  Controlled Deposit
     --------------------------------------------


     --------------------------------------------
        Shares Principal Collections to other
                 series, if necessary
     --------------------------------------------


     --------------------------------------------
     During revolving and accumulation periods:
        remaining principal paid to Chase USA
     --------------------------------------------


     --------------------------------------------
         Chase Credit Card Owner Trust 2002-7
     --------------------------------------------


     --------------------------------------------
             1. Class A Principal Payment
             2. Class B Principal Payment
             3. Class C Principal Payment
     --------------------------------------------

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Finance charge collections--and other amounts treated like finance charge collections--in excess of the amount required to make payments or deposits for the SERIES CERTIFICATE for your series will be made available to other series included in GROUP I whose allocation of finance charge collections is not sufficient to make its required payments or deposits. We call these collections EXCESS FINANCE CHARGE COLLECTIONS. If the SERIES CERTIFICATE for your series requires more finance charge collections than allocated through the INVESTOR PERCENTAGE, it will have access to finance charge collections--and other amounts treated like finance charge collections--from other series in GROUP I. Each series that is part of GROUP I and has a shortfall will receive a share of the total amount of EXCESS FINANCE CHARGE COLLECTIONS available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.


SHARED PRINCIPAL COLLECTIONS

     Collections of PRINCIPAL RECEIVABLES allocated to the INVESTOR INTEREST in excess of the CONTROLLED DEPOSIT AMOUNT during the CONTROLLED ACCUMULATION PERIOD and principal payments to the owner trust, as the holder of the SERIES CERTIFICATE, during the RAPID AMORTIZATION PERIOD, will be made available to other series whose allocation of principal collections is not sufficient to make payments or deposits required to be made from principal collections allocated to those series. We call these collections SHARED PRINCIPAL COLLECTIONS. If the SERIES CERTIFICATE for your series requires more principal collections than allocated through the INVESTOR PERCENTAGE, it will share in the excess available from other series in GROUP I. Each series that is part of GROUP I and has a shortfall will receive a share of the total amount of SHARED PRINCIPAL COLLECTIONS available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month. SHARED PRINCIPAL COLLECTIONS will not, however, be available to cover INVESTOR CHARGE-OFFS for any series.

     If SHARED PRINCIPAL COLLECTIONS exceed shortfalls, the master trust trustee will distribute the remaining amount to the holder of the TRANSFEROR CERTIFICATE or, under certain circumstances, deposit it into the EXCESS FUNDING ACCOUNT.


DEFAULTED RECEIVABLES

     The DEFAULT AMOUNT represents the investors' share of losses from the MASTER TRUST PORTFOLIO. On each TRANSFER DATE, the SERVICER will calculate the DEFAULT AMOUNT by multiplying:

     o  the FLOATING ALLOCATION PERCENTAGE for that month, by

     o the total amount of receivables in the MASTER TRUST PORTFOLIO accounts that were charged-off for that month.

     If the DEFAULT AMOUNT exceeds the amount of finance charge collections allocated to fund this amount for the prior month, then the INVESTOR INTEREST will be reduced by the excess. If the INVESTOR INTEREST is reduced to zero, the SERIES CERTIFICATE will not receive any further allocations of finance charge and principal collections. The INVESTOR INTEREST will also be reduced by the amount of any REALLOCATED PRINCIPAL COLLECTIONS used to make interest payments to Class A and Class B. In no event, however, shall the INVESTOR INTEREST be reduced below zero. Reductions in the INVESTOR INTEREST from both of these items may be reimbursed from subsequent finance charge collections allocated for reimbursement, if available.


PRINCIPAL FUNDING ACCOUNT

     The master trust trustee will establish an account in which it will collect principal collections (other than REALLOCATED PRINCIPAL COLLECTIONS), including SHARED PRINCIPAL COLLECTIONS, during the CONTROLLED ACCUMULATION PERIOD. The amounts collected will be distributed to the owner trust to make principal payments to holders of Class A notes on Class A's SCHEDULED NOTE PAYMENT DATE.

However, if a rapid amortization occurs, those amounts will be paid to you if you hold Class A notes on the first DISTRIBUTION DATE after the RAPID AMORTIZATION PERIOD begins. There is no PRINCIPAL FUNDING ACCOUNT for either Class B or Class C.

     The SERVICER will direct the master trust trustee to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the POOLING AND SERVICING AGREEMENT. As stated above, investment earnings on these investments will be treated as finance charge collections. We call these amounts INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS. If for any month, the INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS are less than the product of:

     o  the actual number of days in that month divided by 360,

     o  the balance of the PRINCIPAL FUNDING ACCOUNT as of the RECORD DATE, and

     o  the interest rate on the Class A notes in effect for that month,

then the master trust trustee will withdraw the shortfall from the ACCUMULATION PERIOD RESERVE ACCOUNT and treat those amounts as finance charge collections.


ACCUMULATION PERIOD RESERVE ACCOUNT

     The master trust trustee will establish an account that it will use to fund shortfalls in investment earnings on amounts in the PRINCIPAL FUNDING ACCOUNT during the CONTROLLED ACCUMULATION PERIOD. At least two months prior to the beginning of the CONTROLLED ACCUMULATION PERIOD, the master trust trustee will begin to deposit AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS into this account until the account balance equals the REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT.

     JPMorgan Chase Bank as SERVICER will direct the master trust trustee to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the POOLING AND SERVICING AGREEMENT. Investment earnings (net of expenses and losses) will be retained in this account. The master trust trustee will withdraw money from this account in excess of the REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT on each TRANSFER DATE and the amount withdrawn will be used to fund any shortfall in INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS.

     On each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD, and on the first TRANSFER DATE during the RAPID AMORTIZATION PERIOD, the SERVICER will withdraw from the ACCUMULATION PERIOD RESERVE ACCOUNT and treat as AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS the lesser of:

     o  the AVAILABLE ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT, and

     o the PRINCIPAL FUNDING INVESTMENT SHORTFALL with respect to that TRANSFER DATE.

     The ACCUMULATION PERIOD RESERVE ACCOUNT will be terminated on the earliest to occur of:

     o  the termination date of the master trust,

     o if the CONTROLLED ACCUMULATION PERIOD has not begun, the first TRANSFER DATE after the RAPID AMORTIZATION PERIOD has begun, and

     o  if the CONTROLLED ACCUMULATION PERIOD has begun, the earlier of:

        - the first TRANSFER DATE with respect to the RAPID AMORTIZATION PERIOD, and

        - the TRANSFER DATE immediately preceding the SCHEDULED PRINCIPAL ALLOCATION COMMENCEMENT DATE.

     When this account is closed, funds in this account will be treated as AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS and used to pay interest to you.

PAY OUT EVENTS

     The REVOLVING PERIOD will continue until the scheduled date for the beginning of the CONTROLLED ACCUMULATION PERIOD unless one of the events identified in the chart below occurs. The chart also indicates whether each listed PAY OUT EVENT is an event that requires a majority vote of the noteholders to declare the occurrence of a PAY OUT EVENT. Unless otherwise specified, PAY OUT EVENTS are declared upon their occurrence without the necessity for a vote. Additionally, some events cause a rapid amortization of the SERIES CERTIFICATE while others will cause a rapid amortization for all series issued by the master trust and outstanding when the event occurs.

                                                                 REQUIRES A          CAUSES RAPID       CAUSES RAPID
                                                              MAJORITY VOTE OF     AMORTIZATION OF   AMORTIZATION OF ALL
PAY OUT EVENT                                                    NOTEHOLDERS        SERIES 2002-7          SERIES
-------------                                                ------------------   -----------------  -------------------
1.  Chase USA fails to make a payment or deposit                     X                    X
    when required under the POOLING AND SERVICING
    AGREEMENT or within five days after that date.

2.  Chase USA fails to observe or perform any                        X                    X
    covenant or agreement and that failure has a
    material adverse effect on you and the failure
    continues unremedied for 60 days after written
    notice to Chase USA.

3.  Chase USA makes a representation or warranty                     X                    X
    that was materially incorrect when made and that
    continues to be materially incorrect for 60 days
    after written notice to Chase USA and as a result
    you are materially and adversely affected, unless
    Chase USA accepts reassignment of the related
    receivables.

4.  Chase USA provides materially incorrect                          X                    X
    information about the master trust accounts and
    that information continues to be materially
    incorrect for 60 days after written notice to Chase
    USA and as a result you are materially and
    adversely affected, unless Chase USA accepts
    reassignment of the related receivables.

5.  The average of the PORTFOLIO YIELDS for three                                         X
    consecutive MONTHLY PERIODS is less than the
    average of the BASE RATES for the same period.

6.  Chase USA fails to transfer receivables under                                         X
    additional accounts or participations when
    required under the POOLING AND SERVICING
    AGREEMENT.

7.  A SERVICER DEFAULT occurs which has a material                   X                    X
    adverse effect on you.

8.  There are insufficient funds in the DISTRIBUTION                                      X
    ACCOUNT to pay the INVESTOR INTEREST in full on
    the second DISTRIBUTION DATE following the
    SCHEDULED PRINCIPAL ALLOCATION COMMENCEMENT
    DATE.

9.  Chase USA becomes bankrupt or insolvent or                                                               X
    enters receivership or conservatorship.

10. Chase USA becomes unable to transfer                                                                     X
    receivables to the master trust in accordance with
    the POOLING AND SERVICING AGREEMENT.

11. The master trust becomes subject to regulation as                                                        X
    an "investment company" under the Investment
    Company Act of 1940.

12. An EVENT OF DEFAULT occurs under the INDENTURE.                                       X

     Once a rapid amortization period begins, principal will begin to be distributed to the owner trust on the first DISTRIBUTION DATE following the month in which the PAY OUT EVENT occurred or was declared. If a rapid amortization period begins, the average life of the notes you hold may be shortened.

SERVICING FEES AND EXPENSES

     The master trust trustee will pay the SERVICER a 2% annual servicing fee payable in twelve equal monthly installments. We expect to pay half of the servicing fee from finance charge collections and half of the servicing fee from INTERCHANGE allocated to the INVESTOR INTEREST. INTERCHANGE paid to the SERVICER is limited to 1% of the ADJUSTED INVESTOR INTEREST. If there is not enough INTERCHANGE to pay half of the servicing fee, none of the master trust, the INDENTURE TRUSTEE nor the noteholders will be responsible for paying the SERVICER the amount of any shortfall.

     The SERVICER will pay expenses out of the servicing fee it receives, including the fees and expenses of any master trust trustee and independent certified public accountants and other fees not stated to be paid by the master trust. JPMorgan Chase Bank as the SERVICER will not be responsible for the payment of any federal, state or local taxes on your notes or on the SERIES CERTIFICATE for your series.


DESCRIPTION OF THE NOTES

     The following is a summary of the material terms of the notes. You should refer to "Description of the Securities--Description of the Notes" in the attached prospectus as well as the Indenture for a complete description of the notes.


GENERAL

     The Class A, Class B and Class C notes will be issued under an INDENTURE between the owner trust and The Bank of New York, as INDENTURE TRUSTEE. The form of the INDENTURE has been filed as an exhibit to the Registration Statement and a copy will be filed with the SEC after the notes are issued. The notes are obligations of the owner trust and payments on the notes will only be made if the owner trust receives payment on the SERIES CERTIFICATE.

     Notes will be issued in $1,000 denominations and integral multiples of $1,000, are in registered form and will be available only in book-entry form through DTC. As described in the attached prospectus, as long as the notes are held in book-entry form, you will only be able to transfer your notes through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made to the noteholders in whose names notes are registered on the RECORD DATE, to the extent of available funds, on each PAYMENT DATE.

     The RECORD DATE for the notes is the last business day of the calendar month before the PAYMENT DATE.


SUBORDINATION

     The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made to the Class A notes prior to the Class B notes and the Class C notes. Interest payments will be made to the Class B notes prior to the Class C notes. Principal payments to the Class B notes will not begin until the Class A notes have been paid in full. Principal payments to the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. If principal collections allocated to the SERIES CERTIFICATE are reallocated to pay interest on the Class A notes, the principal amount of the Class B notes and the Class C notes may not be repaid. If principal collections allocated to the SERIES CERTIFICATE are reallocated to pay interest on the Class B notes, the principal amount of the Class C notes may not be repaid. If receivables are sold after an EVENT OF DEFAULT or PAY OUT EVENT, the net proceeds of that sale which are available to pay principal on the notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.


INTEREST PAYMENTS

     Interest will begin to accrue on the notes beginning on the CLOSING DATE and will be paid to you on January 15, 2003 and the 15th day of each following month or, if that day is not a business day, on the following business day.

     On each PAYMENT DATE, you will receive an interest payment based on the interest rate for your class and the outstanding balance of your notes as follows:

     o  the Class A interest rate is 0.12% per annum above one-month LIBOR,

     o  the Class B interest rate is 0.43% per annum above one-month LIBOR, and

     o  the Class C interest rate is 1.25% per annum above one-month LIBOR.

     The INDENTURE TRUSTEE will calculate the amount of interest to be paid to you by multiplying:

     o  the note balance of your class as of the last RECORD DATE by

     o  the interest rate for your class by

     o a fraction equal to the number of actual days for that interest period divided by 360.

An interest period is the period from the prior PAYMENT DATE through the day before the current PAYMENT DATE. However, the first interest period begins on the CLOSING DATE and ends on the day before the first PAYMENT DATE. The owner trust will pay interest from money it received from the SERIES CERTIFICATE and deposited in the NOTE DISTRIBUTION ACCOUNT. Interest on each class of notes will be paid from amounts on deposit in the NOTE DISTRIBUTION ACCOUNT; however, Class C interest will also be paid from the OWNER TRUST SPREAD ACCOUNT. Class A will receive interest payments prior to Class B and Class C. Class B will receive interest payments prior to Class C, except to the extent Class C interest payments are paid from the OWNER TRUST SPREAD ACCOUNT.

     If you do not receive your interest in full on any PAYMENT DATE, you will be paid the shortfall on a following PAYMENT DATE as well as interest at the interest rate for your class on those unpaid amounts to the extent of available funds.

     The INDENTURE TRUSTEE will determine one-month LIBOR on the second business day prior to the beginning of each interest period by referring to the rate for dollar deposits for one month on Telerate Page 3750 at 11 a.m. London time. If the rate does not appear, the INDENTURE TRUSTEE will request four major banks in the London interbank market to provide quotes for interest rates on dollar deposits for one month and will use the arithmetic mean of the quotes. If less than two London banks provide quotes, the INDENTURE TRUSTEE will request major New York City banks to provide quotes for interest rates on dollar deposits to be lent to European banks for one month and will use the arithmetic mean of the quotes. LIBOR for the initial interest period will be determined on November 8, 2002 by straight-line interpolation, based on the actual number of days in the period from the CLOSING DATE through January 14, 2003, between two rates determined in accordance with the definition of LIBOR, one of which will be determined for a period of two months and the other of which will be determined for a period of three months. The term "business day" means (a) any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed or (b) for purposes of determining LIBOR, any day
(i) on which dealings in deposits in United States dollars are transacted in the London interbank market and (ii) which satisfies the criteria described in clause (a) above.

     You can call the INDENTURE TRUSTEE at (212) 815-6165 to obtain the interest rate for any class of notes for the prior and current interest periods. The ADMINISTRATOR of the owner trust will also notify the Luxembourg Stock Exchange by the first day of the interest period of the interest rate for each class of notes and the amount of interest to be paid to each class of notes on that date. This information will also be included in the monthly noteholder statement.


PRINCIPAL PAYMENTS

     The notes will mature on the February 2010 PAYMENT DATE which is the NOTE MATURITY DATE and are required to be paid on that date.

     The Class A notes are scheduled to be repaid in full on the October 2007 PAYMENT DATE from the amounts on deposit in the PRINCIPAL FUNDING ACCOUNT. The notes may be repaid or redeemed before or after the SCHEDULED NOTE PAYMENT DATE.

     If the Class A notes are repaid, the Class B notes will be repaid in full on the November 2007 PAYMENT DATE. If the Class A and Class B notes are repaid, the Class C notes will be repaid in full on the November 2007 PAYMENT DATE.

     The INDENTURE TRUSTEE is required to use the amount on deposit in the NOTE DISTRIBUTION ACCOUNT to pay principal on the SCHEDULED NOTE PAYMENT DATE for each class of notes. If there is an outstanding principal balance of any class of notes after its SCHEDULED NOTE PAYMENT DATE, principal will be paid on the following PAYMENT DATES until the full balance is repaid. After an EVENT OF DEFAULT has been declared, if the INDENTURE TRUSTEE and the noteholders determine that the principal amount of the notes is due and payable, such amounts will be paid to each class in order of seniority. If the full balance is not repaid by the NOTE MATURITY DATE, an EVENT OF DEFAULT will be declared. You may suffer a loss if principal is not repaid to you by the NOTE MATURITY DATE.


OPTIONAL REDEMPTION

     The owner trust will redeem the notes if the TRANSFEROR exercises its option to purchase the SERIES CERTIFICATE when the INVESTOR INTEREST of the SERIES CERTIFICATE is less than or equal to 5% of the INVESTOR INTEREST of the SERIES CERTIFICATE on the CLOSING DATE. If a redemption occurs, you will receive your remaining principal balance plus accrued but unpaid interest through the PAYMENT DATE on which the notes are redeemed. Please refer to "Description of the Securities--Description of the Series Certificates--Optional Repurchase" in the attached prospectus for a description of the option of the TRANSFEROR to repurchase a series.


DISTRIBUTIONS

     On each TRANSFER DATE for the SERIES CERTIFICATE, the master trust trustee will allocate finance charge and principal collections to pay interest, principal, fees and other amounts on the notes. The timing, calculation, distribution, order, source and priority for payment of these amounts by or on behalf of the INDENTURE TRUSTEE are provided below:

     o deposit the CLASS A INTEREST REQUIREMENT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class A noteholders on the related PAYMENT DATE,

     o deposit the CLASS B INTEREST REQUIREMENT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class B noteholders on the related PAYMENT DATE,

     o deposit the CLASS C INTEREST REQUIREMENT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class C noteholders on the related PAYMENT DATE,

     o deposit the CLASS A NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class A noteholders on the related PAYMENT DATE,

     o deposit the CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class B noteholders on the related PAYMENT DATE,

     o deposit the CLASS C NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class C noteholders on the related PAYMENT DATE, and

     o  deposit into the OWNER TRUST SPREAD ACCOUNT, the excess, if any, of:

        - the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT for such TRANSFER DATE over

        - the amount on deposit in the OWNER TRUST SPREAD ACCOUNT on such TRANSFER DATE, not taking into account the amount deposited into the OWNER TRUST SPREAD ACCOUNT on such TRANSFER DATE described by this clause.

     Any remaining funds will be distributed to Chase USA as the owner of the equity interest in the owner trust.

     The INDENTURE TRUSTEE can also use the funds on deposit in the OWNER TRUST SPREAD ACCOUNT to pay:

     o  Class C interest to Class C noteholders, and

     o  Class C principal on or after the Class C scheduled maturity date if:

        -  the Class A and B notes have been repaid or

        -  the INVESTOR INTEREST of the SERIES CERTIFICATE is zero.

On each PAYMENT DATE, money on deposit in the NOTE DISTRIBUTION ACCOUNT will be distributed to you.


OWNER TRUST SPREAD ACCOUNT

     The INDENTURE TRUSTEE will establish this account for the benefit of the Class C notes only. It will be funded from allocations of funds from the SERIES CERTIFICATE after payment of the CLASS A, CLASS B and CLASS C INTEREST REQUIREMENTS and the CLASS A and CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNTS for such TRANSFER DATE. The balance of such account will be used to pay Class C interest and principal as described in the preceding section. The availability of funds in this account is intended to increase the likelihood that Class C noteholders will receive the full amount of principal and interest owed to them and to decrease the likelihood that Class C noteholders will suffer a loss of principal. If you purchase Class C notes, you should note that the funds deposited in this account are limited and may not be available when needed to make up interest or principal shortfalls.

     The required balance of the OWNER TRUST SPREAD ACCOUNT will initially equal $7,500,000 and will adjust each TRANSFER DATE to an amount equal to the initial principal balance of the notes times a percentage based on the average EXCESS SPREAD PERCENTAGE for the prior three months described in the following chart.

                                                                     PERCENTAGE OF
QUARTERLY EXCESS SPREAD PERCENTAGE                                INITIAL NOTE BALANCE
----------------------------------                                --------------------
Greater than 4.5%                                                         1.00%
Less than or equal to 4.5% but greater than 4.25%                         1.50%
Less than or equal to 4.25% but greater than 4.0%                         2.00%
Less than or equal to 4.0% but greater than 3.5%                          2.50%
Less than or equal to 3.5% but greater than 3.0%                          3.00%
Less than or equal to 3.0% but greater than 2.5%                          3.50%
Less than or equal to 2.5% but greater than or equal to 0.0%              4.00%
Less than 0.0%                                                            9.00%

     In the event a PAY OUT EVENT (other than an EVENT OF DEFAULT) occurs, the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will increase to 4.0%.

     The balance of the OWNER TRUST SPREAD ACCOUNT will never be required to be more than the CLASS C NOTE PRINCIPAL BALANCE.

     After the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT has increased as specified in the above chart, the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT shall remain at that amount, unless further increased or decreased on any TRANSFER DATE to another specified percentage; provided, however, that the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will not be adjusted downward until at least three months have elapsed since the later to occur of:

     o  the CLOSING DATE, and

     o any previous upward adjustment in the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT.

     The quarterly EXCESS SPREAD PERCENTAGES used on the first three TRANSFER DATES will be determined based on the performance of an existing series for the periods before the first full MONTHLY PERIOD.

     The ADMINISTRATOR will be able to modify the method for calculating the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT if the rating agencies agree that the modification will not result in negative rating action on the notes and an authorized officer of the ADMINISTRATOR certifies to the INDENTURE TRUSTEE that the modification will not result in an EVENT OF DEFAULT. The ADMINISTRATOR will not be able to modify this formula if a PAY OUT EVENT relating to the nonpayment of interest or principal has occurred.

     The ADMINISTRATOR will direct the INDENTURE TRUSTEE to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the INDENTURE. Investment earnings (net of expenses and losses) will be deposited in the NOTE DISTRIBUTION ACCOUNT and will be used to pay Class C interest.

     If an EVENT OF DEFAULT occurs because the owner trust fails to pay interest or principal when due and payable, the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will increase to an amount equal to:

     o  the amount then on deposit in the OWNER TRUST SPREAD ACCOUNT, and

     o the amount available on that date to be deposited in the OWNER TRUST SPREAD ACCOUNT after payments of principal and interest on the notes,

but not greater than the outstanding principal amount of the Class C notes. If an EVENT OF DEFAULT occurs that is not a result of the owner trust failing to pay interest or principal, the INDENTURE TRUSTEE may, or will if it receives written instruction from Class C noteholders representing at least 66 2/3% of the outstanding principal amount of the Class C notes, increase the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT to an amount equal to the outstanding principal amount of the Class C notes.

     Amounts in excess of the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will be distributed to Chase USA as the holder of the equity interest in the owner trust. After the payment in full of the Class C notes, the balance of this account will be distributed to Chase USA as the holder of the equity interest in the owner trust.


EVENTS OF DEFAULT

     Each of the following events is an EVENT OF DEFAULT under the INDENTURE:

     o  Class A, B or C principal is not paid on the NOTE MATURITY DATE,

     o the owner trust fails to pay interest on the notes and the failure continues for 35 days,

     o  the owner trust becomes bankrupt or insolvent,

     o failure to observe or perform in any material respect any covenants or agreements contained in the INDENTURE and that failure has a material adverse effect on you and the failure continues unremedied for 60 days after written notice is given by the INDENTURE TRUSTEE or noteholders representing greater than 50% of the outstanding balance of the notes, or

     o the owner trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940.

     If an EVENT OF DEFAULT occurs, the INDENTURE TRUSTEE or the holders of a majority of the notes may declare the notes to be immediately due and payable. If the notes are accelerated, the INDENTURE TRUSTEE can:

     o begin proceedings to collect amounts due from the owner trust or exercise other remedies available to it as a secured party,

     o  foreclose on the SERIES CERTIFICATE,

     o sell the SERIES CERTIFICATE in accordance with the restrictions described in the attached prospectus and use the proceeds from the sale to repay you, and

     o allow the OWNER TRUSTEE to continue to hold the SERIES CERTIFICATE and pass through any payments on the SERIES CERTIFICATE to you.

     If an EVENT OF DEFAULT is declared and the notes are accelerated, you may receive principal prior to the SCHEDULED NOTE PAYMENT DATE for your notes.


NOTEHOLDER REPORTS

     You will receive a monthly report from the ADMINISTRATOR as described in the attached prospectus. In addition, the report will specify if any money is withdrawn from the OWNER TRUST SPREAD ACCOUNT.

     So long as the notes are listed on the Luxembourg Stock Exchange, we will publish a notice in a daily newspaper in Luxembourg that provides the information contained in the monthly report. We expect initially to publish the notice in the Luxemburger Wort.

     If definitive notes are issued, the monthly notice will be mailed to your address as it appears on the INDENTURE TRUSTEE'S register.

                        LISTING AND GENERAL INFORMATION

     We intend to apply to the Luxembourg Stock Exchange to list the Class A notes, the Class B notes and the Class C notes. In connection with the listing application, the Organization Certificate and By-laws of Chase USA, and legal notice relating to the issuance of the Class A notes, the Class B notes and the Class C notes will be deposited before listing with the Chief Registrar of the District Court of Luxembourg, where you may obtain copies of those documents if the notes are listed. The Class A notes, the Class B notes and the Class C notes will trade through the facilities of DTC, CLEARSTREAM and the EUROCLEAR system.

     The securities identification numbers for the notes are listed below:

                               INTERNATIONAL
                                 SECURITIES
                               IDENTIFICATION
              CUSIP NUMBER     NUMBER (ISIN)     COMMON CODE
              ------------     --------------    -----------
Class A         16151RCA9       US16151RCA95      015788003
Class B         16151RCB7       US16151RCB78      015788038
Class C         16151RCC5       US16151RCC51      015788062

     As of the date of this supplement, neither the master trust nor the owner trust is involved in any litigation or arbitration proceeding relating to claims that are material in the context of the issuance of the notes, nor so far as Chase USA is aware are any of those proceedings pending or threatened.

     Except as disclosed in this prospectus supplement, there has been no material adverse change in the financial position of the master trust since September 30, 2002 through the date of this prospectus supplement.

     The transactions described in this prospectus supplement were authorized by resolutions adopted by Chase USA's Board of Directors on January 24, 2002 and were approved by resolutions adopted by Chase USA's Asset and Loan Securitization Committee on November 1, 2002.

     Copies of the POOLING AND SERVICING AGREEMENT, the SERIES 2002-7 SUPPLEMENT, the applicable INDENTURE, DEPOSIT AND ADMINISTRATION AGREEMENT and the TRUST AGREEMENT, the annual report of independent certified public accountants described in "Description of the Securities--Description of the Series Certificates--Evidence as to Compliance" in the attached prospectus, the documents referred to under "Where You Can Find More Information" and the reports to noteholders and to the owner trust as the holder of the series certificate referred to under "Description of the Securities--Description of the Series Certificates--Reports to Certificateholders," "Description of the Securities--Description of the Notes--Reports to Noteholders" and "Reports to Noteholders" in the attached prospectus will be available free of charge at the office of the LISTING AGENT in Luxembourg. Financial information regarding Chase USA is included in the consolidated financial statements of J.P. Morgan Chase & Co.'s Annual Report on Form 10-K for the fiscal year ended December 2001. Such report is available, and reports for subsequent years will be available, at the office of the LISTING AGENT.

     No person has been authorized to give any information or make any representation in connection with the offering of the notes other than as contained in this prospectus supplement, the attached prospectus and certain documents available at the office of the LISTING AGENT in Luxembourg as mentioned above. If given or made, any such information or representation should not be relied upon as having been authorized by the issuer, the TRANSFEROR and ADMINISTRATOR, or any of the underwriters. The underwriters have not separately verified the information contained in this prospectus supplement and the attached prospectus other than any information relating to the underwriters themselves.

     So long as there is no PAYING AGENT and transfer agent in Luxembourg, Banque Generale du Luxembourg, S.A. will act as intermediary agent in Luxembourg. If securities are issued in fully registered, certificated form under the circumstances described in the attached prospectus, a PAYING AGENT and transfer agent will be appointed in Luxembourg.

     The notes and the INDENTURE are governed by the laws of the State of New York. Each of the TRUST AGREEMENT, the POOLING AND SERVICING AGREEMENT, the SERIES 2002-7 SUPPLEMENT and the DEPOSIT AND ADMINISTRATION AGREEMENT is governed by the laws of the State of Delaware. Prior to March 1, 2002, the POOLING AND SERVICING AGREEMENT was governed by the laws of the State of New York but in an amendment to the POOLING AND SERVICING AGREEMENT on March 1, 2002, the governing law was changed to the laws of the State of Delaware.

     Any notice to noteholders will be validly given if published in a leading daily newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort, and in at least one Belgian newspaper or, if any of those newspapers shall cease to be published or timely publication in that newspaper shall not be practicable, in such other newspapers as the LISTING AGENT deems necessary to give fair and reasonable notice to noteholders. Any such notice will be deemed to have been given on the date of the last publication provided above.

     Although we intend to apply to list the notes on the Luxembourg Stock Exchange, we cannot assure you that the application for the listing will be accepted. You should consult with the LISTING AGENT in Luxembourg to determine whether or not the notes are listed on the Luxembourg Stock Exchange.

     This prospectus supplement and the attached prospectus have been prepared by Chase USA solely for use in connection with the offering and listing of the notes described in this prospectus supplement. At the request of the Luxembourg Stock Exchange, Chase USA confirms that it has taken reasonable care to ensure that facts stated in this prospectus supplement and the attached prospectus are true and accurate in all material respects and there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion in this prospectus supplement or the prospectus, and that Chase USA accepts responsibility accordingly.


                                 UNDERWRITING

     Chase USA has agreed to sell to the underwriters listed below the amount of securities of each class set forth next to each underwriter's name. Each underwriter has agreed to purchase that amount of those securities.

CLASS A NOTES                      PRINCIPAL AMOUNT
-------------                      ----------------
J.P. Morgan Securities Inc.          $124,000,000
Barclays Capital Inc.                 124,000,000
Deutsche Bank Securities Inc.         124,000,000
Goldman, Sachs & Co.                  124,000,000
Lehman Brothers Inc.                  124,000,000
Ormes Capital Markets, Inc.            10,000,000
                                     ------------
    Total                            $630,000,000
                                     ============

CLASS B NOTES
-------------
J.P. Morgan Securities Inc.          $ 52,500,000

CLASS C NOTES
-------------
J.P. Morgan Securities Inc.          $ 67,500,000

     The price to public, underwriters' discounts and commissions, the concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of each class of notes are as follows:

                                  UNDERWRITING        SELLING
                    PRICE TO      DISCOUNT AND      CONCESSIONS,     REALLOWANCE,
                     PUBLIC        COMMISSIONS     NOT TO EXCEED     NOT TO EXCEED
                  ------------   --------------   ---------------   --------------
Class A Notes         100.00%         0.250%            0.200%           0.120%
Class B Notes         100.00%         0.275%            0.225%           0.135%
Class C Notes         100.00%         0.325%            0.275%           0.165%

     After the offering is completed, Chase USA will receive the proceeds, after deduction of the underwriting and other expenses, listed below:

                                      PROCEEDS TO TRANSFEROR (AS %      UNDERWRITING
                    PROCEEDS TO      OF THE PRINCIPAL AMOUNT OF THE     DISCOUNTS AND
                     TRANSFEROR                  NOTES)                  CONCESSIONS
                  ---------------   --------------------------------   --------------
Class A Notes      $628,425,000                   99.750%                $1,575,000
Class B Notes      $ 52,355,625                   99.725%                $  144,375
Class C Notes      $ 67,280,625                   99.675%                $  219,375

     After the public offering, the public offering price and other selling terms may be changed by the underwriters.

     The underwriters' obligations to acquire any Series 2002-7 notes will be subject to certain conditions. The underwriters will offer the Series 2002-7 notes for sale only if the owner trust issues the notes, and all conditions to the issuance of the notes are satisfied or waived. The underwriters have agreed either to purchase all of the Series 2002-7 notes, or none of them.

     The underwriters may reject any orders in whole or in part.

     J.P. Morgan Securities Inc. is a wholly-owned subsidiary of J.P. Morgan Chase & Co. and an affiliate of Chase USA and of JPMorgan Chase Bank.

     Each underwriter has represented and agreed that:

     o it has not offered or sold, and prior to the date which is six months after the date of issue of the Series 2002-7 notes will not offer or sell any Series 2002-7 notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

     o it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Series 2002-7 notes in, from or otherwise involving the United Kingdom, and

     o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any Series 2002-7 notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the issuer.

     This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions in the notes. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. J.P. Morgan Securities Inc. has no obligation to make a market in the notes and any such market-making may be discontinued at any time without notice, in its sole discretion. J.P. Morgan Securities Inc. is among the underwriters participating in the initial distribution of the notes.

                      OTHER SERIES ISSUED AND OUTSTANDING

     The table below discusses the principal characteristics of the twenty-eight other series of certificates that have been issued by the master trust and will be outstanding on the closing date of this series and the notes issued by various owner trusts and secured by certain certificates issued by the master trust. For more specific information with respect to any series, any prospective investor should contact JPMorgan Chase Bank at (212) 270-6000. JPMorgan Chase Bank will provide, without charge, to any prospective investor, a copy of the disclosure documents for any other publicly issued series.

SERIES 1995-4

1. Class A Certificates
         Initial Investor Interest ............................................................$300,000,000
         Certificate Rate ........................................................Three Month LIBOR + 0.20%
         Controlled Accumulation Amount (subject to adjustment) ................................$25,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) .........September 30, 2002
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ........................................................$35,714,857.14
         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date ..........................................................November 25, 2002
         Series 1995-4 Termination Date ......................................................July 25, 2005
         Series Issuance Date ............................................................November 29, 1995

2. Class B Certificates
         Initial Investor Interest .............................................................$21,428,000
         Certificate Rate ........................................................Three Month LIBOR + 0.32%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date ..........................................................November 25, 2002
         Series 1995-4 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1996-2

1. Class A Certificates
         Initial Investor Interest ............................................................$550,000,000
         Certificate Rate ............................................................................5.98%
         Controlled Accumulation Amount (subject to adjustment) .............................$45,833,333.33
         Commencement of Controlled Accumulation Period (subject to adjustment) ..........December 31, 2004
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ........................................................$43,750,000.00
         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date ...........................................................January 16, 2006
         Series 1996-2 Termination Date .................................................September 15, 2008
         Series Issuance Date .............................................................January 23, 1996

2. Class B Certificates
         Initial Investor Interest .............................................................$31,250,000
         Certificate Rate ............................................................................6.16%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date ..........................................................February 15, 2006
         Series 1996-2 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates

SERIES 1996-3

1. Class A Certificates
         Initial Investor Interest ............................................................$411,983,000
         Certificate Rate ............................................................................7.09%
         Controlled Accumulation Amount (subject to adjustment) .............................$34,331,916.67
         Commencement of Controlled Accumulation Period (subject to adjustment) ...............May 31, 2005
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ........................................................$32,772,440.86
         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date ..............................................................June 15, 2006
         Series 1996-3 Termination Date ..................................................February 16, 2009
         Series Issuance Date .................................................................May 30, 1996

2. Class B Certificates
         Initial Investor Interest .............................................................$23,408,000
         Certificate Rate ............................................................................7.27%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date ..............................................................July 17, 2006
         Series 1996-3 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1996-4

1. Class A Certificates
         Initial Investor Interest ..........................................................$1,400,000,000
         Certificate Rate ..........................................................One Month LIBOR + 0.13%
         Controlled Accumulation Amount (subject to adjustment) ............................$116,666,666.67
         Commencement of Controlled Accumulation Period (subject to adjustment) ...........October 31, 2002
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest .......................................................$150,000,666.67
         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date ..........................................................November 17, 2003
         Series 1996-4 Termination Date ......................................................July 17, 2006
         Series Issuance Date ............................................................November 14, 1996

2. Class B Certificates
         Initial Investor Interest ............................................................$116,666,000
         Certificate Rate ..........................................................One Month LIBOR + 0.35%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date ..........................................................December 15, 2003
         Series 1996-4 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1997-1

1. Class A Certificates
         Initial Investor Interest ..........................................................$1,150,000,000
         Certificate Rate ..........................................................One Month LIBOR + 0.09%
         Controlled Accumulation Amount (subject to adjustment) .............................$95,833,333.33
         Commencement of Controlled Accumulation Period (subject to adjustment) ...........January 31, 2003
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ..........................................................$123,214,619
         Other Enhancement ...........................................Subordination of Class B Certificates

         Scheduled Payment Date ..........................................................February 16, 2004
         Series 1997-1 Termination Date ...................................................October 16, 2006
         Series Issuance Date ............................................................February 24, 1997

2. Class B Certificates
         Initial Investor Interest .............................................................$95,833,000
         Certificate Rate ..........................................................One Month LIBOR + 0.29%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date .............................................................March 15, 2004
         Series 1997-1 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1997-4

1. Class A Certificates
         Initial Investor Interest ............................................................$600,000,000
         Certificate Rate ..........................................................One Month LIBOR + 0.16%
         Controlled Accumulation Amount (subject to adjustment) ................................$50,000,000
         Commencement of Controlled Accumulation Period
          (subject to adjustment) .........................................................October 31, 2002
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ...........................................................$64,285,715
         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date ..........................................................December 16, 2002
         Series 1997-4 Termination Date ....................................................August 15, 2005
         Series Issuance Date .............................................................December 8, 1997

2. Class B Certificates
         Initial Investor Interest .............................................................$50,000,000
         Certificate Rate ..........................................................One Month LIBOR + 0.36%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date ...........................................................January 15, 2003
         Series 1997-4 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1997-5

1. Class A Certificates
         Initial Investor Interest ............................................................$500,000,000
         Certificate Rate ...........................................................................6.194%
         Controlled Accumulation Amount (subject to adjustment) ................................$41,666,667
         Commencement of Controlled Accumulation Period (subject to adjustment) ...........October 31, 2002
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ...........................................................$39,772,819
         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date ..........................................................December 16, 2002
         Series 1997-5 Termination Date ....................................................August 15, 2005
         Series Issuance Date ............................................................December 23, 1997

2. Class B Certificates
         Initial Investor Interest .............................................................$28,409,000
         Certificate Rate ...........................................................................6.388%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date ...........................................................January 15, 2003

         Series 1997-5 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1998-1

1. Class A Certificates
         Initial Investor Interest ............................................................$762,232,488
         Certificate Rate ........................................................One Month LIBOR + 0.2216%
         Controlled Accumulation Amount (subject to adjustment) ................................$63,519,374
         Commencement of Controlled Accumulation Period (subject to adjustment) ...........January 31, 2004
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ...........................................................$81,668,141
         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date ..........................................................February 15, 2005
         Series 1998-1 Termination Date ...................................................October 15, 2007
         Series Issuance Date ............................................................February 12, 1998

2. Class B Certificates
         Initial Investor Interest .............................................................$63,519,000
         Certificate Rate ..........................................................One Month LIBOR + 0.37%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date .............................................................March 15, 2005
         Series 1998-1 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1998-3

1. Class A Certificates
         Initial Investor Interest ............................................................$600,000,000
         Certificate Rate ...........................................................................6.000%
         Controlled Accumulation Amount (subject to adjustment) ................................$50,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) .............March 31, 2002
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ...........................................................$47,728,182
         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date .............................................................April 15, 2003
         Series 1998-3 Termination Date ....................................................August 15, 2005
         Series Issuance Date ..................................................................May 1, 1998

2. Class B Certificates
         Initial Investor Interest .............................................................$34,090,000
         Certificate Rate ...........................................................................6.150%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date ...............................................................May 15, 2003
         Series 1998-3 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1998-4

1. Class A Certificates
         Initial Investor Interest ............................................................$552,486,188
         Certificate Rate .........................................................One Month LIBOR + 0.134%
         Controlled Accumulation Amount (subject to adjustment) ................................$46,040,516
         Commencement of Controlled Accumulation Period (subject to adjustment) ..............July 31, 2007
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ...........................................................$59,195,465

         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date ............................................................August 15, 2008
         Series 1998-4 Termination Date ..................................................December 15, 2010
         Series Issuance Date ................................................................July 28, 1998

2. Class B Certificates
         Initial Investor Interest .............................................................$46,040,000
         Certificate Rate ..........................................................One Month LIBOR + 0.36%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date .........................................................September 15, 2008
         Series 1998-4 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1998-5

1. Class A Certificates
         Initial Investor Interest ............................................................$650,000,000
         Certificate Rate ..........................................................One Month LIBOR + 0.16%
         Controlled Accumulation Amount (subject to adjustment) ................................$54,166,667
         Commencement of Controlled Accumulation Period (subject to adjustment) ............August 31, 2002
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ...........................................................$69,643,524
         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date .........................................................September 15, 2003
         Series 1998-5 Termination Date ...................................................January 16, 2006
         Series Issuance Date ...........................................................September 24, 1998

2. Class B Certificates
         Initial Investor Interest .............................................................$54,166,000
         Certificate Rate ..........................................................One Month LIBOR + 0.36%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates
         Scheduled Payment Date ...........................................................October 15, 2003
         Series 1998-5 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1999-1

1. Class A Certificates
         Initial Investor Interest ............................................................$750,000,000
         Certificate Rate ..........................................................One Month LIBOR + 0.16%
         Controlled Accumulation Amount (subject to adjustment) ................................$62,500,000
         Commencement of Controlled Accumulation Period (subject to adjustment) .............April 30, 2003
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ...........................................................$80,357,143
         Other Enhancement ...........................................Subordination of Class B Certificates
         Scheduled Payment Date ...............................................................May 17, 2004
         Series 1999-1 Termination Date .................................................September 15, 2006
         Series Issuance Date ................................................................March 4, 1999

2. Class B Certificates
         Initial Investor Interest .............................................................$62,500,000
         Certificate Rate ..........................................................One Month LIBOR + 0.39%
         Annual Servicing Fee Percentage ..............................................................2.0%
         Initial Collateral Interest ................................Same as above for Class A Certificates

         Scheduled Payment Date ..............................................................June 15, 2004
         Series 1999-1 Termination Date .............................Same as above for Class A Certificates
         Series Issuance Date .......................................Same as above for Class A Certificates


SERIES 1999-3


SERIES 1999-3 CERTIFICATE
         Initial Principal Amount .............................................................$965,590,000
         Controlled Accumulation Amount (subject to adjustment) ................................$70,833,334
         Commencement of Controlled Accumulation Period (subject to adjustment) ............August 31, 2003
         Annual Servicing Fee Percentage .............................................................2.00%
         Series 1999-3 Termination Date ...................................................January 15, 2007
         Series Issuance Date ...........................................................September 29, 1999

1. Class A Notes
         Initial Class A Principal Amount .....................................................$850,000,000
         Note Rate ...................................................................................6.66%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date .........................................................September 15, 2004
         Note Issuance Date .............................................................September 29, 1999

2. Class B Notes
         Initial Class B Principal Amount ......................................................$48,295,000
         Note Rate ...................................................................................6.95%
         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date ...........................................................October 15, 2004
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$67,615,000
         Note Rate .................................................................One Month LIBOR + 0.95%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ..........................Same as above for the Class A Notes and Class B Notes


SERIES 2000-1


SERIES 2000-1 CERTIFICATE
         Initial Principal Amount .............................................................$892,857,000
         Controlled Accumulation Amount (subject to adjustment) ................................$62,500,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ...........January 31, 2004
         Annual Servicing Fee Percentage ................................................................2%
         Series 2000-1 Termination Date ......................................................June 15, 2007
         Series Issuance Date ................................................................March 2, 2000

1. Class A Notes
         Initial Class A Principal Amount .....................................................$750,000,000
         Note Rate .................................................................One Month LIBOR + 0.17%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ..........................................................February 15, 2005
         Note Issuance Date ..................................................................March 2, 2000

2. Class B Notes
         Initial Class B Principal Amount ......................................................$62,500,000
         Note Rate .................................................................One Month LIBOR + 0.35%
         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date .............................................................March 15, 2005
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$80,357,000
         Note Rate .................................................................One Month LIBOR + 0.73%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ..........................Same as above for the Class A Notes and Class B Notes


SERIES 2000-2


SERIES 2000-2 CERTIFICATE
         Initial Principal Amount ...........................................................$1,071,429,000
         Controlled Accumulation Amount (subject to adjustment) ................................$75,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ..........February 28, 2002
         Annual Servicing Fee Percentage ................................................................2%
         Series 2000-2 Termination Date ......................................................July 15, 2005
         Series Issuance Date ...............................................................April 13, 2000

1. Class A Notes
         Initial Class A Principal Amount .....................................................$900,000,000
         Note Rate .................................................................One Month LIBOR + 0.10%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date .............................................................March 17, 2003
         Note Issuance Date .................................................................April 13, 2000

2. Class B Notes
         Initial Class B Principal Amount ......................................................$75,000,000
         Note Rate .................................................................One Month LIBOR + 0.29%
         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date .............................................................April 15, 2003
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$96,429,000
         Note Rate .................................................................One Month LIBOR + 0.68%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ..........................Same as above for the Class A Notes and Class B Notes


SERIES 2000-3


SERIES 2000-3 CERTIFICATE
         Initial Principal Amount .............................................................$892,857,000
         Controlled Accumulation Amount (subject to adjustment) ................................$62,500,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ............August 31, 2004
         Annual Servicing Fee Percentage ................................................................2%
         Series 2000-3 Termination Date ...................................................January 15, 2008
         Series Issuance Date ..............................................................October 3, 2000

1. Class A Notes
         Initial Class A Principal Amount .....................................................$750,000,000
         Note Rate .................................................................One Month LIBOR + 0.13%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date .........................................................September 15, 2005
         Note Issuance Date ................................................................October 3, 2000

2. Class B Notes
         Initial Class B Principal Amount ......................................................$62,500,000
         Note Rate .................................................................One Month LIBOR + 0.35%
         Enhancement ........................................................Subordination of Class C Notes


         Scheduled Payment Date ...........................................................October 17, 2005
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$80,357,000
         Note Rate .................................................................One Month LIBOR + 0.70%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ..........................Same as above for the Class A Notes and Class B Notes


SERIES 2001-1


SERIES 2001-1 CERTIFICATE
         Initial Principal Amount .............................................................$850,000,000
         Controlled Accumulation Amount (subject to adjustment) ................................$59,500,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ...........January 31, 2005
         Annual Servicing Fee Percentage ................................................................2%
         Series 2001-1 Termination Date ......................................................June 16, 2008
         Series Issuance Date ...............................................................March 15, 2001

1. Class A Notes
         Initial Class A Principal Amount .....................................................$714,000,000
         Note Rate .................................................................One Month LIBOR + 0.14%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ..........................................................February 15, 2006
         Note Issuance Date .................................................................March 15, 2001

2. Class B Notes
         Initial Class B Principal Amount ......................................................$59,500,000
         Note Rate .................................................................One Month LIBOR + 0.40%
         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date .............................................................March 15, 2006
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$76,500,000
         Note Rate .................................................................One Month LIBOR + 0.85%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ..........................Same as above for the Class A Notes and Class B Notes


SERIES 2001-2


SERIES 2001-2 CERTIFICATE
         Initial Principal Amount .............................................................$595,238,000
         Controlled Accumulation Amount (subject to adjustment) ................................$41,666,667
         Commencement of Controlled Accumulation Period (subject to adjustment) .............April 30, 2005
         Annual Servicing Fee Percentage ................................................................2%
         Series 2001-2 Termination Date .................................................September 15, 2008
         Series Issuance Date ................................................................June 14, 2001

1. Class A Notes
         Initial Class A Principal Amount .....................................................$500,000,000
         Note Rate .................................................................One Month LIBOR + 0.12%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ...............................................................May 15, 2006
         Note Issuance Date ..................................................................June 14, 2001

2. Class B Notes
         Initial Class B Principal Amount ......................................................$41,666,000
         Note Rate .................................................................One Month LIBOR + 0.36%
         Enhancement ........................................................Subordination of Class C Notes

         Scheduled Payment Date ..............................................................June 15, 2006
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$53,572,000
         Note Rate .................................................................One Month LIBOR + 0.90%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes


SERIES 2001-3


SERIES 2001-3 CERTIFICATE
         Initial Principal Amount .............................................................$892,857,000
         Controlled Accumulation Amount (subject to adjustment) ................................$62,500,000
         Commencement of Controlled Accumulation Period (subject to adjustment) .............April 30, 2003
         Annual Servicing Fee Percentage ................................................................2%
         Series 2001-3 Termination Date .................................................September 15, 2006
         Series Issuance Date ................................................................June 14, 2001

1. Class A Notes
         Initial Class A Principal Amount .....................................................$750,000,000
         Note Rate .................................................................One Month LIBOR + 0.07%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ...............................................................May 17, 2004
         Note Issuance Date ..................................................................June 14, 2001

2. Class B Notes
         Initial Class B Principal Amount ......................................................$62,500,000
         Note Rate .................................................................One Month LIBOR + 0.34%
         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date ..............................................................June 15, 2004
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$80,357,000
         Note Rate .................................................................One Month LIBOR + 0.85%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes


SERIES 2001-4


SERIES 2001-4 CERTIFICATE
         Initial Principal Amount ...........................................................$1,000,000,000
         Controlled Accumulation Amount (subject to adjustment) ................................$70,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ..............June 30, 2005
         Annual Servicing Fee Percentage ................................................................2%
         Series 2001-4 Termination Date ..................................................November 17, 2008
         Series Issuance Date ...............................................................August 1, 2001

1. Class A Notes
         Initial Class A Principal Amount .....................................................$840,000,000
         Note Rate ...................................................................................5.50%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ..............................................................July 17, 2006
         Note Issuance Date .................................................................August 1, 2001

2. Class B Notes
         Initial Class B Principal Amount ......................................................$70,000,000
         Note Rate .................................................................One Month LIBOR + 0.38%
         Enhancement ........................................................Subordination of Class C Notes

         Scheduled Payment Date ............................................................August 15, 2006
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$90,000,000
         Note Rate ...................................................Not more than One Month LIBOR + 1.00%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes


SERIES 2001-5


SERIES 2001-5 CERTIFICATE
         Initial Principal Amount ...........................................................$1,500,000,000
         Controlled Accumulation Amount (subject to adjustment) ...............................$105,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) .........September 30, 2003
         Annual Servicing Fee Percentage ................................................................2%
         Series 2001-5 Termination Date ..................................................February 15, 2007
         Series Issuance Date .............................................................October 25, 2001

1. Class A Notes
         Initial Class A Principal Amount ...................................................$1,260,000,000
         Note Rate .................................................................One Month LIBOR + 0.10%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ...........................................................October 15, 2004
         Note Issuance Date ...............................................................October 25, 2001

2. Class B Notes
         Initial Class B Principal Amount .....................................................$105,000,000
         Note Rate .................................................................One Month LIBOR + 0.45%
         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date ..........................................................November 15, 2004
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount .....................................................$135,000,000
         Note Rate ...................................................Not more than One Month LIBOR + 1.10%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes


SERIES 2001-6


SERIES 2001-6 CERTIFICATE
         Initial Principal Amount ...........................................................$1,200,000,000
         Controlled Accumulation Amount (subject to adjustment) ................................$84,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ...........October 31, 2005
         Annual Servicing Fee Percentage ................................................................2%
         Series 2001-6 Termination Date .....................................................March 16, 2009
         Series Issuance Date ............................................................December 17, 2001

1. Class A Notes
         Initial Class A Principal Amount ...................................................$1,008,000,000
         Note Rate .................................................................One Month LIBOR + 0.13%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ..........................................................November 15, 2006
         Note Issuance Date ..............................................................December 17, 2001

2. Class B Notes
         Initial Class B Principal Amount ......................................................$84,000,000
         Note Rate .................................................................One Month LIBOR + 0.48%
         Enhancement ........................................................Subordination of Class C Notes

         Scheduled Payment Date ..........................................................December 15, 2006
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount .....................................................$108,000,000
         Note Rate .................................................................One Month LIBOR + 1.10%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes


SERIES 2002-1


SERIES 2002-1 CERTIFICATE
         Initial Principal Amount ...........................................................$1,000,000,000
         Controlled Accumulation Amount (subject to adjustment) ................................$70,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ...........January 31, 2006
         Annual Servicing Fee Percentage ................................................................2%
         Series 2002-1 Termination Date ......................................................June 15, 2009
         Series Issuance Date ...............................................................March 13, 2002

1. Class A Notes
         Initial Class A Principal Amount .....................................................$840,000,000
         Note Rate .................................................................One Month LIBOR + 0.10%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ..........................................................February 15, 2007
         Note Issuance Date .................................................................March 13, 2002

2. Class B Notes
         Initial Class B Principal Amount ......................................................$70,000,000
         Note Rate .................................................................One Month LIBOR + 0.39%
         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date .............................................................March 15, 2007
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$90,000,000
         Note Rate .................................................................One Month LIBOR + 0.98%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes


SERIES 2002-2


SERIES 2002-2 CERTIFICATE
         Initial Principal Amount ............................................................1,400,000,000
         Controlled Accumulation Amount (subject to adjustment) ................................$98,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ..........February 29, 2004
         Annual Servicing Fee Percentage ................................................................2%
         Series 2002-2 Termination Date ......................................................July 16, 2007
         Series Issuance Date ................................................................April 2, 2002

1. Class A Notes
         Initial Class A Principal Amount ...................................................$1,176,000,000
         Note Rate .................................................................One Month LIBOR + 0.05%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date .............................................................March 15, 2005
         Note Issuance Date ..................................................................April 2, 2002

2. Class B Notes
         Initial Class B Principal Amount ......................................................$98,000,000
         Note Rate .................................................................One Month LIBOR + 0.33%
         Enhancement ........................................................Subordination of Class C Notes

         Scheduled Payment Date .............................................................April 15, 2005
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount .....................................................$126,000,000
         Note Rate .................................................................One Month LIBOR + 0.90%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes


SERIES 2002-3


SERIES 2002-3 CERTIFICATE
         Initial Principal Amount ...........................................................$1,500,000,000
         Controlled Accumulation Amount (subject to adjustment) ...............................$105,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) .............April 30, 2008
         Annual Servicing Fee Percentage ................................................................2%
         Series 2002-3 Termination Date .................................................September 15, 2011
         Series Issuance Date .................................................................May 30, 2002

1. Class A Notes
         Initial Class A Principal Amount ...................................................$1,260,000,000
         Note Rate .................................................................One Month LIBOR + 0.17%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ...............................................................May 15, 2009
         Note Issuance Date ...................................................................May 30, 2002

2. Class B Notes
         Initial Class B Principal Amount .....................................................$105,000,000
         Note Rate .................................................................One Month LIBOR + 0.45%
         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date ..............................................................June 15, 2009
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount .....................................................$135,000,000
         Note Rate .................................................................One Month LIBOR + 1.03%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes


SERIES 2002-4


SERIES 2002-4 CERTIFICATE
         Initial Principal Amount ...........................................................$1,500,000,000
         Controlled Accumulation Amount (subject to adjustment) ...............................$105,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ...............May 31, 2004
         Annual Servicing Fee Percentage ................................................................2%
         Series 2002-4 Termination Date ...................................................October 15, 2007
         Series Issuance Date ................................................................June 20, 2002

1. Class A Notes
         Initial Class A Principal Amount ...................................................$1,260,000,000
         Note Rate .................................................................One Month LIBOR + 0.05%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ..............................................................June 15, 2005
         Note Issuance Date ..................................................................June 20, 2002

2. Class B Notes
         Initial Class B Principal Amount .....................................................$105,000,000
         Note Rate .................................................................One Month LIBOR + 0.31%

         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date ..............................................................July 15, 2005
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount .....................................................$135,000,000
         Note Rate .................................................................One Month LIBOR + 0.84%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes


SERIES 2002-5


SERIES 2002-5 CERTIFICATE
         Initial Principal Amount ...........................................................$1,000,000,000
         Controlled Accumulation Amount (subject to adjustment) ................................$70,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ...............May 31, 2006
         Annual Servicing Fee Percentage ................................................................2%
         Series 2002-5 Termination Date ...................................................October 15, 2009
         Series Issuance Date ................................................................July 16, 2002

1. Class A Notes
         Initial Class A Principal Amount .....................................................$840,000,000
         Note Rate .................................................................One Month LIBOR + 0.10%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date ..............................................................June 15, 2007
         Note Issuance Date ..................................................................July 16, 2002

2. Class B Notes
         Initial Class B Principal Amount ......................................................$70,000,000
         Note Rate .................................................................One Month LIBOR + 0.36%
         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date ..............................................................July 16, 2007
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$90,000,000
         Note Rate .................................................................One Month LIBOR + 0.95%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes


SERIES 2002-6


SERIES 2002-6 CERTIFICATE
         Initial Principal Amount ...........................................................$1,100,000,000
         Controlled Accumulation Amount (subject to adjustment) ................................$77,000,000
         Commencement of Controlled Accumulation Period (subject to adjustment) ............August 31, 2004
         Annual Servicing Fee Percentage ................................................................2%
         Series 2002-6 Termination Date ...................................................January 15, 2008
         Series Issuance Date ...........................................................September 30, 2002

1. Class A Notes
         Initial Class A Principal Amount .....................................................$924,000,000
         Note Rate .................................................................One Month LIBOR + 0.06%
         Enhancement ......................................Subordination of Class B Notes and Class C Notes
         Scheduled Payment Date .........................................................September 15, 2005
         Note Issuance Date .............................................................September 30, 2002

2. Class B Notes
         Initial Class B Principal Amount ......................................................$77,000,000
         Note Rate .................................................................One Month LIBOR + 0.35%
         Enhancement ........................................................Subordination of Class C Notes
         Scheduled Payment Date ...........................................................October 17, 2005
         Note Issuance Date ............................................Same as above for the Class A Notes

3. Class C Notes
         Initial Class C Principal Amount ......................................................$99,000,000
         Note Rate .................................................................One Month LIBOR + 1.05%
         Enhancement ............................................................Owner Trust Spread Account
         Scheduled Payment Date ........................................Same as above for the Class B Notes
         Note Issuance Date ......................Same as above for the Class A Notes and the Class B Notes

                  GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

     "ADJUSTED INVESTOR INTEREST" means, for any date of determination, an amount equal to:

     o  the Investor Interest as of that date, minus

     o  the amount on deposit in the Principal Funding Account for that date.

     "AVAILABLE ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT" will equal the lesser of:

     o the amount on deposit in the Accumulation Period Reserve Account--after giving effect to the interest and earnings retained in that account but before giving effect to any deposit to be made to that account on a Transfer Date, and

     o the Required Accumulation Period Reserve Account Amount for such Transfer Date.

     "AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS" means, with respect to any Monthly Period, the sum of:

     o the Floating Allocation Percentage of collections of Finance Charge Receivables with respect to that Monthly Period excluding collections of Finance Charge Receivables attributable to Interchange which are allocable to Servicer Interchange,

     o investment earnings on amounts in the Principal Funding Account, if any, with respect to the related Transfer Date, and

     o amounts, if any, to be withdrawn from the Accumulation Period Reserve Account which are required to be included in Available Investor Finance Charge Collections under the Series 2002-7 Supplement.

     "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period, the sum of:

     o the Fixed Allocation Percentage of collections of Principal Receivables received during that Monthly Period and amounts applied to cover the Investor Default Amount and Investor Charge-Offs and previously unreimbursed Reallocated Principal Collections on the related Transfer Date, plus

     o any Shared Principal Collections with respect to other series that are allocated to Series 2002-7, minus

     o the amount of Reallocated Principal Collections used to fund the interest payments on the Class A notes and the Class B notes and the Net Investor Servicing Fee.

     "BASE RATE" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

     o  the numerator of which is the sum of:

        -  the Class A Interest Requirement,

        -  the Class B Interest Requirement,

        -  the Net Class C Interest Requirement, and

        -  the Investor Servicing Fee with respect to that Monthly Period, and

     o the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

     "CLASS A INTEREST REQUIREMENT" means, with respect to any Payment Date, the sum of:

     o  the Class A Monthly Note Interest, and

     o  any unpaid Class A Note Interest Shortfall.

   "CLASS A MONTHLY NOTE INTEREST" means the product of:

     o  the Class A Note Interest Rate for the related Note Interest Period,

     o  a fraction:

        - the numerator of which is the actual number of days in such Note Interest Period and

        -  the denominator of which is 360, and

     o the Class A Note Principal Balance on the related Record Date or, with respect to the initial Payment Date, the Class A Note Initial Principal Balance.

     "CLASS A NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date on and after the earlier to occur of:

     o  the Class A Scheduled Note Payment Date, and

     o  any Note Principal Due Date,

the Class A Note Principal Balance on that Payment Date.

     "CLASS A NOTE INITIAL PRINCIPAL BALANCE" means $630,000,000.

     "CLASS A NOTE INTEREST RATE" means a rate of 0.12% per annum above one-month LIBOR.

     "CLASS A NOTE INTEREST SHORTFALL" means, with respect to any Payment Date, the sum of:

     o  the excess, if any, of:

        -  the Class A Interest Requirement for the preceding Payment Date, over

        - the amount of interest paid on the Class A notes for the preceding Payment Date, plus

     o interest on the amount of overdue interest owed to the Class A noteholders on the preceding Payment Date, to the extent permitted by law, at the Class A Note Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

     "CLASS A NOTE PRINCIPAL BALANCE" means, as of any date:

     o  the Class A Note Initial Principal Balance, minus

     o the aggregate amount of any principal allocations paid to the Class A noteholders prior to that date.

     "CLASS A SCHEDULED NOTE PAYMENT DATE" means the October 2007 Payment Date.

     "CLASS B INTEREST REQUIREMENT" means, with respect to any Payment Date, the sum of:

     o  the Class B Monthly Note Interest, and

     o  any unpaid Class B Note Interest Shortfall.

     "CLASS B MONTHLY NOTE INTEREST" means the product of:

     o  the Class B Note Interest Rate for the related Note Interest Period,

     o  a fraction:

        - the numerator of which is the actual number of days in such Note Interest Period and

        -  the denominator of which is 360, and

     o the Class B Note Principal Balance on the related Record Date or, with respect to the initial Payment Date, the Class B Note Initial Principal Balance.

     "CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date on and after the earlier to occur of:

     o  the Class B Scheduled Note Payment Date, and

     o  any Note Principal Due Date,

the Class B Note Principal Balance on that Payment Date.

     "CLASS B NOTE INITIAL PRINCIPAL BALANCE" means $52,500,000.

     "CLASS B NOTE INTEREST RATE" means a rate of 0.43% per annum above one-month LIBOR.

     "CLASS B NOTE INTEREST SHORTFALL" means, with respect to any Payment Date, the sum of:

     o  the excess, if any, of:

        -  the Class B Interest Requirement for the preceding Payment Date, over

        - the amount of interest paid on the Class B notes for the preceding Payment Date, plus

     o interest on the amount of overdue interest owed to the Class B noteholders on the preceding Payment Date, to the extent permitted by law, at the Class B Note Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

     "CLASS B NOTE PRINCIPAL BALANCE" means, as of any date:

     o  the Class B Note Initial Principal Balance, minus

     o the aggregate amount of any principal allocations paid to the Class B noteholders prior to that date.

     "CLASS B SCHEDULED NOTE PAYMENT DATE" means the November 2007 Payment
Date.

     "CLASS C INTEREST REQUIREMENT" means, with respect to any Payment Date, the sum of:

     o  the Class C Monthly Note Interest, and

     o  the amount of any Class C Note Interest Shortfall.

     "CLASS C MONTHLY NOTE INTEREST" means the product of:

     o  the Class C Note Interest Rate for the related Note Interest Period,

     o  a fraction:

        - the numerator of which is the actual number of days in such Note Interest Period and

        -  the denominator of which is 360, and

     o the Class C Note Principal Balance on the related Record Date or, with respect to the initial Payment Date, the Class C Note Initial Principal Balance.

     "CLASS C NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date on and after the earlier to occur of:

     o  the Class C Scheduled Note Payment Date, and

     o  any Note Principal Due Date,

the Class C Note Principal Balance on that Payment Date.

     "CLASS C NOTE INITIAL PRINCIPAL BALANCE" means $67,500,000.

     "CLASS C NOTE INTEREST RATE" means a rate of 1.25% per annum above one-month LIBOR.

     "CLASS C NOTE INTEREST SHORTFALL" means, with respect to any Payment Date, the sum of:

     o  the excess, if any, of:

        -  the Class C Interest Requirement for the preceding Payment Date, over

        - the amount of interest paid on the Class C notes for the preceding Payment Date, plus

     o interest on the amount of overdue interest owed to the Class C noteholders on the preceding Payment Date, to the extent permitted by law, at the Class C Note Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

     "CLASS C NOTE PRINCIPAL BALANCE" means, as of any date:

     o  the Class C Note Initial Principal Balance, minus

     o the aggregate amount of any principal allocations paid to the Class C noteholders prior to that date.

     "CLASS C SCHEDULED NOTE PAYMENT DATE" means the November 2007 Payment
Date.

     "CONTROLLED ACCUMULATION AMOUNT" means the amount scheduled to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period which is initially scheduled to be $52,500,000 but can become a larger amount if the Controlled Accumulation Period is shorter than twelve months.

     "CONTROLLED ACCUMULATION PERIOD" means a period:

     o beginning at the close of business on the last day of the September 2006 Monthly Period (subject to adjustment as described herein) and

     o  ending on the earliest of:

        -  the start of the Rapid Amortization Period, and

        -  the Series Termination Date,

during which collections of Principal Receivables up to the amount specified herein are deposited monthly into the Principal Funding Account.

     "DEFAULT AMOUNT" means the amount of receivables in Defaulted Accounts for any Monthly Period.

     "DEPOSIT AND ADMINISTRATION AGREEMENT" means the agreement between Chase Manhattan Bank USA, National Association, as Depositor and Administrator, and Wilmington Trust Company, not in its individual capacity but as Owner Trustee for the Chase Credit Card Owner Trust 2002-7, as issuer, under which the Series Certificate will be deposited into the owner trust.

     "DISTRIBUTION DATE" means the 15th day of each month--or, if that day is not a business day, the next succeeding business day--on which distributions of interest or principal are to be made to certificateholders, including the owner trust as holder of the Series Certificate.

     "EVENTS OF DEFAULT" means, with respect to the notes, those events described under "Description of the Securities--Description of the Notes--Events of Default" in this supplement.

     "EXCESS FINANCE CHARGE COLLECTIONS" means those finance charge collections described under "Description of the Securities--Description of the Series Certificate--Shared Excess Finance Charge Collections" in this supplement.

     "EXCESS SPREAD PERCENTAGE" means, with respect to any Monthly Period, the amount, if any, by which the Portfolio Yield exceeds the Base Rate.

     "FIXED ALLOCATION PERCENTAGE" means the Investor Percentage described under "Description of the Securities--Description of the Series
Certificate--Allocation Percentages" in this supplement.

     "FLOATING ALLOCATION PERCENTAGE" means the Investor Percentage described under "Description of the Securities--Description of the Series
Certificate--Allocation Percentages" in this supplement.

     "GROUP I" means the group of series under the master trust to which the Series Certificate for your series belongs.

     "INVESTOR INTEREST" means:

     o  the initial principal amount of the Series Certificate, minus

     o the amount of principal previously paid to the owner trust as certificateholder, minus

     o the amount of unreimbursed Investor Charge-Offs and Reallocated Principal Collections.

     "INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS" means the investment earnings on funds in the Principal Funding Account, net of investment expenses and losses for a single Monthly Period.

     "INVESTOR SERVICING FEE" means, as of any Transfer Date, an amount equal to one-twelfth of the product of:

     o  2.0%, and

     o the Adjusted Investor Interest as of the last day of the Monthly Period preceding that Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to the product of:

        - a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the December 2002 Monthly Period and the denominator of which is 360,

        -  2.0%, and

        -  the Investor Interest on the Closing Date.

     "LISTING AGENT" means Banque Generale du Luxembourg, S.A., 50 Avenue J.F. Kennedy, L-2951, Luxembourg, phone number 011 352 4242 2367.

     "MONTHLY PRINCIPAL REALLOCATION AMOUNT" means, with respect to any Monthly Period, the sum of:

     o  the lower of:

        - the excess of the Class A Interest Requirement over the Available Investor Finance Charge Collections allocated to the Class A Interest Requirement, and

        - 16% of the initial Investor Interest minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections, plus

     o  the lower of:

        - the sum of (A) the excess of the Class B Interest Requirement over the Available Investor Finance Charge Collections allocated to the Class B Interest Requirement and (B) the excess of the Net Investor Servicing Fee over the Available Investor Finance Charge Collections allocated to the Net Investor Servicing Fee, and

        - 9% of the initial Investor Interest minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections.

     "NET CLASS C INTEREST REQUIREMENT" means for each Transfer Date:

     o  the Class C Interest Requirement, minus

     o  the investment earnings on amounts in the Owner Trust Spread Account.

     "NET INVESTOR SERVICING FEE" means the share of the Investor Servicing Fee allocable to the owner trust as holder of the Series Certificate with respect to any Transfer Date which is equal to one-twelfth of the product of:

     o  1.0%, and

     o the Adjusted Investor Interest as of the last day of the Monthly Period preceding that Transfer Date;

provided, however, that with respect to the first Transfer Date, the Net Investor Servicing Fee shall be equal to the product of:

     o a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the December 2002 Monthly Period, and the denominator of which is 360,

     o  the Net Servicing Fee Rate, and

     o  the Investor Interest on the Closing Date.

     "NET SERVICING FEE RATE" means 1.0% per annum.

     "NOTE DISTRIBUTION ACCOUNT" means an account in which payments made to the owner trust by the master trust with respect to the Series Certificate are deposited and from which payments to the noteholders are made.

     "NOTE DOCUMENTS" means the Indenture, the Trust Agreement and the Deposit and Administration Agreement.

     "NOTE INITIAL PRINCIPAL BALANCE" means $750,000,000.

     "NOTE INTEREST PERIOD" means, with respect to any Payment Date, the period from the previous Payment Date through the day preceding such Payment Date, except that the initial Note Interest Period will be the period from the Closing Date through the day preceding the initial Payment Date.

     "NOTE MATURITY DATE" means February 15, 2010, or if that day is not a business day the next business day, which will be the Payment Date on which the entire remaining principal balance of the notes will be paid in full.

     "NOTE PRINCIPAL DUE DATE" means any of:

     o  the date on which the master trust is terminated,

     o  the date on which the Investor Interest is paid in full,

     o  the Note Maturity Date,

     o the Payment Date on which the Transferor exercises its option to purchase the Series Certificates, and

     o the Payment Date in the month following the Monthly Period in which a Pay Out Event (including an Event of Default) occurs.

     "NOTE RATE" means the interest rate per annum for a class of notes set forth under "Summary of Terms" in this supplement.

     "OWNER TRUST SPREAD ACCOUNT" means the spread account maintained by the owner trust for the benefit of the Class C notes.

     "OWNER TRUSTEE" means Wilmington Trust Company, as Owner Trustee of the owner trust.

     "PAY OUT EVENT" means, for the Series Certificate of your series, any of the events described under "Description of the Securities--Description of the Series Certificate--Pay Out Events" in this supplement.

     "PAYMENT DATE" means the 15th day of each month--or, if that day is not a business day, the next succeeding business day--on which distributions of interest or principal are to be made to noteholders.

     "PORTFOLIO YIELD" means the annualized percentage equivalent of a fraction:

     o  the numerator of which is the sum of:

        -  collections of Finance Charge Receivables,

        -  Investor Principal Funding Investment Proceeds, and

        - amounts withdrawn from the Accumulation Period Reserve Account, and deposited into the Finance Charge Account for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and

     o the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

     "PRINCIPAL FUNDING INVESTMENT SHORTFALL" means, as of any Transfer Date during the Controlled Accumulation Period, a deficiency that occurs when the Investor Principal Funding Investment Proceeds for that Transfer Date are less than the product of:

     o the actual number of days in the related Note Interest Period divided by 360, times

     o  the Class A Note Interest Rate, times

     o the balance in the Principal Funding Account as of the Record Date preceding that Transfer Date.

     "QUARTERLY EXCESS SPREAD PERCENTAGE" means, with respect to any Monthly Period, the average of the current Excess Spread Percentage and the Excess Spread Percentages for the two immediately preceding Monthly Periods.

     "RAPID AMORTIZATION PERIOD" means, for the Series Certificate, a period:

     o beginning on the day a Pay Out Event occurs or such other date as may be specified in this supplement, and

     o  ending on the earlier of:

        - the date on which the Investor Interest of the Series Certificate has been paid in full, and

        -  the Series Termination Date, and

during which the portion of collections of Principal Receivables allocable to the Series Certificate of your series will be paid on each Distribution Date to the owner trust as the holder of the Series Certificate.

     "REALLOCATED PRINCIPAL COLLECTIONS" means with respect to any Transfer Date, Available Investor Principal Collections used to pay interest on the Class A notes and the Class B notes or used to pay the Net Investor Servicing Fee, in an amount equal to the lesser of:

     o the Monthly Principal Reallocation Amount for the related Monthly Period, and

     o the Investor Interest after giving effect to any Investor Charge-Offs for that Transfer Date.

     "RECORD DATE" means the last business day of the calendar month before the Payment Date, as of which a noteholder must be the registered holder of a note to receive a payment on the following Payment Date.

     "REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT" means, with respect to any Transfer Date on or after which principal is deposited into the Accumulation Period Reserve Account, an amount equal to:

     o  the product of:

        -  84%,

        -  the initial Investor Interest, and

        -  0.5%, or

     o a greater or lesser amount in accordance with the provisions of the Series 2002-7 Supplement.

     "REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT" means the minimum amount required to be held in the Owner Trust Spread Account for the benefit of the Class C noteholders, equal to $7,500,000 unless the Quarterly Excess Spread
Percentage:

     o is less than or equal to 4.50% per annum but greater than 4.25% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 1.50% of the Note Initial Principal Balance,

     o is less than or equal to 4.25% per annum but greater than 4.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 2.00% of the Note Initial Principal Balance,

     o is less than or equal to 4.00% per annum but greater than 3.50% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 2.50% of the Note Initial Principal Balance,

     o is less than or equal to 3.50% per annum but greater than 3.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 3.00% of the Note Initial Principal Balance,

     o is less than or equal to 3.00% per annum but greater than 2.50% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 3.50% of the Note Initial Principal Balance,

     o is less than or equal to 2.50% per annum but greater than or equal to 0.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 4.00% of the Note Initial Principal Balance, and

     o is less than 0.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 9.00% of the Note Initial Principal Balance.

     The Required Owner Trust Spread Account Amount will never be greater than the Class C Note Principal Balance.

     "RESERVE ACCOUNT FUNDING DATE" means the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or an earlier date determined by the Servicer.

     "SCHEDULED NOTE PAYMENT DATE" means:

     o  for Class A, October 15, 2007,

     o  for Class B, November 15, 2007, and

     o  for Class C, November 15, 2007,

or if the Scheduled Note Payment Date for any class is not a business day, the next business day.

     "SCHEDULED PRINCIPAL ALLOCATION COMMENCEMENT DATE" means the October 2007 Distribution Date.

     "SERIES 2002-7 SUPPLEMENT" means the supplement to the Pooling and Servicing Agreement through which the Series Certificate is issued.

     "SERVICER" means JPMorgan Chase Bank, as servicer of the Chase Credit Card Master Trust.

     "SERVICER INTERCHANGE" means, for any Monthly Period, an amount equal to:

     o Finance Charge Receivables allocated to the Investor Interest with respect to that Monthly Period which are attributable to Interchange,

     o  but not in excess of one-twelfth of the product of:

        - the Adjusted Investor Interest, as of the last day of such Monthly Period, and

        -  1.0%.

     "SHARED PRINCIPAL COLLECTIONS" means those principal collections described under "Description of the Securities--Description of the Series Certificate-- Shared Principal Collections" in this supplement.

     "TRUST AGREEMENT" means the agreement under which the owner trust will be established to be entered into by Chase USA, as the Depositor, and Wilmington Trust Company, as the Owner Trustee.

Prospectus


CHASE CREDIT CARD OWNER TRUSTS
CHASE CREDIT CARD MASTER TRUST
Issuers


CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
Transferor and Administrator of Owner Trusts


JPMORGAN CHASE BANK
Servicer of Master Trust

ASSET BACKED SECURITIES


--------------------------------------------------------------------------------
A note is not a deposit and neither the notes nor the underlying accounts or receivables or series certificates are insured or guaranteed by the FDIC or any other governmental agency.

A series certificate will represent an interest in the master trust only. A note will be an obligation of an owner trust only. Neither the series certificates nor the notes will represent interests in or recourse obligations of Chase USA, the servicer or any of their affiliates.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------


THE MASTER TRUST--

o may periodically issue asset backed certificates in one or more series that will be sold to owner trusts and pledged to secure notes, and

o will own receivables in a portfolio of consumer revolving credit card accounts and other property described in this prospectus and in the prospectus supplement.


THE NOTES--

o will be obligations of an owner trust and will be secured by the assets of that owner trust, including one or more series certificates,

o offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization,

o    may have one or more forms of credit enhancement, and

o will be issued as part of a series which may include one or more classes of notes.

The noteholders will receive interest and principal as described in the prospectus supplement. Each series of notes will be secured by a series certificate issued by the master trust and purchased by the owner trust that will issue the notes and any other assets described in that prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                November 4, 2002

                                TABLE OF CONTENTS


OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT .    3

THE MASTER TRUST .............................................................    4

THE OWNER TRUSTS .............................................................    4

CHASE USA'S CREDIT CARD ACTIVITIES ...........................................    5
  Acquisition and Maintenance of Credit Card Accounts ........................    5
  Billing and Payments .......................................................    7
  Collection of Delinquent Accounts ..........................................    8
  Description of First Data Resources, Inc. ..................................    9
  Interchange ................................................................    9
  Recoveries .................................................................    9

THE RECEIVABLES ..............................................................    9

USE OF PROCEEDS ..............................................................   10

MATURITY CONSIDERATIONS ......................................................   11

CHASE USA ....................................................................   12

DESCRIPTION OF THE SECURITIES ................................................   13
  Form of Your Notes .........................................................   13
  DTC ........................................................................   14
  Clearstream ................................................................   14
  Euroclear ..................................................................   15
  Book-Entry Registration ....................................................   15
  Definitive Notes ...........................................................   17
  Initial Settlement .........................................................   18
  Secondary Market Trading ...................................................   18
  Certain U.S. Federal Income Tax Documentation Procedures Relating to
    Global Notes .............................................................   20
  Description of the Series Certificates .....................................   20
  Transferor Interest ........................................................   21
  Issuing New Series Certificates ............................................   22
  Interest Allocations .......................................................   22
  Principal Allocations ......................................................   23
  Transfer and Assignment of Receivables .....................................   24
  Chase USA's Representations and Warranties .................................   24
  Addition of Master Trust Assets ............................................   26
  Removal of Master Trust Assets .............................................   27
  Master Trust Bank Accounts .................................................   27
  Companion Series ...........................................................   28
  Funding Period .............................................................   29
  Investor Percentage and Transferor Percentage ..............................   30
  Application of Collections .................................................   30
  Shared Excess Finance Charge Collections ...................................   31
  Shared Principal Collections ...............................................   31
  Rebates and Fraudulent Charges .............................................   31
  Default Allocations ........................................................   32
  Investor Charge-Offs .......................................................   32
  Optional Repurchase ........................................................   32
  Final Payment of Principal; Series Termination .............................   32
  Pay Out Events .............................................................   32
  Servicing Compensation .....................................................   33
  The Servicer ...............................................................   33
  Servicer Default ...........................................................   33
  Payment of Expenses ........................................................   34
  Reports to Certificateholders ..............................................   34
  Evidence as to Compliance ..................................................   35
  Amendments .................................................................   35
  The Master Trust Trustee ...................................................   36
  Master Trust Termination ...................................................   37
  Description of the Notes ...................................................   37
  Principal and Interest on the Notes ........................................   37
  The Indentures .............................................................   38
  Certain Covenants ..........................................................   41
  The Indenture Trustee ......................................................   41
  Transfer and Assignment of the Series Certificate ..........................   42
  Reports to Noteholders .....................................................   42
  Certain Matters Regarding the Administrator ................................   42
  Amendments .................................................................   42
  Termination ................................................................   43

CREDIT ENHANCEMENT ...........................................................   43
  Specific Forms of Credit Enhancement .......................................   44

NOTE RATINGS .................................................................   46

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES .....................................   48
  Transfer of Receivables ....................................................   48
  Certain Matters Relating to Receivership ...................................   48
  Consumer Protection Laws ...................................................   50
  Industry Litigation ........................................................   50

TAX MATTERS ..................................................................   51
  Tax Characterization of the Master Trust ...................................   52
  Tax Characterization of the Owner Trusts ...................................   52
  Tax Characterization of the Notes ..........................................   52
  Taxation of Interest Income on the Notes ...................................   53
  Sale, Exchange or Retirement of Notes ......................................   53
  Possible Alternative Characterizations .....................................   53
  Non-U.S. Note Owners .......................................................   54
  Information Reporting and Backup Withholding ...............................   56
  State and Local Taxation ...................................................   57

EMPLOYEE BENEFIT PLAN CONSIDERATIONS .........................................   57
  Certain ERISA Considerations With Respect to Notes .........................   57
  Prohibited Transaction Considerations ......................................   57

PLAN OF DISTRIBUTION .........................................................   58

LEGAL MATTERS ................................................................   59

REPORTS TO NOTEHOLDERS .......................................................   59

WHERE YOU CAN FIND MORE INFORMATION ..........................................   60

GLOSSARY OF TERMS FOR PROSPECTUS .............................................   61

                OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

     We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and (b) the prospectus supplement, which will describe the specific terms of your series of notes, including:

     o  the timing and amount of interest and principal payments,

     o  information about the receivables,

     o  information about credit enhancement for each class,

     o  credit ratings, and

     o  the method for selling the notes.

     We have included a description of some of the basic terms and characteristics of the notes that may be offered by this prospectus. We have also included a description of any series certificate sold to an owner trust to be pledged to secure notes. In addition, we have included a description summarizing the terms and provisions that would apply to all notes offered by this prospectus.

     You should review carefully the descriptions of the series certificates in this prospectus and the prospectus supplement. The most significant asset of each owner trust will be a series certificate issued by the master trust and pledged to secure the notes of the owner trust. The terms and provisions of that series certificate will be reflected in the terms and provisions of the notes secured by that series certificate.

     Each series certificate issued by the master trust and pledged to secure the notes of an owner trust will be:

     o registered under the registration statement we have filed with the SEC relating to the notes, and

     o rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

     You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

     You can find a glossary of the defined terms that appear in this document in bold faced type under the caption "Glossary of Terms for Prospectus" beginning on page 61 in this prospectus.

                               THE MASTER TRUST

     The Chase Credit Card Master Trust was formed in October 1995 to issue certificates representing interests in a pool of credit card receivables held by the master trust. SERIES CERTIFICATES issued by the master trust will be issued in amounts, at prices and on terms to be determined at the time of sale as set forth in a supplement to this prospectus.

     The master trust exists through a POOLING AND SERVICING AGREEMENT among the following parties:

     o Chase Manhattan Bank USA, National Association, as TRANSFEROR on and after June 1, 1996,

     o JPMorgan Chase Bank, as TRANSFEROR prior to June 1, 1996 and as servicer, and

     o  The Bank of New York, as trustee.

     JPMorgan Chase Bank has delegated substantially all of its servicing duties to Chase USA.

     The master trust will not engage in any business activity other than:

     o  acquiring and holding receivables,

     o  issuing series of certificates and a TRANSFEROR CERTIFICATE,

     o  making payments on these certificates,

     o obtaining any credit enhancement or entering into any enhancement contract necessary to issue SERIES CERTIFICATES,

     o entering into swap agreements to convert specified cash flows from one form to another, and

     o engaging in related activities, which activities cannot be contrary to the status of the master trust as a "qualifying special purpose entity" under existing accounting literature.

Because of the restricted nature of its activities, we do not expect that the obligations of the master trust will ever exceed the value of its assets.


                               THE OWNER TRUSTS

     Each series of notes will be issued by an owner trust. Each owner trust will be formed as a statutory business trust or a common law trust under the laws of the State of Delaware. Chase USA will deposit in an owner trust a SERIES CERTIFICATE rated in one of the four highest rating categories by at least one rating agency. Each owner trust will be the certificateholder of a single SERIES CERTIFICATE. The descriptions of the SERIES CERTIFICATES in this prospectus and in the related supplement are important to purchasers of notes because the SERIES CERTIFICATE will be the most significant asset of each owner trust. The terms and provisions of the SERIES CERTIFICATE, including the payment terms, will be reflected in the terms and provisions of the notes. Each series of notes will be issued under an INDENTURE between the OWNER TRUSTEE and the INDENTURE TRUSTEE. The notes will be secured by the SERIES CERTIFICATE and the other collateral pledged by the owner trust to secure the notes pursuant to the INDENTURE, which may include a reserve account for the benefit of one or more classes of notes.

     The activities of each owner trust will be limited to:

     o  acquiring and holding a SERIES CERTIFICATE,

     o  issuing a single series of notes,

     o  making payments on the notes,

     o entering into swap agreements to convert specified cash flows from one form to another, and

     o engaging in other activities that are appropriate to accomplish those goals, which activities cannot be contrary to the status of the owner trust as a "qualifying special purpose entity" under existing accounting literature.

                      CHASE USA'S CREDIT CARD ACTIVITIES

     Chase USA's portfolio of credit card receivables is originated through MasterCard and VISA accounts principally established by:

     o  Chase USA,

     o JPMorgan Chase Bank, before the transfer of its credit card business to Chase USA in June 1996, and

     o The Bank of New York, before the purchase of its credit card operations by Chase USA in November 1997.

Some of these accounts are designated as master trust accounts. The receivables transferred to the master trust or which Chase USA will transfer to the master trust under the terms of the POOLING AND SERVICING AGREEMENT have been and will be generated from transactions made by the holders of these master trust accounts.

     Chase USA has the right, and currently expects, to designate additional accounts from time to time as master trust accounts. Accounts available for addition to the master trust might have been originated under policies and procedures which differ from the policies and procedures used to originate accounts currently in the master trust. If Chase USA adds any of these accounts, it does not expect that these differences will have a material effect on your interests.

     Chase USA services credit card accounts at facilities located in:

     o  Hicksville, New York,

     o  San Antonio, Texas,

     o  Tempe, Arizona,

     o  Tampa, Florida, and

     o  Newark, Delaware.

Many data processing and administrative functions for the BANK PORTFOLIO are performed by First Data Resources, Inc.


ACQUISITION AND MAINTENANCE OF CREDIT CARD ACCOUNTS

     The accounts in the master trust were generated under the VISA U.S.A., Inc. and MasterCard International Inc. programs. Chase USA, a member of VISA and MasterCard International, originated or purchased these accounts. VISA and MasterCard International license their respective marks permitting financial institutions to issue credit cards to their customers. In addition, VISA and MasterCard International provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.

     The VISA and MasterCard credit cards are issued by Chase USA as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of these credit cards are processed through the VISA and MasterCard International authorization and settlement systems.

     VISA and MasterCard credit cards may be used:

     o  to purchase merchandise and services,

     o to obtain cash advances from a financial institution, automated teller machine, a check drawn on the account or as overdraft protection, and

     o  to consolidate and transfer balances from other credit cards.

Amounts due on master trust accounts for any of these purposes are included as receivables in the master trust.

     Chase USA entered into an agreement with MasterCard International, effective as of July 1, 1999, as a result of which the BANK PORTFOLIO is expected to have a larger proportion of MasterCard accounts in the future. While this shift may be accompanied by some attrition of accounts, Chase USA believes the amount of any such attrition will not be material. Based on current analyses, Chase USA does not expect its performance of this agreement or any such attrition of accounts to have a material adverse effect on Chase USA, the master trust, the owner trusts or any holders of notes.

     Chase USA originates accounts through several channels:

     o Applications. Chase USA makes applications for VISA and MasterCard accounts available at all JPMorgan Chase Bank branches and point of sale outlets. Chase USA advertises on television, radio and in magazines with the goal of generating customer applications. Chase USA also mails applications directly to prospective cardholders. In each case, Chase USA reviews an application for completeness and creditworthiness. Applications provide information to Chase USA on the applicant's employment history, income and residence status. A credit report on the applicant, requested from an independent credit reporting agency, will also be evaluated. Discrepancies between the credit report and the application must be resolved before the application can be approved.

        Chase USA generally evaluates the applicant's ability to repay credit card balances through application of a credit scoring system using proprietary models and models developed by independent consulting firms. Credit scoring is intended to provide a general indication, based on the information available from the application, credit bureaus or other sources, of the applicant's likelihood to repay his or her obligations. Credit scoring assigns values to the information provided in each applicant's application and credit bureau report and then estimates the associated credit risk. The score at which an applicant will be approved correlates to Chase USA's credit risk tolerance at the time of the approval. Chase USA's personnel and outside consultants regularly review the predictive accuracy of the scoring models.

        Applications are also evaluated with a proprietary profitability model, which determines if the applicant is likely to meet Chase USA's profitability expectations. These expectations are adjusted from time to time based on economic conditions, Chase USA's and JPMorgan Chase Bank's corporate goals and competitive pressures. Applicants who fall outside of Chase USA's desired credit and profitability segments will be denied a credit card.

        An approved application is assigned an initial credit limit based on the applicant's credit score and income level,

     o Direct Mail and Telemarketing. Chase USA uses direct mail and telemarketing solicitation campaigns to access individuals whom Chase USA has identified as desirable cardholders. A list of prospects from a variety of sources are screened at one or more credit bureaus in accordance with Chase USA's credit criteria, including previous payment patterns and longevity of account relationships. Individuals qualifying for pre-screened direct mail or telemarketing solicitation are conditionally offered a credit card without having to complete a detailed application. Credit limits offered to pre-screened prospective cardholders are based on each individual's credit profile, profitability potential and overall indebtedness relative to inferred income,

     o Purchase of Accounts. Chase USA has added, and may continue to add, accounts to its credit card portfolio by purchasing accounts from other financial institutions. Chase USA originally opened credit card accounts it purchased using criteria established by another institution. These purchased accounts may not have been subject to the same level of credit review as accounts Chase USA initially established. Following acquisition, purchased accounts are evaluated against the same criteria used by Chase USA to maintain accounts which it originates. This evaluation might indicate that the purchased account should be closed immediately, which causes Chase USA to authorize no future purchases or cash advances on the card. All accounts passing the evaluation remain open, subject to the same criteria Chase USA uses to periodically evaluate all of its accounts.

Regardless of origination channel, at least once per year each account is subject to a systematic evaluation of payment and behavioral information. Chase USA may adjust the account's credit limit up or down, based on updated credit and profitability scores. Credit limits may also be adjusted at the request of the applicant, subject to Chase USA's independent evaluation of the applicant's payment and card usage history.

     Each cardholder is subject to an agreement governing the terms and conditions of the account. In these agreements, Chase USA has reserved the right:

     o to change or end any terms, conditions, services or features of each account, including increasing or decreasing finance charges, fees or minimum payments, and

     o to sell or transfer the accounts and/or any amounts owed on such accounts to another creditor.


BILLING AND PAYMENTS

     The accounts in the master trust have various billing and payment structures, including varying minimum payment levels and fees. Chase USA sends monthly billing statements to cardholders. The following information reflects some of the current billing and payment characteristics of the master trust accounts.

     When an account is established it is randomly assigned to a billing cycle. Currently there are 20 billing cycles, each with a different monthly billing date. On each cycle's monthly billing date, all activity since the previous monthly billing date for all accounts in the cycle are processed and billed to cardholders.

     Chase USA generally determines the minimum monthly payment with respect to the accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 2.000%. If the calculated minimum payment amount is less than $10.00, it is increased to $10.00. The sum of this amount and any past due amounts equals the minimum payment amount. The minimum payment, however, is never more than the new balance.

     When each account's monthly activity is processed for a billing cycle, finance charges are assessed in two ways:

     o Finance Charges on New Purchases. A daily periodic finance charge is assessed on principal receivables from new purchases if the following criteria are met:

          - on the first day of the billing cycle there was a balance outstanding; and

          - there was a balance outstanding on the payment date shown on the previous monthly statement.

     If a finance charge is assessed on a new purchase, it will be calculated as described below:

     o Finance Charges on Cash Advances and Pre-Existing Purchases. Daily periodic finance charges on cash advances and pre-existing purchase balances are calculated as follows:

        (average daily cash advance or pre-existing purchase balance) x (applicable daily periodic finance charge rate) x (number of days in the billing cycle)

     In calculating the average daily cash advance and pre-existing purchase balance, Chase USA will add the interest amount accrued on the previous day's ending balance to the current day's balance. New cash advances and new purchases are generally included in their respective average daily balances from the date the advance or purchase occurs, although--as noted above--in some cases finance charges do not begin to accrue until the first day of the following billing cycle.

     Chase USA offers fixed rate and variable rate accounts. Chase USA may extend reduced rate offers to retain certain accounts. In specific situations, the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by Chase USA generally.

     Chase USA charges annual membership fees on some accounts while other accounts carry no annual membership fee. In connection with solicitations of new accounts, Chase USA typically does not charge an annual membership fee unless the account participates in certain rewards programs. In addition to any annual membership fee, Chase USA may assess late fees, over-limit fees, returned check and returned payment fees, transaction fees for cash advances, balance transfer and certain purchases, and various services fees.

     Cardholder payments to Chase USA are processed and applied to any billed and unpaid finance charges and to billed and unpaid transactions in the order determined by Chase USA. Any excess is applied to unbilled transactions in the order determined by Chase USA and then to unbilled finance charges. We can give you no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.


COLLECTION OF DELINQUENT ACCOUNTS

     An account is "delinquent" if, by the payment due date shown on the account's monthly statement, Chase USA has not received the minimum monthly payment. An account is "over limit" if its posted balance exceeds its credit limit.

     Efforts to collect delinquent credit card receivables are made by Chase USA's personnel, collection agencies and attorneys retained by Chase USA. Collection procedures are determined by an adaptive risk control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, Chase USA includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the risk control system, Chase USA mails a separate notice to the cardholder with:

     o  notification that the account is delinquent,

     o  a warning that credit privileges may be revoked, and

     o  a request for payment of the delinquent amount.

Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. If the initial telephone contact fails to resolve the delinquency, Chase USA continues to contact the cardholder by telephone and by mail.

     Based upon the risk control system's analysis, Chase USA may suspend an account as early as the date on which the account becomes 30 days or more delinquent. Chase USA generally suspends the account by the time the account becomes 50 days delinquent. One hundred days after an account becomes delinquent the credit card is automatically canceled. Based on the risk control system's analysis of a delinquent cardholder's behavior, Chase USA may take any or all of the above actions earlier than indicated here. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, Chase USA may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

     Chase USA's policy is to charge-off an account in the billing cycle immediately following the cycle in which the account became one hundred fifty
(150) days delinquent. If Chase USA receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such cardholder's account upon the earlier of sixty (60) days after receipt of such notice and the time period set forth in the previous sentence.

     During the fourth quarter of 2000, JPMC implemented a revised policy for consumer loan charge-offs to conform with the policy statement adopted by the Federal Financial Institutions Examination Council. The FFIEC policy, originally issued in February 1999, established uniform guidelines for the charge-off of consumer loans to delinquent, bankrupt, deceased and fraudulent borrowers. JPMC and Chase USA do not believe that the revised charge-off policy will materially affect the interests of holders of the notes.

     Chase USA also offers a "Flexible Payment Program" to certain delinquent cardholders who have experienced temporary financial setbacks. In addition, third-party consumer credit counseling services with which Chase USA has no affiliation, provide external debt management programs, which cardholders may elect to use. For both program types, participating cardholders must agree with Chase USA to a schedule of fixed monthly payments for a specified duration at a lowered annual percentage rate and as a result the account will be reported as current. Upon the withdrawal of a customer from either program type, the account returns to its pre-existing terms and may be returned to the pre-existing level of delinquency or may age normally thereafter.


DESCRIPTION OF FIRST DATA RESOURCES, INC.

     First Data Resources, Inc. is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. First Data Resources, Inc. is a subsidiary of First Data Corp.


INTERCHANGE

     Financial institutions participating in the VISA and MasterCard associations receive INTERCHANGE for performing specified tasks. Under the VISA and MasterCard systems, a portion of INTERCHANGE in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. MasterCard and VISA set INTERCHANGE fees annually based on the number of credit card transactions and the amount charged per transaction. MasterCard and VISA may from time to time change the amount of INTERCHANGE reimbursed to banks issuing their credit cards. Chase USA is required, under the terms of the POOLING AND SERVICING AGREEMENT, to transfer to the master trust a percentage of INTERCHANGE. Each month, INTERCHANGE allocated to the master trust is calculated as follows:

       (INTERCHANGE for the MONTHLY PERIOD) x (total amount of purchases of merchandise and services in the MASTER TRUST PORTFOLIO) (divided by) (total amount of purchases of merchandise and services in the entire BANK PORTFOLIO)

INTERCHANGE allocated to the master trust will be treated as collections of finance charge receivables.


RECOVERIES

     Chase USA is required, under the terms of the POOLING AND SERVICING AGREEMENT, to transfer to the master trust a percentage of the recoveries on charged-off accounts received each month. Each month, RECOVERIES allocated to the master trust are calculated as follows:

     (total RECOVERIES collected by Chase USA) x (defaulted receivables in the MASTER TRUST PORTFOLIO) (divided by) (defaulted receivables in the BANK PORTFOLIO)

RECOVERIES allocated to the master trust are treated by the master trust as collections of finance charge receivables.


                                THE RECEIVABLES

     The assets of the master trust include receivables generated through accounts designated as master trust accounts, all of which are owned by Chase USA. The master trust assets include:

     o  all monies due or to become due in payment of these receivables,

     o  all proceeds of these receivables,

     o all proceeds of any credit insurance policies relating to these receivables,

     o any INTERCHANGE and RECOVERIES allocable to the master trust because of these receivables,

     o all monies on deposit in specified master trust bank accounts or investments made with these monies, including any earned investment proceeds if the supplement so indicates,

     o proceeds of any credit enhancement, as described in the related supplement, and

     o proceeds of any derivative contracts between the master trust and a counterparty, as described in the related supplement.

     Receivables in the master trust consist of:

     o principal receivables, which are amounts charged by master trust account cardholders for goods and services, cash advances and consolidation or transfer of balances from other credit cards, and

     o finance charge receivables, which are periodic finance charges and other amounts charged to master trust accounts, including cash advance fees, late fees, and annual membership fees.

     The master trust considers collections of INTERCHANGE and RECOVERIES as collections of finance charge receivables.

     Receivables conveyed to the master trust arise in accounts selected from the BANK PORTFOLIO and designated as master trust accounts. Initially, a group of accounts was selected on the CUT-OFF DATE and designated as master trust accounts; since then additional accounts have been designated for inclusion in the master trust. Accounts initially designated as master trust accounts, new accounts so designated and any future accounts designated for inclusion in the master trust must meet eligibility criteria set forth in the POOLING AND SERVICING AGREEMENT. Receivables conveyed to the master trust must also meet eligibility criteria set forth in the POOLING AND SERVICING AGREEMENT. If receivables conveyed to the master trust are found to have been ineligible when created or designated for inclusion, Chase USA must accept retransfer of these receivables and either replace them with eligible receivables or pay the value of the retransferred receivables to the master trust.

     Chase USA has agreed to maintain a MINIMUM TRANSFEROR INTEREST in the MASTER TRUST PORTFOLIO, currently equal to 7% of the total outstanding amount of principal receivables in the MASTER TRUST PORTFOLIO plus the total amount on deposit in the EXCESS FUNDING ACCOUNT. Chase USA has also agreed to maintain a MINIMUM AGGREGATE PRINCIPAL RECEIVABLES amount. If the average daily TRANSFEROR INTEREST for any 30 consecutive days is below the MINIMUM TRANSFEROR INTEREST, or the amount of principal receivables in the master trust falls below the amount of MINIMUM AGGREGATE PRINCIPAL RECEIVABLES, Chase USA is required by the terms of the POOLING AND SERVICING AGREEMENT to designate accounts for addition to the master trust so that the amount of receivables in these accounts, when added to then-existing receivables in the master trust, equals or exceeds these minimum levels. See "Description of the Securities--Description of the Series Certificates--Addition of Master Trust Assets" for more information on adding accounts to the master trust.

     The POOLING AND SERVICING AGREEMENT also gives Chase USA the right to remove accounts from the designated list of master trust accounts. If Chase USA does so, the master trust will reconvey all receivables in these removed accounts, whether existing or to be created, to Chase USA. See "Description of the Securities--Description of the Series Certificates--Removal of Master Trust Assets" for more information on removing accounts from the master trust.

     When the master trust issues a new SERIES CERTIFICATE, Chase USA will represent and warrant to the master trust that, as of the CLOSING DATE for the new series, the accounts designated as master trust accounts meet the eligibility criteria set forth in the POOLING AND SERVICING AGREEMENT. See "Description of the Securities--Description of the Series Certificates--Chase USA's Representations and Warranties" for more information on eligibility criteria for accounts and receivables.


                                USE OF PROCEEDS

     If the master trust is issuing a SERIES CERTIFICATE, it will be deposited in an owner trust in exchange for a series of notes. The net proceeds from the sale of this series of notes will generally be paid to Chase USA and used for general corporate purposes.

     The attached supplement may state that some of these net proceeds will be paid to other parties and/or used for other purposes, such as funding a reserve account or spread account.

                            MATURITY CONSIDERATIONS

     Each series of notes issued by an owner trust will be secured by the owner trust's pledge of a SERIES CERTIFICATE. The repayment of the notes of each series will be dependent upon the payments made on the related SERIES CERTIFICATE. Following the REVOLVING PERIOD, each SERIES CERTIFICATE is expected to begin to accumulate principal or begin to distribute principal to the owner trust for payment to the related noteholders. The attached supplement describes the conditions under which an accumulation or amortization period will begin for the SERIES CERTIFICATE related to your class of notes.

     Principal will accumulate in a funding account if the SERIES CERTIFICATE related to your notes features controlled accumulation or rapid accumulation and one of these principal accumulation periods begins. As described in the attached supplement, during controlled accumulation on each TRANSFER DATE an amount of principal, up to the amount specified, will be set aside in the funding account. If a PAY OUT EVENT occurs and the SERIES CERTIFICATE related to your notes features rapid accumulation, the full amount of principal available to the SERIES CERTIFICATE related to your notes will be deposited in a funding account, up to the amount specified in the related supplement. This accumulated principal will be paid to you on the expected payment date or dates for your class of notes, or earlier if an amortization period begins before your first expected principal payment date. Note that although your series may feature an accumulation period, your class of notes may not make use of it.

     Principal will be paid to you in increments--up to the amount specified in the attached supplement--if the SERIES CERTIFICATE related to your class of notes features controlled amortization and this period begins. Your class of notes might also begin to pay principal to you if the attached supplement specifies that your class will begin rapid amortization. If a PAY OUT EVENT occurs with respect to a SERIES CERTIFICATE, principal may be paid earlier than scheduled on the related notes.

     If the series described in the attached supplement features multiple classes, different classes of your series may have differing priorities for the payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do.

     We can give you no assurance that principal will be available when expected, either to accumulate or to pay to you. The scheduled payment date or dates for your class of notes are based upon assumptions about payment rates on the master trust's credit card receivables, as detailed in the attached supplement. Chase USA can give no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of receivables; collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The attached supplement will provide historical payment rates, total charge-offs and other information relating to the master trust's receivables. We cannot assure you that future payment rates, charge-offs or other factors will be consistent with this historical data. The expected life of your notes might be longer than expected if principal is collected more slowly. The attached supplement may detail that if the principal payment rate for the receivables falls below a specified level, a PAY OUT EVENT will occur. The occurrence of any PAY OUT EVENT may substantially shorten the average life of your notes. Your notes may also be repaid earlier than scheduled when an Event of Default occurs. See "Description of the Securities--Description of the Notes--The Indentures--Events of Default: Rights Upon Event of Default."

     The attached supplement will state if the SERIES CERTIFICATE related to your notes is a COMPANION SERIES to any other outstanding SERIES CERTIFICATE. If rapid accumulation begins with respect to, or a PAY OUT EVENT occurs to, a series with a COMPANION SERIES, the COMPANION SERIES may experience delayed payments of principal.

See the table on page 24 for a more complete description of possible accumulation and amortization periods. See "Maturity Considerations" in the attached supplement for specific information about how your series will accumulate and/or pay principal, as well as historical payment rate information for the master trust.

                                   CHASE USA


     Chase USA, a wholly-owned subsidiary of JPMC, was formed in 1982 and is headquartered in Newark, Delaware. Chase USA is currently chartered as a national bank and as such is regulated primarily by the United States Comptroller of the Currency. Chase USA's activities are predominantly related to credit card lending and other forms of consumer lending.

     The principal executive office of Chase USA is located at White Clay Center Building 200, Route 273, Newark, Delaware 19711, telephone number (302) 575-5000.

     On December 31, 2000, J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation completed their merger, with the surviving corporation
being named J.P. Morgan Chase & Co.   JPMorgan Chase Bank and Chase USA are the
principal banking subsidiaries of JPMC.

                         DESCRIPTION OF THE SECURITIES

     The notes from each owner trust offered through this prospectus and the attached supplement will be issued in "series" consisting of one or more "classes."

     o Notes. Each series of notes will be an obligation of a specified owner trust, the primary asset of which will be a SERIES CERTIFICATE issued by the master trust through the POOLING AND SERVICING AGREEMENT and a SERIES SUPPLEMENT to the POOLING AND SERVICING AGREEMENT. Each series of notes from an owner trust will be issued through an INDENTURE, entered into by the OWNER TRUSTEE and the INDENTURE TRUSTEE. The attached supplement describes any provisions of the notes supplementing the information in this prospectus.

     o Series Certificates. Each SERIES CERTIFICATE will represent an interest in the master trust distinct from the TRANSFEROR CERTIFICATE and any other series of certificates issued by the master trust. Each SERIES CERTIFICATE will be issued through the POOLING AND SERVICING AGREEMENT and a SERIES SUPPLEMENT to the POOLING AND SERVICING AGREEMENT.

     Following is a summary of provisions of the notes and the SERIES CERTIFICATE related to the notes which you are purchasing. This summary describes the material provisions common to each series of notes and the related SERIES CERTIFICATE; the attached supplement will give you additional information specific to the notes and the SERIES CERTIFICATE related to the notes which you are purchasing. This summary is qualified in its entirety by reference to the provisions of the POOLING AND SERVICING AGREEMENT, the SERIES SUPPLEMENT and the related indenture, deposit and administration agreement and trust agreement.

     Each series of notes may consist of one or more classes, one or more of which may be senior to other classes. Each class of a series will evidence the right to receive a specified portion of principal and finance charge collections on receivables in the MASTER TRUST PORTFOLIO. Each class of a series may differ from other classes in some aspects, including:

     o  maturity date,

     o  interest rate, and

     o  availability and amount of credit enhancement.

Payments will be made to noteholders in whose names the notes were registered on the RECORD DATES specified in the related supplement.

     Generally, notes offered through this prospectus and the attached supplement:

     o  will be registered in the name of a DTC nominee,

     o will be available for purchase in minimum denominations and integral multiples of $1,000, and

     o  will be available for purchase in book-entry form only.

We call the notes in book-entry form, in which you will hold a beneficial interest as described below under "--Book-Entry Registration," "global notes." The attached supplement will specify if your notes have different characteristics from those listed above.

     The attached supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.


FORM OF YOUR NOTES

     Following is a description of the form your notes will take. We also describe how your notes will be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. Chase USA has not independently verified the accuracy of this information.

     DTC has informed Chase USA that its nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each series of notes. This means that you, as an owner of notes, will generally not be entitled to DEFINITIVE NOTES representing your interest in the issued notes: you will own notes through a book-entry record maintained by DTC. References in this document to distributions, reports, notices and statements will be made to DTC or Cede, as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this document to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

     You may hold your notes through DTC in the U.S., CLEARSTREAM or EUROCLEAR in Europe or in any other manner described in the attached supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.


DTC

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the clearance and settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC participants' accounts, eliminating the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its DTC participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its DTC participants are on file with the SEC.

     The information set forth in this section concerning DTC has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. Chase USA makes no representations as to the accuracy or completeness of such information.


CLEARSTREAM

     CLEARSTREAM is incorporated under the laws of Luxembourg. CLEARSTREAM holds securities for CLEARSTREAM CUSTOMERS and facilitates the clearance and settlement of securities transactions between CLEARSTREAM CUSTOMERS through electronic book entry changes in accounts of CLEARSTREAM CUSTOMERS, thereby eliminating the need for physical movement of securities. Transactions may be settled through CLEARSTREAM in any of 36 currencies, including United States dollars. CLEARSTREAM provides to its CLEARSTREAM CUSTOMERS, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CLEARSTREAM also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. CLEARSTREAM is registered as a bank in Luxembourg, as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. CLEARSTREAM CUSTOMERS are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of notes. CLEARSTREAM CUSTOMERS in the U.S. are limited to securities brokers and dealers and banks. Currently, CLEARSTREAM has approximately 2,000 customers located in over 80 counties, including all major European countries, Canada and the United States. Indirect access to CLEARSTREAM is also available to other institutions that clear through or maintain a custodial relationship with an account holder of CLEARSTREAM. CLEARSTREAM has established an electronic bridge with Euroclear Bank, S.A./N.V. as the operator of the EUROCLEAR system in Brussels to facilitate settlement of trades between CLEARSTREAM and EUROCLEAR.

EUROCLEAR

     The EUROCLEAR system was created in 1968 to hold securities of EUROCLEAR PARTICIPANTS and to clear and settle transactions between EUROCLEAR PARTICIPANTS through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including U.S. dollars. The EUROCLEAR system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The EUROCLEAR system is operated by Euroclear Bank, S.A./N.V., acting as the EUROCLEAR operator, under contract with the COOPERATIVE. All operations are conducted by the EUROCLEAR operator, and all EUROCLEAR securities clearance accounts and EUROCLEAR cash accounts are accounts with the EUROCLEAR operator, not the COOPERATIVE. The COOPERATIVE establishes policy for the EUROCLEAR system on behalf of EUROCLEAR PARTICIPANTS. EUROCLEAR PARTICIPANTS include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the series of notes offered through this document. Indirect access to the EUROCLEAR system is also available to other firms that clear through or maintain a custodial relationship with a EUROCLEAR PARTICIPANT, either directly or indirectly.

     The EUROCLEAR operator has a banking license from the Belgian Banking and Finance Commission. As such, it is regulated and examined by the Belgian Banking and Finance Commission.

     Securities clearance accounts and cash accounts with the EUROCLEAR operator are governed by the Terms and Conditions Governing Use of EUROCLEAR and the related Operating Procedures of the EUROCLEAR system and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the EUROCLEAR system, withdrawal of securities and cash from the EUROCLEAR system, and receipts of payments with respect to securities in the EUROCLEAR system. All securities in the EUROCLEAR system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of EUROCLEAR PARTICIPANTS and has no record of or relationship with persons holding through EUROCLEAR PARTICIPANTS.


BOOK-ENTRY REGISTRATION

     Cede, as DTC's nominee, will hold the global notes. CLEARSTREAM and EUROCLEAR will hold omnibus positions on behalf of CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS, respectively, through customers' securities accounts in CLEARSTREAM'S and EUROCLEAR'S names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers' securities accounts in the depositaries' names on DTC's books.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding notes directly or indirectly through DTC, on the one hand, and directly or indirectly through CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures, and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of notes in CLEARSTREAM or EUROCLEAR as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such notes settled during such processing will be reported to the relevant CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS on such day. Cash received in CLEARSTREAM or EUROCLEAR as a result of sales of notes by or through a CLEARSTREAM CUSTOMER or a EUROCLEAR PARTICIPANT will be received with value on the DTC settlement date but will be available in the relevant CLEARSTREAM or EUROCLEAR cash account only as of the business day following settlement in DTC.

     Your purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. Your ownership interest is in turn recorded on the DTC participants' and indirect participants' records. You will not receive written confirmation from DTC of their purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant or indirect participant through which you entered into the transaction. Transfers of ownership interests in the notes are accomplished by entries made on the books of DTC participants acting on behalf of you and other noteholders. You will not receive notes representing your ownership interest in the notes offered through this document, except in the event that use of the book-entry system for these notes is discontinued.

     To facilitate subsequent transfers, all notes deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of notes with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual owners of the notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual note owners. DTC participants remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede will consent or vote with respect to these notes. Under its usual procedures, DTC mails an omnibus proxy to Chase USA as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC participants to whose accounts these notes are credited on the relevant record date.

     Principal and interest payments on these notes will be made to DTC. DTC's practice is to credit DTC participants' accounts on the applicable PAYMENT DATE in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such PAYMENT DATE. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC participant and not of DTC, the master trust trustee, the INDENTURE TRUSTEE, the OWNER TRUSTEE or Chase USA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the paying agent, disbursement of these payments to DTC participants shall be the responsibility of DTC, and disbursement of such payments to noteholders shall be the responsibility of DTC participants and indirect participants.

     DTC may discontinue providing its services as securities depository for these notes at any time by giving reasonable notice to Chase USA, the master trust trustee or the INDENTURE TRUSTEE. If this occurs, in the event that a successor securities depository is not obtained, DEFINITIVE NOTES will be printed and delivered. Chase USA may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, DEFINITIVE NOTES will be delivered to each noteholder. See "--Definitive Notes" for a description of the circumstances under which Definitive Notes will be issued.

     Distributions on notes held through CLEARSTREAM or EUROCLEAR will be credited to the cash accounts of CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations as described under "--Certain U.S. Federal Income Tax Documentation Procedures relating to Global Notes" and "Tax Matters." CLEARSTREAM or the EUROCLEAR operator, as the case may be, will take any other action permitted to be taken by a noteholder under the INDENTURE on behalf of a CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CLEARSTREAM and EUROCLEAR have agreed to the foregoing procedures in order to facilitate transfers of notes among their participants, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.


DEFINITIVE NOTES

     Although the attached supplement may indicate that this series of notes, or one or more classes of this series, may be issued in a different form, it is expected that notes offered through this document will be issued in book-entry form. If these notes are initially issued in book-entry form, DEFINITIVE NOTES in fully registered, certificated form will not be issued to any party other than DTC or its nominee unless:

     o Chase USA advises the OWNER TRUSTEE for this series in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this series of notes, and the OWNER TRUSTEE or Chase USA is unable to locate a qualified successor,

     o Chase USA, at its option, advises the OWNER TRUSTEE for this series in writing that it elects to terminate the book-entry system through DTC, or

     o after the occurrence of a SERVICER DEFAULT or an EVENT OF DEFAULT, noteholders representing not less than 50%--or such other percentage specified in the related indenture--of the outstanding principal amount of the notes advise the INDENTURE TRUSTEE and DTC through DTC participants in writing of such SERVICER DEFAULT or EVENT OF DEFAULT and DTC notifies the INDENTURE TRUSTEE that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the noteholders.

     If any of these events occur, DTC must notify all DTC participants of the availability through DTC of DEFINITIVE NOTES. Upon surrender by DTC of the definitive note representing these notes and instructions for re-registration, the OWNER TRUSTEE will recognize the holders of these DEFINITIVE NOTES as holders under the INDENTURE.

     The INDENTURE TRUSTEE will make payments of interest and principal on notes that are DEFINITIVE NOTES out of finance charge and principal collections that are allocated to the SERIES CERTIFICATE deposited in the owner trust and received by the owner trust. Payments will be made directly to holders of DEFINITIVE NOTES in accordance with the procedures set forth in this prospectus and any related indenture. Payments on each PAYMENT DATE will be made to holders in whose names the DEFINITIVE NOTES were registered at the close of business on the related RECORD DATE. If you own DEFINITIVE NOTES in an amount greater than a minimum level stated in the INDENTURE, payments of principal and interest will be sent to you via wire transfer. If you own less than this minimum level of DEFINITIVE NOTES, payments will be made by check and mailed to you at an address maintained by the OWNER TRUSTEE.

     The final payment on any note, whether a DEFINITIVE NOTE or the notes registered in the name of DTC or its nominee, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The INDENTURE TRUSTEE will provide this notice to registered noteholders no later than the fifth day of the month in which the final distribution will occur. If the notes are listed on the Luxembourg Stock Exchange, payments of principal and interest, including the final payment on any note, may also be made at the offices of Banque Generale du Luxembourg, S.A.

     DEFINITIVE NOTES will be transferable and exchangeable at the offices of any of the transfer agents and registrars, which shall initially be JPMorgan Chase Bank and the INDENTURE TRUSTEE. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar shall not be required to register the transfer or exchange of DEFINITIVE NOTES for a period of fifteen days preceding the due date for any payment on the DEFINITIVE NOTES.


INITIAL SETTLEMENT

     All notes will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CLEARSTREAM and EUROCLEAR will hold positions on behalf of their participants through their respective depositaries, which will hold positions in accounts as DTC participants.

     Custody accounts of investors who elect to hold notes through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors who elect to hold notes through CLEARSTREAM or EUROCLEAR accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global note and no "lock-up" or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between investors holding notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream Customers and/or Euroclear
Participants. Secondary market trading between investors holding notes through CLEARSTREAM and EUROCLEAR will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When notes are to be transferred from the account of a DTC participant to the account of a CLEARSTREAM CUSTOMER or a EUROCLEAR PARTICIPANT, the purchaser will send instructions to CLEARSTREAM or EUROCLEAR through a CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT at least one business day prior to settlement. CLEARSTREAM or EUROCLEAR will instruct the respective depositary, as the case may be, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CLEARSTREAM CUSTOMER'S or EUROCLEAR PARTICIPANT'S account. The notes credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the notes will accrue from, the value date which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the CLEARSTREAM or EUROCLEAR cash debit will be valued instead as of the actual settlement date.

     CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CLEARSTREAM or EUROCLEAR. Under this approach, they may take on credit exposure to CLEARSTREAM or EUROCLEAR until the notes are credited to their accounts one day later.

     As an alternative, if CLEARSTREAM or EUROCLEAR has extended a line of credit to them, CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CLEARSTREAM CUSTOMER'S or EUROCLEAR PARTICIPANT'S particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending notes to the respective depositary for the benefit of CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS may employ their customary procedures for transactions in which notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to CLEARSTREAM or EUROCLEAR through a CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT at least one business day prior to settlement. In these cases, CLEARSTREAM or EUROCLEAR will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT the following day, and receipt of the cash proceeds in the CLEARSTREAM CUSTOMER'S or EUROCLEAR PARTICIPANT'S account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the CLEARSTREAM CUSTOMER'S or EUROCLEAR PARTICIPANT'S account would instead be valued as of the actual settlement date. Finally, day traders that use CLEARSTREAM or EUROCLEAR and that purchase notes from DTC participants for delivery to CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) borrowing through CLEARSTREAM or EUROCLEAR for one day--until the purchase side of the day trade is reflected in their CLEARSTREAM or EUROCLEAR accounts--in accordance with the clearing system's customary procedure,

    (2) borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement which would give the notes sufficient time to be reflected in their CLEARSTREAM or EUROCLEAR account in order to settle the sale side of the trade, or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION PROCEDURES RELATING TO GLOBAL
NOTES

     A beneficial owner of global notes holding notes through CLEARSTREAM or EUROCLEAR (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest--including original issue discount--on registered debt issued by U.S. PERSONS, unless:

     o each clearing system, bank or other financial institution that holds customers' notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

     o the beneficial owner provides appropriate certification that it is eligible to obtain an exemption from or a reduced rate of withholding. Certification requirements for NON-U.S. PERSONS are described under "Tax Matters--Non-U.S. Note Owners."

     U.S. PERSONS should complete and file IRS Form W-9.

     The term "U.S. PERSON" means:

     o  a citizen or resident of the United States,

     o a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States,

     o an estate the income of which is subject to United States federal income taxation regardless of its source, or

     o  a trust if:

          - it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust, or

          - it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

     A NON-U.S. PERSON is a beneficial owner of notes that is not a U.S. PERSON.

     Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global notes and the documentation procedures relating thereto.


DESCRIPTION OF THE SERIES CERTIFICATES

     Following is a summary of the material provisions common to all SERIES CERTIFICATES issued through the POOLING AND SERVICING AGREEMENT, and purchased by owner trusts and pledged to secure series of notes. Where the term "certificateholder" is used in the following summary, it refers also to any owner trust holding a SERIES CERTIFICATE pledged to support notes.

     The assets of the master trust are allocated among:

     o  certificateholders of such series, and

     o  providers of uncertificated credit enhancement backed by receivables.

     Each SERIES CERTIFICATE issued by the master trust is backed by an amount of principal receivables and amounts on deposit in various master trust bank accounts. The attached supplement may describe that the INVESTOR INTEREST for your related series of notes will be adjusted by the amount of funds deposited in a bank account or accounts, or adjusted in other ways. These amounts can vary from period to period, and on any date are equal to:

     (initial INVESTOR INTEREST on the series' CLOSING DATE) -- (aggregate principal payments made on the SERIES CERTIFICATES) -- (aggregate unreimbursed charge-offs and reallocated principal collections for the series)

     Any COLLATERAL INTEREST in a series will also be included in that series' INVESTOR INTEREST; if the SERIES CERTIFICATE related to your notes is enhanced by a COLLATERAL INTEREST, a description will be included in the attached supplement. During each series' REVOLVING PERIOD, the amount of the series' INVESTOR INTEREST is expected to remain constant to the extent noted in the attached supplement.

     The aggregate INVESTOR INTEREST in the master trust is the sum of the INVESTOR INTERESTS for all SERIES CERTIFICATES issued from the master trust.

     The SERIES CERTIFICATES of each series represent undivided interests in the assets of the master trust, including the right to each series' INVESTOR PERCENTAGE of all cardholder payments on receivables in the master trust. Each SERIES CERTIFICATE will therefore be allocated varying amounts of collections of principal and finance charges each month, and a varying portion of receivables in defaulted accounts written off during each month. Principal collections, finance charge collections and receivables in defaulted accounts may be allocated to the SERIES CERTIFICATE related to your series of notes in different ways: the attached supplement will describe how the various INVESTOR PERCENTAGES are calculated. If your series includes multiple classes of notes, collections allocated to the SERIES CERTIFICATE related to your series of notes may be further allocated among each class. See "--Investor Percentage and Transferor Percentage" for descriptions of the allocation percentages.

     As a noteholder, your right to collections allocated to the SERIES CERTIFICATE related to your series of notes is limited to the amounts needed to make required payments on such SERIES CERTIFICATE. Collections allocated to the SERIES CERTIFICATE related to your series of notes might be reallocated. The attached supplement and the POOLING AND SERVICING AGREEMENT set forth how collections will be allocated to, or reallocated from the SERIES CERTIFICATE related to your series of notes.

     Each SERIES CERTIFICATE may be included in a GROUP of series. SERIES CERTIFICATES in a GROUP may share excess principal collections, excess finance charge collections or both among themselves. The attached supplement will state if the SERIES CERTIFICATE related to your series of notes is in a GROUP and, if it is, what other series in such GROUP were outstanding on your series' CLOSING DATE.

     Each SERIES CERTIFICATE represents interests in the master trust only, and does not represent interests in or recourse obligations of Chase USA, JPMorgan Chase Bank or any of their affiliates. A SERIES CERTIFICATE is not a deposit and neither the SERIES CERTIFICATES nor the underlying master trust accounts or receivables are insured or guaranteed by the FDIC or any other governmental agency.


TRANSFEROR INTEREST

     The total amount of principal receivables and amounts on deposit in various master trust bank accounts minus the aggregate INVESTOR INTEREST and the interest of credit enhancement providers--if not included as part of the INVESTOR INTEREST--is the TRANSFEROR INTEREST. The TRANSFEROR INTEREST may be certificated or uncertificated. When we refer to the TRANSFEROR CERTIFICATE we mean this interest in the master trust in certificated or uncertificated form. This interest in the master trust is currently uncertificated. The holder of the TRANSFEROR INTEREST is entitled to a varying percentage of cardholder payments from master trust receivables, called the TRANSFEROR PERCENTAGE.

     Chase USA currently owns, and expects to continue owning, the TRANSFEROR INTEREST. See "--Issuing New Series Certificates."

     The amount of principal receivables in the master trust will vary daily as cardholder payments are received and new receivables are created. The amount of the TRANSFEROR INTEREST will fluctuate from day to day as the amount of master trust principal receivables varies. When a SERIES CERTIFICATE begins to amortize or accumulate, the INVESTOR INTEREST of the SERIES CERTIFICATE will decline as principal payments are made--or accumulated for future payment--to certificateholders. The TRANSFEROR INTEREST will increase to reflect this decrease in the INVESTOR INTEREST.

     The TRANSFEROR INTEREST may be reduced through the issuance of a new SERIES CERTIFICATE as described below under "--Issuing New Series
Certificates." The TRANSFEROR INTEREST may also be reduced, however, if:

     o the servicer adjusts the amount of principal receivables in the master trust for particular charge-offs from principal receivables used to calculate the TRANSFEROR INTEREST, and

     o the TRANSFEROR enters into a participation or other agreement with another person who purchases an interest in the TRANSFEROR CERTIFICATE.

     See "--Chase USA's Representations and Warranties," "--Application of Collections" and "--Rebates and Fraudulent Charges" for other discussions on how the Transferor Interest may be reduced.


ISSUING NEW SERIES CERTIFICATES

     The POOLING AND SERVICING AGREEMENT provides that Chase USA, as owner of the TRANSFEROR INTEREST, may from time to time issue new SERIES CERTIFICATES. Each new issuance would decrease the TRANSFEROR INTEREST and increase the INVESTOR INTEREST.

     Each new SERIES CERTIFICATE may have a maturity date, principal payment method, interest rate calculation method or other terms different from any other outstanding SERIES CERTIFICATE. EACH NEW SERIES CERTIFICATE may also have credit enhancement available only to that SERIES CERTIFICATE. Under the POOLING AND SERVICING AGREEMENT, the master trust trustee holds credit enhancement only for the benefit of a specific series.

     For Chase USA to exchange a portion of its interest in the master trust for a new series, Chase USA must:

     o notify the master trust trustee at least three business days in advance of the exchange,

     o receive written confirmation from each rating agency rating an outstanding series of certificates or series of notes that issuing the new SERIES CERTIFICATE or the related series of notes will not cause a downgrade or withdrawal of any ratings of any outstanding series of certificates or notes,

     o deliver to the master trust trustee a SERIES SUPPLEMENT describing the principal terms of the series,

     o receive a TAX OPINION that issuing the new SERIES CERTIFICATE related to a series of notes will not have adverse tax consequences for any outstanding series of certificates previously characterized as debt, and

     o deliver an officer's certificate stating that there are enough receivables in the master trust to support all existing SERIES CERTIFICATES and the new one.

After satisfaction of these conditions and any other conditions set forth in the POOLING AND SERVICING AGREEMENT, the master trust trustee will issue a new SERIES CERTIFICATE.

     The POOLING AND SERVICING AGREEMENT also allows the TRANSFEROR, in addition to the new issuances described above, to transfer all or a portion of the TRANSFEROR INTEREST, provided that before the transfer the master trust trustee receives a TAX OPINION.


INTEREST ALLOCATIONS

     For each SERIES CERTIFICATE interest will accrue from the date specified in the applicable supplement, on the outstanding principal amount of the SERIES CERTIFICATE at the applicable interest rate. Interest will be distributed to the owner trust in the amounts and on the TRANSFER DATES specified in the related supplement.

     Interest payments made on each TRANSFER DATE on a SERIES CERTIFICATE will be funded from:

     o collections of finance charges allocated to the series' INVESTOR INTEREST during the preceding MONTHLY PERIOD or MONTHLY PERIODS,

     o investment earnings, if any, on any funds held in master trust bank accounts,

     o any credit enhancement, to the extent described in the related supplement, and

     o any derivative counterparty, to the extent described in the related supplement.

If interest payments will be made less frequently than monthly, an INTEREST FUNDING ACCOUNT may be established to accumulate the required interest amount.


PRINCIPAL ALLOCATIONS

     Each SERIES CERTIFICATE will be scheduled to receive principal in a single payment, or in installments beginning on the PRINCIPAL COMMENCEMENT DATE for the series. The related supplement will set forth when the SERIES CERTIFICATE is expected to receive principal.

     Generally, each series will begin in the REVOLVING PERIOD, during which no principal will be paid to any class of the series. Collections of principal receivables allocated to a SERIES CERTIFICATE in its REVOLVING PERIOD will be available, if specified in the related supplement, to other series in a GROUP or paid to Chase USA as holder of the TRANSFEROR CERTIFICATE.

     Each SERIES CERTIFICATE will use one or more of the following principal payment methods:

     o  principal amortization,

     o  controlled amortization,

     o  rapid amortization,

     o  controlled accumulation, and

     o  rapid accumulation.

     One of the principal payment methods named above will commence at the end of the REVOLVING PERIOD and continue until:

     o the TRANSFER DATE on which the INVESTOR INTEREST for the SERIES CERTIFICATE is repaid,

     o  the date on which another principal payment method begins, or

     o  the SERIES TERMINATION DATE.


     Each method involving accumulation will make periodic deposits into a PRINCIPAL FUNDING ACCOUNT. At the end of the accumulation period, the amount in the PRINCIPAL FUNDING ACCOUNT will be paid on the SERIES CERTIFICATE related to your series of notes. Each method involving amortization will make periodic payments of principal allocated to the SERIES CERTIFICATE related to your series of notes. The frequency of payments will be specified in the related supplement, but in the event of rapid amortization payments will always be made monthly.

     Descriptions of principal payment methods are found in Table I on the following page.

     The master trust trustee will transfer principal payments on the SERIES CERTIFICATE to the owner trust. The related supplement will set forth how these payments will be made to noteholders.

     You may begin to receive payments of principal earlier or later than expected. See "Maturity Considerations" for a discussion of how this might occur.

TABLE I: DESCRIPTIONS OF PRINCIPAL PAYMENT METHODS


                         PRINCIPAL             CONTROLLED              RAPID               CONTROLLED              RAPID
                        AMORTIZATION          AMORTIZATION          AMORTIZATION          ACCUMULATION         ACCUMULATION
                        ------------          ------------          ------------          ------------         ------------
Begins               PRINCIPAL             PRINCIPAL             On first occurrence   Adjustable date,      On first occurrence
                     COMMENCEMENT          COMMENCEMENT          of a PAY OUT EVENT    set in related        of a RAPID
                     DATE for series       DATE for series                             supplement            ACCUMULATION
                                                                                                             EVENT for series

After                REVOLVING PERIOD      REVOLVING PERIOD      Any other period      REVOLVING PERIOD      REVOLVING PERIOD
                     Controlled            Controlled                                  Controlled            Controlled
                     amortization for      amortization for                            amortization for      amortization for
                     another class         another class                               another class         another class
                     Controlled            Controlled                                  Controlled            Controlled
                     accumulation for      accumulation for                            accumulation for      accumulation for
                     another class         another class                               another class         another class
                     Rapid                 Rapid                                       Rapid                 Rapid
                     accumulation          accumulation                                accumulation          accumulation for
                     for another class     for another class                           for another class     another class

Cannot Begin After   Rapid                 Rapid                 N/A                   Rapid                 Rapid
                     amortization          amortization                                amortization          amortization
                                                                                       Rapid
                                                                                       accumulation

Ends                 Upon first to occur   Upon first to occur   Upon first to occur   Upon first to occur   Upon first to occur
                     of:                   of:                   of:                   of:                   of:
                     Repayment of          Repayment of          Repayment of          Repayment of          Repayment of
                     series                series                series                series                series
                     Beginning of rapid    Beginning of rapid    SERIES TERMINATION    Beginning of rapid    Beginning of rapid
                     amortization          amortization          DATE                  amortization          amortization
                     SERIES TERMINATION    SERIES TERMINATION                          Beginning of rapid    SERIES TERMINATION
                     DATE                  DATE                                        accumulation          DATE
                                                                                       SERIES TERMINATION
                                                                                       DATE

Amount Paid          Principal allocated   CONTROLLED            Principal allocated   CONTROLLED            Principal allocated
                     to series             AMORTIZATION          to series             DEPOSIT               to series
                     (no more than         AMOUNT                (no more than         AMOUNT deposited      deposited each
                     initial INVESTOR                            initial INVESTOR      each period, then     period (no more
                     INTEREST)                                   INTEREST)             paid to               than initial
                                                                                       certificateholders    INVESTOR INTEREST,
                                                                                       when period ends      then paid to
                                                                                                             certificateholders
                                                                                                             on scheduled
                                                                                                             payment date

Applies to           Specific class        Specific class        Entire series         Specific class        Specific class
Additional
Information                                CONTROLLED            PAY OUT EVENTS        CONTROLLED            RAPID
                                           AMORTIZATION          as set forth in the   DEPOSIT               ACCUMULATION
                                           AMOUNT                related               AMOUNT                EVENTS
                                           as set forth in       supplement            as set forth in       as set forth in the
                                           related                                     related               related
                                           supplement                                  supplement;           supplement
                                                                                       subject to
                                                                                       adjustment


TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The master trust has all right, title and interest in and to the receivables in accounts designated as master trust accounts, as well as all future receivables created in these accounts. Chase USA, as TRANSFEROR, has indicated on its computer files which accounts are designated as master trust accounts. When new accounts are designated for inclusion in the master trust, Chase USA will provide a complete list of these additional accounts to the master trust trustee and Chase USA will file, on behalf of the master trust, UCC financing statements meeting the requirements of state law. Except as noted above, Chase USA will take no other steps to identify receivables in master trust accounts.


CHASE USA'S REPRESENTATIONS AND WARRANTIES

     When the master trust issues a new SERIES CERTIFICATE, Chase USA, as TRANSFEROR, will make several representations and warranties to the master trust, including the following:

     o as of the CLOSING DATE, Chase USA has the authority to consummate the issuance, and

     o as of the initial account selection date or the date each account was added to the master trust, it was an ELIGIBLE ACCOUNT.

If a representation or warranty made by Chase USA on the CLOSING DATE is later found to be materially incorrect when made, and:

     o noteholders of your series had been materially and adversely affected for a period of at least 60 days,

     o  notice had been given to Chase USA, and

     o  the condition persists beyond 60 days from the date of the notice,

a PAY OUT EVENT for the SERIES CERTIFICATE related to your series of notes, unless otherwise specified in the attached supplement, will automatically occur without any declaration and upon such occurrence a rapid amortization of principal will automatically begin.

     Chase USA will make other representations and warranties, including:

     o the POOLING AND SERVICING AGREEMENT constitutes a legal, valid and binding obligation enforceable against Chase USA, and

     o the master trust has all right, title and interest in the receivables in the MASTER TRUST PORTFOLIO or has a first priority perfected security interest in these receivables.

If either of these representations and warranties is ever breached, Chase USA might be required to accept reassignment of the entire MASTER TRUST PORTFOLIO. Certificateholders representing 50% or more of all of the master trust's outstanding series' INVESTOR INTEREST may vote to give Chase USA 60 or more days to cure the breach. If, at the end of this time, the breach has not been cured, Chase USA:

     o will be obligated to accept retransfer of the entire MASTER TRUST PORTFOLIO, and

     o will pay into the master trust's PRINCIPAL ACCOUNT on the next TRANSFER DATE a cash sum equal to the outstanding INVESTOR INTEREST and any accrued and unpaid interest due as of that date.

This will constitute payment in full of the aggregate INVESTOR INTEREST. Reassignment of the MASTER TRUST PORTFOLIO to Chase USA is the only remedy to any breach of these representations and warranties.

     Chase USA makes representations and warranties in the POOLING AND SERVICING AGREEMENT concerning master trust accounts and the receivables in the MASTER TRUST PORTFOLIO. Only ELIGIBLE ACCOUNTS can be designated as master trust accounts. Chase USA can give you no assurance that ELIGIBLE ACCOUNTS will remain eligible once added to the master trust.

     Chase USA also represents that each receivable in the MASTER TRUST PORTFOLIO is an ELIGIBLE RECEIVABLE when created. If a receivable is found to be ineligible when created, and this receivable is charged-off as uncollectible or the master trust's rights to the receivable are impaired, Chase USA must accept reassignment of the principal amount of this ineligible receivable. The master trust trustee may allow Chase USA a period of time to cure the ineligibility before requiring reassignment. Chase USA will accept reassignment by directing JPMorgan Chase Bank, as servicer, to deduct the principal amount of the ineligible receivable from the TRANSFEROR INTEREST. If this would make the TRANSFEROR INTEREST a negative number, Chase USA will make a cash deposit in the master trust's PRINCIPAL ACCOUNT in the amount by which the TRANSFEROR INTEREST would have been negative. Any deduction or deposit is considered a repayment in full of the ineligible receivable. Chase USA's obligation to accept reassignment of any ineligible receivable is the only remedy to any breach of a representation or warranty concerning eligibility of receivables.

     The attached supplement may specify additional representations and warranties made by Chase USA when your notes are issued. The master trust trustee is not required to make periodic examinations of receivables in the MASTER TRUST PORTFOLIO or any records relating to them. However, JPMorgan Chase Bank, as servicer, will deliver to the master trust trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the master trust's perfected security interest in the receivables.


ADDITION OF MASTER TRUST ASSETS

     Chase USA has the right to designate, from time to time, additional accounts to be included as master trust accounts. As described above under "The Receivables," Chase USA may also be obligated, from time to time, to designate new accounts to be included as master trust accounts.

     Each new account must be an ELIGIBLE ACCOUNT at the time of its designation. However, new accounts may not be of the same credit quality as existing master trust accounts.

     Chase USA is also permitted to add PARTICIPATIONS to the master trust from time to time. These PARTICIPATIONS must be undivided interests in a pool of assets primarily consisting of receivables arising under consumer credit card accounts owned by Chase USA. To amend the POOLING AND SERVICING AGREEMENT so that a PARTICIPATION may be added to the master trust without certificateholder consent, the following must occur:

     o Chase USA must deliver an officer's certificate to the master trust trustee stating that, in Chase USA's reasonable belief, adding the PARTICIPATION will not have a material adverse effect on certificateholders' interests, and

     o the amendment allowing addition of the PARTICIPATION will not result in a downgrade or withdrawal of any ratings of any outstanding series of certificates or notes.

The SEC currently requires that any PARTICIPATIONS added to the master trust be registered under the Securities Act of 1933.

     The POOLING AND SERVICING AGREEMENT allows Chase USA to add receivables in additional accounts to the master trust automatically upon satisfaction of several conditions, including:

     o each account from which the additional receivables are added must be an ELIGIBLE ACCOUNT,

     o Chase USA must not have designated the account from which the additional receivables are added as an account not to be added,

     o each new account from which the additional receivables are added was selected for inclusion in the master trust through a selection process not harmful to certificateholders' interests, and

     o  as of the addition date, Chase USA is not insolvent.

     In addition to the PARTICIPATION addition requirements noted above, Chase USA must satisfy several conditions to add PARTICIPATIONS and--if accounts are not being added automatically--accounts to the master trust, including:

     o notice to the master trust trustee, each rating agency rating an outstanding series of certificates or notes and JPMorgan Chase Bank, as servicer,

     o delivery and acceptance by the master trust trustee of written assignment of receivables in new accounts or PARTICIPATIONS to the master trust,

     o delivery of a computer file or microfiche list with a list of all new accounts or PARTICIPATIONS,

     o representation from Chase USA that, on the addition date, each new account from which the additional receivables are added is an ELIGIBLE ACCOUNT and was selected for inclusion in the master trust through a selection process not harmful to certificateholders' interests,

     o as of the addition date, representation from Chase USA that Chase USA is not insolvent, and

     o receipt of confirmation from each rating agency that the addition will not result in a downgrade or withdrawal of any ratings of any outstanding series of certificates or notes.

Chase USA expects to file a report on Form 8-K with the SEC on any addition of assets to the master trust not related to an automatic account addition.


REMOVAL OF MASTER TRUST ASSETS

     Chase USA has the right to remove accounts and PARTICIPATIONS from the master trust, subject to several conditions, including an officer's certificate from Chase USA confirming:

     o that removing the accounts or PARTICIPATIONS will not cause a PAY OUT EVENT for any outstanding series,

     o that Chase USA has delivered to the master trust trustee a list of accounts or PARTICIPATIONS to be removed,

     o that Chase USA represents that the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the certificateholders and

          - a random selection procedure was used by Chase USA in selecting the accounts to be removed--and only one such removal is permitted for each monthly period, or

          - the removed accounts are subject to an arrangement with a third party where the third party has the right or the option to purchase the removed accounts, which right or option has arisen in response to a third-party action or decision not to act and not the unilateral action of Chase USA, and the third party has exercised that option,

     o receipt of confirmation from each rating agency that the removal will not result in a downgrade or withdrawal of any ratings of any outstanding series of certificates or notes,

     o that the designation and reassignment of such receivables from removed accounts will not:

          - adversely affect the tax characterization as debt of certificates of any outstanding series or class in respect of which an opinion was delivered at the time of issuance that such series or class would be treated as debt for U.S. federal income tax purposes,

          - cause the master trust following such designation and acceptance to be deemed to be an association taxable as a corporation, and

          - cause or constitute a taxable event in which gain or loss would be recognized by any investor certificateholder or the master trust, and

     o  that as of the removal date, either:

          - the receivables are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such receivables is not more than 60 days, or

          - the receivables are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such receivables does not exceed 90 days.

Chase USA also has the right to remove accounts that have receivables balances of zero in certain circumstances.


MASTER TRUST BANK ACCOUNTS

     The master trust trustee has established and maintains the following bank accounts on behalf of all series issued from the master trust:

     o  the PRINCIPAL ACCOUNT,

     o  the FINANCE CHARGE ACCOUNT,

     o  the COLLECTION ACCOUNT,

     o  the EXCESS FUNDING ACCOUNT, and

     o  one or more DISTRIBUTION ACCOUNTS.

JPMorgan Chase Bank, as PAYING AGENT, has the revocable right to withdraw funds from the DISTRIBUTION ACCOUNTS to make distributions to certificateholders.

     The master trust trustee may establish, as set forth in the related supplement, additional bank accounts for each series, including:

     o  the INTEREST FUNDING ACCOUNT,

     o  the PRINCIPAL FUNDING ACCOUNT, and

     o  the PRE-FUNDING ACCOUNT.

     All of these bank accounts must be established with an ELIGIBLE INSTITUTION, which may include:

     o  JPMorgan Chase Bank, as the servicer, or

     o a depository institution, which may be the master trust trustee or an affiliate, organized under the laws of the United States or any state which at all times:

          -   has a certificate of deposit rating of "P-1" by Moody's,

          - has either a long-term unsecured debt rating of "AAA" by S&P or a certificate of deposit rating of "A-1+" by S&P, and

          -   is a member of the FDIC.

     Funds on deposit in any of these master trust bank accounts are invested in permitted investments, which generally include:

     o  U.S. government debt,

     o deposits which mature within 90 days after the date of investment at financial institutions having a rating in Moody's and S&P's highest rating category,

     o commercial paper, other than commercial paper issued by Chase USA or any of its affiliates, having a rating in Moody's and S&P's highest rating category,

     o bankers' acceptances, other than bankers' acceptances issued by Chase USA or any of its affiliates, from the highest-rated financial institutions,

     o  some repurchase agreements, and

     o any other investments, other than investments in Chase USA or any of its affiliates, where the short-term unsecured debt or deposits of the obligor on such investments have a rating in Moody's and S&P's highest ratings category.

Deposits in series-specific bank accounts are for the benefit of the related series, and the related supplement may set forth differing permitted investments for amounts in these series-specific bank accounts.


COMPANION SERIES

     The SERIES CERTIFICATE may be paired with a COMPANION SERIES in the future. The issuance of a COMPANION SERIES is subject to the conditions described above in "--Issuing New Series Certificates," including the condition that the rating agencies confirm that the issuance of a COMPANION SERIES will not have a negative impact on the ratings of any outstanding series of certificates or notes.

     A COMPANION SERIES may be funded with either a deposit to a pre-funding account funded by the sale of the COMPANION SERIES or may have a variable principal amount. Any pre-funding account would be for the benefit of the COMPANION SERIES and not for the benefit of the SERIES CERTIFICATE related to your notes.

     As principal is allocated to the SERIES CERTIFICATE, the INVESTOR INTEREST of the COMPANION SERIES will increase and either:

     o an equal amount of funds on deposit in the pre-funding account will be released to Chase USA, or

     o an interest in the variable funding certificate that is equal to the principal allocated to the SERIES CERTIFICATE will be sold and the proceeds will be distributed to Chase USA.

     A COMPANION SERIES may be issued privately or sold publicly. A COMPANION SERIES sold publicly will be registered under the registration statement we have filed with the SEC relating to the notes and the SERIES CERTIFICATES.

     A COMPANION SERIES would be issued to finance the interest of Chase USA in the MASTER TRUST PORTFOLIO. The TRANSFEROR INTEREST held by Chase USA grows if the amount of PRINCIPAL RECEIVABLES in the master trust does not decrease and principal is paid to a series or accumulated in a principal funding account for the benefit of a series. The INVESTOR INTEREST of a COMPANION SERIES will absorb what would otherwise be growth in the TRANSFEROR INTEREST as a result of payments or deposits in a principal funding account for the benefit of a series. Chase USA may choose to issue a COMPANION SERIES rather than have the growth in the TRANSFEROR INTEREST reflected on its balance sheet for accounting purposes.

     We cannot assure you that terms of a COMPANION SERIES will not have an adverse impact on the timing or amount of payments allocated to the SERIES CERTIFICATE related to your notes. A COMPANION SERIES will have a claim against the assets allocated to it by the master trust. The master trust will have limited assets. If a rapid amortization or rapid accumulation occurs for a COMPANION SERIES while the SERIES CERTIFICATE is outstanding, the percentage of receivables allocated to the SERIES CERTIFICATE may be reduced if the terms of the supplement relating to the COMPANION SERIES required that the COMPANION SERIES also receive its share of principal collections. In addition, if a rapid amortization or rapid accumulation occurs for a SERIES CERTIFICATE, the percentage of receivables allocated to the COMPANION SERIES may be reduced until the SERIES CERTIFICATE is paid in full. See "--Funding Period" for more discussion on Companion Series.


FUNDING PERIOD

     For any series, principal receivables may not be available in the amount of the issued SERIES CERTIFICATE. If this occurs, the initial INVESTOR INTEREST will be less than the SERIES CERTIFICATE principal amount. In this case, the related supplement will set forth the terms of the FUNDING PERIOD, which is the period from the series' CLOSING DATE to the earlier of:

     o the date the series' INVESTOR INTEREST equals the SERIES CERTIFICATE principal amount, and

     o  the date specified in the related supplement.

     During the FUNDING PERIOD, the series amount not invested in receivables will be maintained in the PRE-FUNDING ACCOUNT. On the CLOSING DATE, this amount may be up to 100% of the SERIES CERTIFICATE'S principal amount. The INVESTOR INTEREST will increase as new receivables are conveyed to the master trust or as the INVESTOR INTERESTS of other SERIES CERTIFICATES are reduced. The INVESTOR INTEREST may decrease due to charge-offs allocated to the SERIES CERTIFICATES.

     During the FUNDING PERIOD, funds on deposit in the PRE-FUNDING ACCOUNT will be paid to Chase USA as the INVESTOR INTEREST increases. If the FUNDING PERIOD does not end by the date specified in the related supplement, any amount remaining in the PRE-FUNDING ACCOUNT will be repaid to the SERIES CERTIFICATES. This type of event may also cause repayment of other amounts on the SERIES CERTIFICATES, as set forth in the related supplement.

     The prospectus supplement for a series with a FUNDING PERIOD will set forth:

     o  the initial INVESTOR INTEREST,

     o the full INVESTOR INTEREST, which is the initial SERIES CERTIFICATE principal balance,

     o the date on which the series' INVESTOR INTEREST is expected to equal the full INVESTOR INTEREST,

     o  when the FUNDING PERIOD will end, and

     o what other events, if any, will occur if the end of the FUNDING PERIOD is reached before the full INVESTOR INTEREST is funded.

     A COMPANION SERIES may use a FUNDING PERIOD to pair a new series with an existing series in, or about to begin, principal amortization or accumulation. As the INVESTOR INTEREST for the existing series decreases, the INVESTOR INTEREST for the COMPANION SERIES will increase. If either the existing series or the COMPANION SERIES experiences a PAY OUT EVENT before the COMPANION SERIES has reached its full INVESTOR INTEREST, the INVESTOR PERCENTAGES for the two series may be reset as described in the related supplements. This could have an effect on the allocation of principal collections to one or both series. We can give you no assurance, if the SERIES CERTIFICATE related to your notes is paired with a COMPANION SERIES, that the terms of the COMPANION SERIES will have no impact on the timing or amount of payments on the SERIES CERTIFICATE related to your notes.


INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     From the amounts allocated to the master trust, JPMorgan Chase Bank, as servicer, will allocate finance charge collections, principal collections and receivables in defaulted accounts to:

     o  each series,

     o  the TRANSFEROR INTEREST, and

     o if the related supplement so states, to any credit enhancement providers.

All allocations of these amounts will be made through the respective INVESTOR PERCENTAGES for each series, the TRANSFEROR PERCENTAGE and, where appropriate, the CREDIT ENHANCEMENT PERCENTAGE. The related supplements will set forth how the INVESTOR PERCENTAGES are calculated.

The TRANSFEROR PERCENTAGE is, in all cases, equal to:

     100% - (all INVESTOR PERCENTAGES for outstanding series) - (all CREDIT ENHANCEMENT PERCENTAGES for outstanding series)


APPLICATION OF COLLECTIONS

     Except in the circumstance described below, JPMorgan Chase Bank, as servicer, must deposit into the COLLECTION ACCOUNT, no later than two days after processing, all payments made on receivables in the MASTER TRUST PORTFOLIO. JPMorgan Chase Bank must also allocate these deposits between accounts and to various parties, as described below. However, JPMorgan Chase Bank will be able to make these deposits on a monthly or other periodic basis if one of the following is true:

     o all rating agencies rating an outstanding series agree in writing that JPMorgan Chase Bank does not need to make daily deposits, or

     o JPMorgan Chase Bank has a short-term rating of "P-1" from Moody's, a short-term rating of "A-1" from S&P and deposit insurance from the Bank Insurance Fund.

JPMorgan Chase Bank must make daily or periodic deposits to the COLLECTION ACCOUNT only to the extent that the funds are needed for deposit into other bank accounts or distribution on SERIES CERTIFICATES or to other parties. If the COLLECTION ACCOUNT balance ever exceeds this amount for deposit or distribution, JPMorgan Chase Bank will withdraw the excess.

     Each time a COLLECTION ACCOUNT deposit is made, JPMorgan Chase Bank will withdraw the following amounts and apply them as indicated:

     o Transferor Interest and Principal. The TRANSFEROR PERCENTAGE of deposits of principal and finance charge collections will be paid or held for payment to Chase USA as holder of the TRANSFEROR CERTIFICATE. However, if the MINIMUM TRANSFEROR INTEREST exceeds the TRANSFEROR INTEREST on the relevant date of processing, principal collections up to the amount of such excess otherwise payable to the TRANSFEROR INTEREST will be deposited to the PRINCIPAL ACCOUNT, the EXCESS FUNDING ACCOUNT, or paid to SERIES CERTIFICATES, as set forth in the POOLING AND SERVICING AGREEMENT,

     o Investor Finance Charges. For each series, the relevant INVESTOR PERCENTAGE of finance charge collections will be deposited into the FINANCE CHARGE ACCOUNT for allocation and distribution as set forth in the related supplement,

     o Investor Principal. Each series will be allocated a varying share of principal collections based on the principal distribution status of the series as follows:

          - if the series is in the REVOLVING PERIOD, the INVESTOR PERCENTAGE of principal collections allocated to the series will be invested or held for investment in new receivables,

          - if the series is in controlled accumulation or controlled amortization, the INVESTOR PERCENTAGE of principal collections allocated to the series will be available to fund the relevant period's controlled deposit amount or controlled amortization amount, and

          - if the series is in principal amortization or rapid amortization, the INVESTOR PERCENTAGE of principal collections allocated to the series will be deposited into the PRINCIPAL ACCOUNT for distribution as provided in the related supplement.

     As described in the related supplement, other series may use principal collections not required by a series in any period to make deposits or distributions. If the MINIMUM TRANSFEROR INTEREST exceeds the TRANSFEROR INTEREST on the relevant date of processing, principal collections allocated to but not needed by a series, up to the amount of such excess, will be deposited to the PRINCIPAL ACCOUNT, the EXCESS FUNDING ACCOUNT, or paid to other series, as set forth in the POOLING AND SERVICING AGREEMENT.

     Principal collections allocated to a series but not required for deposit or distribution may be shared with other series. The related supplement will set forth the manner and priority of any principal sharing. See "--Shared Principal Collections" for more information.

     Principal collections not paid to Chase USA because the TRANSFEROR INTEREST is less than the MINIMUM TRANSFEROR INTEREST will be held in the PRINCIPAL ACCOUNT and paid to Chase USA when the TRANSFEROR INTEREST is again at least equal to the MINIMUM TRANSFEROR INTEREST. Amounts so deposited in the PRINCIPAL ACCOUNT will be allocated as regular principal collections to series in their accumulation or amortization periods, as set forth in the related supplements.


SHARED EXCESS FINANCE CHARGE COLLECTIONS

     If a series is in a GROUP, finance charge collections allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series in the GROUP. If one series requires more finance charge collections than allocated through its INVESTOR PERCENTAGE, it will have access to all of these shared excess finance charge collections in other series in its GROUP. If two or more series require more finance charge collections, excess finance charge collections in the GROUP will be shared between the series in the manner and priority set forth in the related supplements.


SHARED PRINCIPAL COLLECTIONS

     If a series is allocated principal in excess of the amount needed for deposit or distribution, this excess amount will be available to make principal payments or deposits required by other series. These shared principal collections may be limited to series within a GROUP. If principal collections allocated to a series are shared with another series, the INVESTOR INTEREST for the series from which collections were shared will not be reduced.


REBATES AND FRAUDULENT CHARGES

     JPMorgan Chase Bank may adjust the amount of principal receivables in the MASTER TRUST PORTFOLIO because of:

     o  a rebate or refund to a cardholder,

     o  merchandise refused or returned by a cardholder, and

     o  fraudulent or counterfeit charges.

The TRANSFEROR INTEREST will be reduced--net of the creation of new receivables--by the adjustment amount. If reducing the TRANSFEROR INTEREST would cause it to be less than the MINIMUM TRANSFEROR INTEREST, Chase USA, as TRANSFEROR, will be required to pay the deficient amount into the EXCESS FUNDING ACCOUNT.


DEFAULT ALLOCATIONS

     Each month, MASTER TRUST PORTFOLIO principal receivables in defaulted accounts will be allocated to each series based on each series' INVESTOR PERCENTAGE. Defaulted accounts are ACCOUNTS which were written off by the servicer as uncollectible.


INVESTOR CHARGE-OFFS

     Each month, principal receivables in defaulted accounts will be allocated to each SERIES CERTIFICATE. Allocated default amounts will reduce each series' INVESTOR INTEREST, unless these defaulted amounts are reimbursed through payment of finance charge collections or other amounts, as set forth in each series' supplement. Reducing a series' INVESTOR INTEREST through allocation of default amounts is called an INVESTOR CHARGE-OFF. The INVESTOR INTEREST can be increased through reimbursement of INVESTOR CHARGE-OFFS, which can happen in any MONTHLY PERIOD where finance charge collections are available for that purpose.


OPTIONAL REPURCHASE

     For each SERIES CERTIFICATE, Chase USA--for so long as an affiliate of Chase USA or JPMorgan Chase Bank is the servicer--has the option to repurchase the remaining INVESTOR INTEREST when the SERIES CERTIFICATE'S total outstanding INVESTOR INTEREST is no more than 5% of the INVESTOR INTEREST on the series' CLOSING DATE. The repurchase price must be for:

     o the dollar amount of all of the remaining INVESTOR INTEREST--less any amount on deposit in an associated PRINCIPAL FUNDING ACCOUNT--plus any accrued and unpaid interest through the repurchase date, or

     o a different optional repurchase price set forth in the related supplement.


FINAL PAYMENT OF PRINCIPAL; SERIES TERMINATION

     Each series will end on the earliest to occur of:

     o  the date on which the series' INVESTOR INTEREST is reduced to zero,

     o the date set forth in the related supplement as the last day on which interest and principal will be distributed on the SERIES CERTIFICATE, referred to as the SERIES TERMINATION DATE, and

     o  the date on which the master trust terminates.

If the INVESTOR INTEREST is greater than zero on the SERIES TERMINATION DATE, JPMorgan Chase Bank or the master trust trustee may be required to sell receivables in an amount sufficient to repay the outstanding INVESTOR INTEREST. Chase USA and its affiliates and agents will not be permitted to purchase the receivables in this type of sale.


PAY OUT EVENTS

     For each SERIES CERTIFICATE issued from the master trust, occurrence of a PAY OUT EVENT will begin rapid amortization of principal. Rapid amortization of principal will interrupt and replace the REVOLVING PERIOD or any other form of principal amortization or accumulation. A PAY OUT EVENT will occur for all series of certificates (including SERIES CERTIFICATES) issued from the master trust if any one of the following occurs:

     o Chase USA, as TRANSFEROR, is insolvent or a conservator or receiver has been appointed for Chase USA, as TRANSFEROR,

     o Chase USA is unable for any reason to transfer receivables to the master trust as required by the POOLING AND SERVICING AGREEMENT, or

     o the master trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

Each SERIES CERTIFICATE may, in the related supplement, specify additional PAY OUT EVENTS applicable only to that SERIES CERTIFICATE.

     If Chase USA, as TRANSFEROR, voluntarily begins liquidation or a receiver is appointed for Chase USA, Chase USA will:

     o  immediately stop transferring receivables to the master trust, and

     o  promptly notify the master trust trustee of the event.

Within 15 days the master trust trustee will publish a notice, stating that the master trust trustee intends to liquidate the receivables in the MASTER TRUST PORTFOLIO. The master trust trustee will liquidate the receivables unless instructed to do otherwise by noteholders whose related SERIES CERTIFICATES represent a majority of the outstanding INVESTOR INTEREST, or by Chase USA's conservator or receiver. The conservator or receiver may have the power to cause or prevent an early sale of master trust assets. Any early sale of these assets could cause early repayment of outstanding notes. Chase USA and its affiliates and agents will not be permitted to purchase the receivables in this type of sale.

     Rapid amortization begins immediately when any PAY OUT EVENT occurs. If rapid amortization begins for the SERIES CERTIFICATE related to your notes before the scheduled payment date on your notes, you could begin receiving principal distributions earlier than expected, which may shorten the average life of your investment.


SERVICING COMPENSATION

     JPMorgan Chase Bank, as servicer, receives a fee for its servicing activities and reimbursement of expenses incurred in administering the master trust. This servicing fee accrues for each outstanding series, in the amounts and calculated on the balances as set forth in the related supplement. Each series' servicing fee is payable each period from collections of FINANCE CHARGE RECEIVABLES allocated to the series; some series, however, may direct all or a portion of INTERCHANGE toward paying the servicing fee. Neither the master trust nor certificateholders are responsible for any servicing fee allocable to the TRANSFEROR INTEREST.


THE SERVICER

     The servicer is responsible for servicing and administering receivables in the MASTER TRUST PORTFOLIO. JPMorgan Chase Bank, currently the servicer, has delegated some of its servicing duties to First Data Resources, Inc., a computer data processing servicer for the bankcard industry and substantially all of its remaining duties to Chase USA. The servicer is required to maintain insurance coverage against losses through wrongdoing of its officers and employees who service receivables.


SERVICER DEFAULT

     The POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT specify the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a SERVICER DEFAULT.

     SERVICER DEFAULTS include:

     o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the master trust trustee to do so, on the required date under the POOLING AND SERVICING AGREEMENT or any SERIES SUPPLEMENT or within the applicable grace period not exceeding 10 business days,

     o failure on the part of the servicer to observe or perform any of its other covenants or agreements if the failure:

          - materially adversely affects certificateholders of any series issued and outstanding under the master trust, and

          - continues unremedied for a period of 60 days after written notice and continues to materially adversely affect those certificateholders, or the delegation by the servicer of its duties, except as specifically permitted under the POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT,

     o any representation, warranty or certification made by the servicer in the POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT, or any certificate delivered under the terms of those agreements, proves to have been incorrect when made if it:

          - materially adversely affects certificateholders of any series issued and outstanding under the master trust, and

          - continues to be incorrect in any material respect for a period of 60 days after written notice and continues to materially adversely affect those certificateholders,

     o specific events of bankruptcy, insolvency or receivership of the servicer, or

     o  any other event specified in the related supplement.

     If a SERVICER DEFAULT occurs, the master trust trustee or certificateholders representing a majority of the aggregate outstanding INVESTOR INTEREST may remove JPMorgan Chase Bank as servicer to the master trust and appoint a new servicer. If a new, eligible servicer is not appointed or has not accepted appointment by the time JPMorgan Chase Bank--or a successor servicer--has ceased to act as servicer, the master trust trustee will become the servicer. If the master trust trustee is legally unable to act as successor servicer, then the master trust trustee will use its best efforts to sell the receivables in the MASTER TRUST PORTFOLIO by the solicitation of competitive bids. Chase USA and its affiliates and agents will not be permitted to purchase the receivables in this type of sale.

     Chase USA's rights and obligations as TRANSFEROR will be unaffected by any change in servicer.

     If a conservator or receiver is appointed for the servicer and this causes a SERVICER DEFAULT, the conservator or receiver may have the power to prevent a transfer of servicing duties to a successor servicer.


PAYMENT OF EXPENSES

     JPMorgan Chase Bank, as servicer, has agreed to pay some expenses incurred in servicing the MASTER TRUST PORTFOLIO, including:

     o  fees and expenses of the master trust trustee,

     o  fees and expenses of independent certified public accountants, and

     o  other fees and expenses of the master trust, excluding taxes.


REPORTS TO CERTIFICATEHOLDERS

     Certificateholders of each series issued and outstanding from the master trust will receive reports with information on the series and the master trust. JPMorgan Chase Bank, as servicer, will prepare a certificateholder report on each series' TRANSFER DATES, setting forth information as specified in the related supplement.

     Periodic information to certificateholders generally will include:

     o  the total amount distributed,

     o  the amount of principal and interest for distribution,

     o  principal collections allocated to the series,

     o  finance charge collections allocated to the series,

     o the aggregate amount of principal receivables in the MASTER TRUST PORTFOLIO,

     o the related INVESTOR INTEREST amount and the INVESTOR INTEREST as a percentage of principal receivables in the MASTER TRUST PORTFOLIO,

     o receivables in the MASTER TRUST PORTFOLIO broken out by delinquency status,

     o  aggregate defaults allocated to the series,

     o INVESTOR CHARGE-OFFS for the series, and any reimbursement of INVESTOR CHARGE-OFFS,

     o  the servicing fee due from the series,

     o  for each series, the available amount of credit enhancement, if any,

     o the "pool factor," which is the ratio of the current INVESTOR INTEREST to the initial INVESTOR INTEREST,

     o  the PORTFOLIO YIELD for the series, and

     o if the series bears interest at a floating rate, information relating to the floating rate.

     JPMorgan Chase Bank will also provide an annual summary of distributions to each series by January 31 of the succeeding year. This information is intended to help certificateholders and noteholders prepare their tax returns.


EVIDENCE AS TO COMPLIANCE

     The POOLING AND SERVICING AGREEMENT provides that by March 31 of each calendar year, JPMorgan Chase Bank, as servicer, will have a firm of independent certified public accountants furnish reports showing that, for the prior calendar year:

     o the accounting firm has reviewed management's assertion that the system of internal control over servicing of securitized credit card receivables met the criteria for effective internal control as specified by the Committee of Sponsoring Organizations of the Treadway Commission, and that in the accounting firm's opinion, management's assertion is fairly stated in all material respects, and

     o for each outstanding series, the accounting firm has reviewed at least one report prepared by the servicer from each quarter of the calendar year, compared the amounts set forth in the reports with the servicer's computer reports and disclosed any discrepancies.

     The POOLING AND SERVICING AGREEMENT also provides that by March 31 of each year, an officer of JPMorgan Chase Bank will forward a signed statement to the master trust trustee, stating that the servicer has performed under its obligations--as set forth in the POOLING AND SERVICING AGREEMENT--during the prior calendar year, and if there has been a default in the performance of any obligation, specifying the nature and status of the default.


AMENDMENTS

     The POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT may be amended by Chase USA, JPMorgan Chase Bank and the master trust trustee, as set forth in the POOLING AND SERVICING AGREEMENT and the relevant SERIES SUPPLEMENT. These amendments may be made without certificateholder consent to do the following:

     o  cure any ambiguity,

     o  revise specific exhibits and schedules,

     o correct or supplement any provision which may be inconsistent with any other provision, or

     o add any necessary provision not inconsistent with the existing provisions of the operative documents.

No amendment may be made without certificateholder consent which in any material respect would adversely affect any certificateholder's interest or which would significantly change the permitted activities of the master trust.

     Amendment without certificateholder consent can occur only if:

     o JPMorgan Chase Bank, as servicer, furnishes an officer's certificate to the master trust trustee, stating that the amendment will not materially adversely affect any existing certificateholder's interest and will not significantly change the permitted activities of the master trust,

     o the amendment will not cause the master trust to be subject to corporate taxation, or have any other negative federal income tax effect on the master trust or certificateholders,

     o each rating agency rating an affected series of certificates or notes provides written confirmation that the amendment will not cause a downgrade or withdrawal of any existing rating of any outstanding certificates or notes, and

     o  the amendment does not do any of the following:

          - reduce the amount or delay the timing of scheduled distributions to certificateholders of any series,

          - change the manner or method of calculating interest due to certificateholders of any series,

          - alter the requirements for calculating the MINIMUM TRANSFEROR INTEREST for any outstanding series,

          - change the manner in which the TRANSFEROR INTEREST is calculated, or

          - reduce the percentage of the INVESTOR INTEREST required to consent to proposed changes which do require certificateholder consent.

     The POOLING AND SERVICING AGREEMENT may be amended by Chase USA, JPMorgan Chase Bank and the master trust trustee with the consent of certificateholders representing a majority of the INVESTOR INTEREST which is adversely affected by an amendment or, with respect to an amendment to significantly change the permitted activities of the master trust, a majority of the INVESTOR INTEREST of all the certificateholders. Even with consent, these amendments may not occur if they:

     o reduce the amount of or delay the timing of scheduled distributions to certificateholders of any series,

     o change the manner of calculating the INVESTOR INTEREST, the INVESTOR PERCENTAGE or the amount of defaults allocated to certificateholders without the consent of each affected certificateholder, and

     o reduce the percentage of the INVESTOR INTEREST required to consent to any amendment, without the consent of each affected certificateholder.


THE MASTER TRUST TRUSTEE

     Each series' prospectus supplement will identify the master trust trustee under the POOLING AND SERVICING AGREEMENT. Chase USA, JPMorgan Chase Bank and their affiliates may from time to time enter into banking and trustee relationships with the master trust trustee, and all three parties may from time to time hold certificates in their own names.

     In addition, where required by local jurisdictions, the master trust trustee may appoint a co-trustee or separate trustees of all or any part of the master trust. If this occurs, all rights, powers, duties and obligations conferred or imposed by the POOLING AND SERVICING AGREEMENT on the master trust trustee will be conferred or imposed:

     o jointly on the master trust trustee and any separate trustee or co-trustee, or

     o where the master trust trustee shall be incompetent or unqualified to perform required acts, singly upon any separate trustee or co-trustee.

     In each case, a separate trustee or co-trustee shall exercise and perform these rights, powers, duties and obligations solely at the direction of the master trust trustee.

     The master trust trustee may resign at any time. If this occurs, Chase USA will be obligated to appoint a successor master trust trustee. Chase USA may also remove the master trust trustee and appoint a successor if:

     o the master trust trustee ceases to be eligible to continue in that role under the POOLING AND SERVICING AGREEMENT; or

     o  the master trust trustee becomes insolvent.

     Any resignation or removal of a master trust trustee will not become effective until appointment of, and acceptance by, a successor.


MASTER TRUST TERMINATION

     The master trust is scheduled to end on the earliest of:

     o the date the aggregate INVESTOR INTEREST--including the interest of any credit enhancement provider, if not part of the INVESTOR INTEREST--is reduced to zero,

     o the date on which all receivables are sold, disposed of or otherwise liquidated due to insolvency, and

     o  August 31, 2016.

JPMorgan Chase Bank and Chase USA may inform the master trust trustee of a change in the master trust termination date, provided that a change may not affect existing certificateholders.


DESCRIPTION OF THE NOTES

     Following is a summary of the material provisions common to all series of notes issued through an INDENTURE and offered by this prospectus. The particular terms of your notes are described in the related supplement. The summary is qualified in its entirety by references to the provisions of your INDENTURE and related SERIES CERTIFICATE, and the related DEPOSIT AND ADMINISTRATION AGREEMENT and TRUST AGREEMENT.

     An owner trust will issue the notes under an INDENTURE. The owner trust will pledge a SERIES CERTIFICATE to the INDENTURE TRUSTEE to secure the payment of the notes. Each owner trust will issue one or more classes of notes that may have different maturity dates, interest rates, priorities of payments and debt ratings.

     Chase USA will own the residual equity interest in each owner trust. Amounts paid to the owner trust as holder of a SERIES CERTIFICATE that are not payable in respect of the notes issued by the owner trust and not required to be retained in a spread account will be distributed to Chase USA.


PRINCIPAL AND INTEREST ON THE NOTES

     The related supplement will describe the timing and priority of payment, seniority, allocations of losses, NOTE RATE and amount of or method of determining payments of principal and interest on each class of notes of your series. Your right to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other class or classes of notes of your series, as described in related supplement. Payments of interest on the notes of your series may be made prior to payments of principal. The dates for payments of interest and principal on the notes of your series may be different from the TRANSFER DATES for the SERIES CERTIFICATE pledged to secure payment of your notes. One or more classes of notes of your series may be redeemable in whole or in part under the circumstances described in the related supplement, including when Chase USA exercises its option under the POOLING AND SERVICING AGREEMENT to purchase the related SERIES CERTIFICATE.

     Your notes may have fixed principal payment schedules. In that event, you would be entitled to receive on each specified PAYMENT DATE the applicable amount of principal designated to be repaid, in the manner and to the extent described in the related supplement.

     Payments to all the noteholders of each class will have the same priority. Under some circumstances, there may not be sufficient amounts available to pay the amount of interest which is required to be paid to all the noteholders of your class. In that event, you will receive a share, based upon the aggregate amount of interest due to your class, of the aggregate amount available for distribution of interest on the notes of your series.

     If your series includes two or more classes of notes, the sequential order and priority of payment of principal and interest, and any schedule or formula or other provisions for determining the amount of principal and interest of each class will be described in the related supplement. Payments of principal and interest on any class of notes will be made equally among all the noteholders of that class based on the principal amount of notes held by each noteholder.


THE INDENTURES

     Your owner trust will issue one or more classes of notes under an INDENTURE. A form of INDENTURE has been filed as an exhibit to the Registration Statement.

     Events of Default: Rights Upon Event of Default. With respect to the notes of a given series, "EVENTS OF DEFAULT" under your INDENTURE will be any of the following:

     o  the owner trust fails to pay interest or principal when due and payable,

     o the owner trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940,

     o  specific events of bankruptcy with respect to the owner trust, and

     o  any other EVENTS OF DEFAULT described in the related supplement.

     During the occurrence of an EVENT OF DEFAULT, the INDENTURE TRUSTEE or holders of a majority in principal amount of the notes of your series may declare the principal of the notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority of the notes with respect to which the EVENT OF DEFAULT has occurred.

     If your notes are declared to be due and payable following an EVENT OF DEFAULT, the INDENTURE TRUSTEE may institute proceedings to collect amounts due or foreclose on the owner trust property, exercise remedies as a secured party, sell the owner trust property to a party or parties other than Chase USA and its affiliates and agents or have the owner trust keep the owner trust property and continue to apply collections on the owner trust property as if there had been no declaration of acceleration. However, the INDENTURE TRUSTEE is prohibited from selling the owner trust property following an EVENT OF DEFAULT, unless:

     o  the holders of all the notes consent to the sale,

     o the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on the notes at the date of the sale, or

     o there has been an EVENT OF DEFAULT arising from a failure to make a required payment of principal or interest on the notes, and the INDENTURE TRUSTEE:

          - determines that the proceeds of the owner trust property would not be sufficient to make all payments on the notes when those payments would have become due if the obligations had not been declared due and payable, and

          - obtains the consent of the holders of sixty-six and two-thirds percent of the outstanding principal amount of the notes.

     If an EVENT OF DEFAULT occurs and is continuing, the INDENTURE TRUSTEE will not be obligated to exercise any of the rights or powers under the INDENTURE at the request or direction of any noteholders, if the INDENTURE TRUSTEE reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and other limitations contained in the INDENTURE, a majority of the noteholders of your series:

     o will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the INDENTURE TRUSTEE, and

     o may, in some cases, waive any default with respect to their notes, except a default:

          -   in the payment of principal or interest, or

          - in respect of a covenant or provision of the INDENTURE that cannot be modified without the waiver or consent of all the holders of the notes of your series.

     The INDENTURE TRUSTEE'S right to sell the SERIES CERTIFICATE will be subject to restrictions on transferability described in the SERIES SUPPLEMENT, including a requirement that no more than ninety-nine persons hold interests in the master trust (including the SERIES CERTIFICATE) that have been issued without an opinion for federal income tax purposes that those interests would be treated as debt and limitations on the nature of the potential purchasers of the SERIES CERTIFICATE. Examples of these limitations are:

     o any foreign purchaser must certify that its ownership of the SERIES CERTIFICATE is effectively connected with a trade or business within the United States,

     o any potential purchaser that is a partnership, Subchapter S corporation or grantor trust for federal income tax purposes will be required to represent that its interest in the SERIES CERTIFICATE represents less than a specified percentage of its assets, and

     o a potential purchaser must not be an employee benefit plan, a PLAN or any entity whose underlying assets include "plan assets."

     Also, any transfer of the SERIES CERTIFICATE in foreclosure will be subject to the requirement that each purchaser of an interest in the SERIES CERTIFICATE deliver to the master trust trustee and Chase USA an investment letter relating to compliance with applicable securities laws and other restrictions described in the applicable SERIES SUPPLEMENT.

     You may institute proceedings with respect to the INDENTURE only if:

     o you have previously given written notice to the INDENTURE TRUSTEE that an EVENT OF DEFAULT continues,

     o not less than 25% of the noteholders of your series have made written request to the INDENTURE TRUSTEE to institute the proceeding in its own name as INDENTURE TRUSTEE,

     o you have offered the INDENTURE TRUSTEE indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred in complying with that request,

     o the INDENTURE TRUSTEE has for 60 days after receipt of notice, request and offer of indemnity failed to institute the proceeding, and

     o no direction inconsistent with the written request has been given to the INDENTURE TRUSTEE during the 60-day period by a majority of the noteholders.

     In general, the INDENTURE TRUSTEE will enforce the rights and remedies of the holders of accelerated notes. However, holders of notes will have the right to institute any proceeding with respect to the INDENTURE if the following conditions are met:

     o the holder gives the INDENTURE TRUSTEE written notice of a continuing EVENT OF DEFAULT,

     o the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request of the INDENTURE TRUSTEE to institute a proceeding as INDENTURE TRUSTEE,

     o the holders offer indemnity reasonably satisfactory to the INDENTURE TRUSTEE against the costs, expenses and liabilities of instituting a proceeding,

     o the INDENTURE TRUSTEE has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification, and

     o the INDENTURE TRUSTEE has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the request.

     In addition in all circumstances, if the owner trust fails to pay interest or principal when due and payable, the holders of the notes will have the right to sue to force payment to be made.

     The INDENTURE TRUSTEE and the noteholders, by accepting the notes, will agree that they will not institute against the owner trust or master trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     The INDENTURE TRUSTEE, the OWNER TRUSTEE in its individual capacity, and Chase USA as owner of the equity interest in the owner trust will not be personally liable for the payment of the principal of or interest on the notes or for the agreements of the owner trust contained in the INDENTURE.

     Modification of Indenture. The owner trust and the INDENTURE TRUSTEE may, with the consent of the holders of a majority of the notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the INDENTURE, or modify in any manner the rights of the noteholders.

     The owner trust and the INDENTURE TRUSTEE may, without the consent of the holders of any notes, enter into one or more supplemental indentures for any of the following purposes:

     o to correct the description of any property or to add to the property pledged to secure the notes,

     o to reflect the agreement of another person to assume the role of the owner trust,

     o to add to the covenants of the owner trust, for the benefit of the holders of the notes, or to surrender any right or power of the owner trust,

     o  to transfer or pledge any property to the INDENTURE TRUSTEE,

     o to cure any ambiguity or supplement any provision in any supplemental indenture that may be inconsistent with any other provision in any supplemental indenture if that action would not materially and adversely affect the interests of the holders of the notes,

     o  to appoint a successor trustee with respect to the notes, or

     o to modify, eliminate or add to the provisions of the INDENTURE as necessary to qualify the INDENTURE under the Trust Indenture Act of 1939.

     The owner trust and the INDENTURE TRUSTEE will not enter into any supplemental indenture that would:

     o cause the owner trust or the master trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, or

     o cause a taxable event that would cause the beneficial owner of any outstanding notes to recognize gain or loss.

CERTAIN COVENANTS

     The owner trust will not:

     o except as expressly permitted by the INDENTURE, the DEPOSIT AND ADMINISTRATION AGREEMENT and the TRUST AGREEMENT, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the owner trust,

     o claim any credit on or make any deduction from the principal or interest payable in respect of the notes (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed on the owner trust,

     o permit the validity or effectiveness of the INDENTURE to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the INDENTURE except as permitted by the INDENTURE,

     o permit any lien, claim, or security interest to be created on the assets of the owner trust, or

     o permit the lien of the INDENTURE not to constitute a valid first priority security interest in the owner trust.

     Annual Compliance Statement. The owner trust will be required to present to the INDENTURE TRUSTEE each year a written statement as to the performance of its obligations under the INDENTURE.

     Indenture Trustee's Annual Report. The INDENTURE TRUSTEE will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as INDENTURE TRUSTEE under the INDENTURE, the property and funds physically held by the INDENTURE TRUSTEE and any action it took that materially affects the notes and that has not been previously reported.

     List of Noteholders. Upon the issuance of DEFINITIVE NOTES, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the INDENTURE TRUSTEE maintains for the purpose of communicating with other noteholders. The INDENTURE TRUSTEE may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

     Satisfaction and Discharge of Indenture. An INDENTURE will be discharged with respect to the notes upon the delivery to the INDENTURE TRUSTEE for cancellation of all the notes or, with specific limitations, upon deposit with the INDENTURE TRUSTEE of funds sufficient for the payment in full of all the notes.


THE INDENTURE TRUSTEE

     The INDENTURE TRUSTEE for your series is identified in the related supplement. The INDENTURE TRUSTEE may resign at any time, in which event your ADMINISTRATOR will appoint a successor INDENTURE TRUSTEE for your series. The ADMINISTRATOR may also remove the INDENTURE TRUSTEE if it ceases to be eligible to continue as an INDENTURE TRUSTEE under the INDENTURE or if the INDENTURE TRUSTEE becomes insolvent. The ADMINISTRATOR will then be obligated to appoint a successor INDENTURE TRUSTEE for your series. If an EVENT OF DEFAULT occurs under an INDENTURE and the related supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, the INDENTURE TRUSTEE may be deemed to have a conflict of interest and be required to resign as INDENTURE TRUSTEE for one or more of those classes of notes. In that case, a successor INDENTURE TRUSTEE will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the INDENTURE TRUSTEE which are different from those of subordinated noteholders. Any resignation or removal of the INDENTURE TRUSTEE and appointment of a successor INDENTURE TRUSTEE for any series of notes will not become effective until the successor INDENTURE TRUSTEE accepts its appointment for your series.

TRANSFER AND ASSIGNMENT OF THE SERIES CERTIFICATE

     On the CLOSING DATE for any series of notes, Chase USA will deposit in the owner trust the SERIES CERTIFICATE under the terms of the DEPOSIT AND ADMINISTRATION AGREEMENT. On the CLOSING DATE, the OWNER TRUSTEE will execute, and the INDENTURE TRUSTEE will authenticate and deliver to Chase USA, the notes.


REPORTS TO NOTEHOLDERS

     On or prior to each TRANSFER DATE, the ADMINISTRATOR will provide to the INDENTURE TRUSTEE for the INDENTURE TRUSTEE to forward to you and to each other noteholder of your series, and to the OWNER TRUSTEE, a statement with the following information on the notes for the related PAYMENT DATE or the period since the previous PAYMENT DATE, as applicable:

     o  the amount of the distribution allocated to principal on the notes,

     o  the amount of the distribution allocated to interest on the notes,

     o  if the notes are floating rate, the rate for the current period,

     o the aggregate outstanding principal balance of the notes after giving effect to all payments reported under the first clause above, and

     o the amount on deposit in the OWNER TRUST SPREAD ACCOUNT, on that PAYMENT DATE, after giving effect to all transfers and withdrawals from and all transfers and deposits to that account on that PAYMENT DATE, and the amount required to be on deposit in the OWNER TRUST SPREAD ACCOUNT on that date.

     Each amount described in the first two clauses above will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the INDENTURE, the INDENTURE TRUSTEE will mail to you and to other investors who at any time during the prior calendar year had been noteholders and received any payment on the notes, a statement to the extent required by law containing information which is required for the preparation of federal income tax returns. See "Tax Matters" for information on tax reporting procedures.


CERTAIN MATTERS REGARDING THE ADMINISTRATOR

     The ADMINISTRATOR will, to the extent provided in the DEPOSIT AND ADMINISTRATION AGREEMENT, provide the notices and perform on behalf of the owner trust other administrative obligations required by the INDENTURE.


AMENDMENTS

     Parties to the TRUST AGREEMENT may amend the TRUST AGREEMENT, with notice to the rating agencies and without the consent of the INDENTURE TRUSTEE or the noteholders to cure any ambiguity or correct or supplement any of its provisions for the purpose of modifying the TRUST AGREEMENT or modifying the rights of the noteholders; provided, however, that an amendment will not:

     o as evidenced by an officer's certificate from Chase USA addressed and delivered to the INDENTURE TRUSTEE and the OWNER TRUSTEE, materially and adversely affect the interest of any noteholder or significantly change any permitted activities of the owner trust described in the trust agreement, and

     o as evidenced by an opinion of counsel, cause the owner trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

     Parties to the DEPOSIT AND ADMINISTRATION AGREEMENT may amend the DEPOSIT AND ADMINISTRATION AGREEMENT, with notice to the rating agencies and with the consent of the INDENTURE

TRUSTEE, but without the consent of the noteholders for the purpose of adding any provisions to or changing or eliminating any provisions of the DEPOSIT AND ADMINISTRATION AGREEMENT or modifying the rights of the noteholders; provided, however, that such amendment will not:

     o as evidenced by an officer's certificate from Chase USA addressed and delivered to the INDENTURE TRUSTEE and the OWNER TRUSTEE, materially and adversely affect the interest of any noteholder or the certificateholder or significantly change the purposes and activities of the owner trust, and

     o as evidenced by an opinion of counsel, cause the owner trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

     In addition, the TRUST AGREEMENT or the DEPOSIT AND ADMINISTRATION AGREEMENT may also be amended by the parties:

     o  with notice to the rating agencies,

     o  with the written consent of the INDENTURE TRUSTEE, and

     o with the consent of the holders of notes evidencing at least a majority of the then outstanding principal amount of the notes,

for the purpose of adding any provisions to or changing in any manner or eliminating any provisions or modifying in any manner the rights of the noteholders, provided, however, that in the case of the TRUST AGREEMENT or the DEPOSIT AND ADMINISTRATION AGREEMENT, no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the SERIES CERTIFICATE or distributions that are required to be made for the benefit of the noteholders or (2) reduce the percentage of the holders of notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes.


TERMINATION

     The obligations of the ADMINISTRATOR, Chase USA, the OWNER TRUSTEE and the INDENTURE TRUSTEE under the related INDENTURE, DEPOSIT AND ADMINISTRATION AGREEMENT and TRUST AGREEMENT will end upon the earlier of:

     o the payment to noteholders of the note principal balance and all amounts required to be paid to them under the SERIES CERTIFICATE, the DEPOSIT AND ADMINISTRATION AGREEMENT or the TRUST AGREEMENT, and

     o  the NOTE MATURITY DATE.


                              CREDIT ENHANCEMENT

     CREDIT ENHANCEMENT may be provided with respect to one or more classes of any series, including your series, offered by this prospectus. If so specified in the related supplement, any form of CREDIT ENHANCEMENT may be structured so as to be drawn upon by more than one class to the extent described in the prospectus supplement.

     The type, characteristics and amount of CREDIT ENHANCEMENT for any series or class:

     o will be determined based on several factors, including the characteristics of the receivables and accounts included in the MASTER TRUST PORTFOLIO as of the CLOSING DATE with respect to that series and the desired rating for each class, and

     o will be established on the basis of requirements of each rating agency rating the SERIES CERTIFICATE or the notes of that series or class.

     In general, CREDIT ENHANCEMENT will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the the notes and/or payment of interest. If losses occur which exceed the amount covered by CREDIT ENHANCEMENT or which are not covered by CREDIT ENHANCEMENT, noteholders will bear their allocable share of deficiencies.

     If CREDIT ENHANCEMENT is provided with respect to a series or class of notes, the related supplement will include a description of:

     o  the amount payable under CREDIT ENHANCEMENT,

     o any additional conditions to payment under CREDIT ENHANCEMENT not described in this prospectus,

     o  the conditions, if any, under which:

          -   the amount payable under CREDIT ENHANCEMENT may be reduced, and

          -   CREDIT ENHANCEMENT may be ended or replaced, and

     o  any material provision of any agreement relating to CREDIT ENHANCEMENT.

     Additionally, the related supplement may provide information with respect to any credit enhancement provider, including:

     o  a brief description of its principal business activities,

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

     o its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the related supplement.

     The related supplement may specify if CREDIT ENHANCEMENT with respect to a series may be available to pay principal of the series' certificates after PAY OUT EVENTS occur with respect to that series. If so, the credit enhancement provider may have an interest in cash flows in respect of the receivables called the ENHANCEMENT INVESTED AMOUNT, to the extent described in the related supplement.


SPECIFIC FORMS OF CREDIT ENHANCEMENT

     The related supplement will also specify the manner and to what extent the following types of CREDIT ENHANCEMENT or other CREDIT ENHANCEMENT applies to your series of notes or any class of your series of notes:


  Subordination

     One or more classes of notes of any series may be subordinated as described in the related supplement to the extent necessary to fund payments with respect to senior note. The rights of the holders of any subordinated notes to receive distributions of principal and/or interest on any PAYMENT DATE for that series will be subordinated in right and priority to the rights of the holders of senior notes, but only to the extent described in the related supplement. The related supplement may specify if subordination may apply only in the event of some types of losses not covered by another CREDIT ENHANCEMENT. The related supplement will also set forth information concerning:

     o the amount of subordination of a class or classes of subordinated notes in a series,

     o  the circumstances in which subordination will be applicable,

     o the manner, if any, in which the amount of subordination will be applicable,

     o the manner, if any, in which the amount of subordination will decrease over time, and

     o the conditions under which amounts available from payments that would otherwise be made to holders of subordinated notes will be distributed to holders of senior notes.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the related supplement will specify the manner and conditions for applying this cross-support feature.

     Letter of Credit

     One or more letters of credit may provide support for a series or one or more classes of notes. The letter of credit may provide limited protection against some losses in addition to or in lieu of other CREDIT ENHANCEMENT. The issuer of the letter of credit, called the L/C Bank, will be obligated to honor demands with respect to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and subject to the conditions specified in the related supplement.

     Cash Collateral Guaranty or Account

     Support for a series or one or more classes of notes may be provided by:

     o a CASH COLLATERAL GUARANTY secured by the deposit of cash or some permitted investments in a CASH COLLATERAL ACCOUNT reserved for the beneficiaries of the CASH COLLATERAL GUARANTY, or

     o  a CASH COLLATERAL ACCOUNT alone.

The amount available from the CASH COLLATERAL GUARANTY or the CASH COLLATERAL ACCOUNT will be the lesser of (1) amounts on deposit in the CASH COLLATERAL ACCOUNT and (2) an amount specified in the related supplement. The related supplement will set forth the circumstances under which payments are made to beneficiaries of the CASH COLLATERAL GUARANTY from the CASH COLLATERAL ACCOUNT or from the CASH COLLATERAL ACCOUNT directly.

     Collateral Interest

     An undivided interest in the master trust called the COLLATERAL INTEREST, in an amount initially equal to the percentage of the certificates of a series specified in the supplement for that series, may initially provide support for a SERIES CERTIFICATE. That SERIES CERTIFICATE may also have the benefit of a CASH COLLATERAL GUARANTY or CASH COLLATERAL ACCOUNT with an initial amount on deposit in that account, if any, as specified in the related supplement which will be increased:

     o to the extent the TRANSFEROR elects, subject to the conditions specified in the related supplement, to apply principal collections allocable to the COLLATERAL INTEREST to decrease the COLLATERAL INTEREST,

     o to the extent principal collections allocable to the COLLATERAL INTEREST are required to be deposited into the CASH COLLATERAL ACCOUNT as specified in the related supplement, and

     o to the extent excess finance charge collections are required to be deposited into the CASH COLLATERAL ACCOUNT as specified in the related supplement.

     The total amount of CREDIT ENHANCEMENT available from the COLLATERAL INTEREST and, if applicable, the CASH COLLATERAL GUARANTY or CASH COLLATERAL ACCOUNT will be the lesser of the sum of:

     o the COLLATERAL INTEREST and the amount on deposit in the CASH COLLATERAL ACCOUNT, and

     o  an amount specified in the related supplement.

     The related supplement will set forth the circumstances under which:

     o payments which otherwise would be made to holders of the COLLATERAL INTEREST will be distributed to holders of notes, and

     o if applicable, payment will be made under the CASH COLLATERAL GUARANTY or under the CASH COLLATERAL ACCOUNT.

     Surety Bond or Insurance Policy

     A surety bond may be purchased for the benefit of the holders of any series or class of notes to assure distributions of interest or principal with respect to that series or class in the manner and amount specified in the related supplement.

     One or more insurance companies may provide insurance, with respect to a series or one or more classes of notes, to guarantee, with respect to one or more classes of that series, distributions of interest or principal in the manner and amount specified in the related supplement.

     Spread Account

     Support for a series or one or more classes of notes may be provided by the periodic deposit of available excess cash flow from the master trust assets into an account called the SPREAD ACCOUNT, intended to assist with subsequent distribution of interest and principal on that series or class in the manner specified in the related supplement.

     Reserve Account

     The establishment of a RESERVE ACCOUNT provides support for a series or one or more classes of notes. The Reserve Account may be funded, to the extent provided in the related supplement, by:

     o  an initial cash deposit,

     o  the retention of excess cash,

     o periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including subordinated notes,

     o the provision of a letter of credit, guarantee, insurance policy or other form of credit, or

     o  any combination of these items.

     The Reserve Account will assist with the subsequent distribution of principal or interest on that series or class in the manner provided in the related supplement.


                                 NOTE RATINGS

     Any rating of the notes by a rating agency will indicate:

     o its view on the likelihood that noteholders will receive required interest and principal payments, and

     o its evaluation of the receivables and the availability of any CREDIT ENHANCEMENT for the notes.

     Among the things a rating will not indicate are:

     o  the likelihood that a PAY OUT EVENT will occur,

     o the likelihood that a United States withholding tax will be imposed on non-U.S. noteholders,

     o  the marketability of the notes,

     o  the market price of the notes, or

     o  whether the notes are an appropriate investment for you.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be downgraded or withdrawn at any time by a rating agency.

     The TRANSFEROR will request a rating of the SERIES CERTIFICATE and the notes offered by this prospectus and the prospectus supplement from at least one rating agency. It will be a condition to the issuance of the notes of each class offered by this prospectus and the related supplement--including each series that includes a PRE-FUNDING ACCOUNT, and the related SERIES CERTIFICATE--that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization selected by the TRANSFEROR to rate any series, which will be the rating agency. The rating or ratings applicable to the SERIES CERTIFICATE and the notes of each class offered by this prospectus will be set forth in the related supplement. Rating agencies other than those requested could assign a rating to the SERIES CERTIFICATE and the notes and that rating could be lower than any rating assigned by a rating agency chosen by the TRANSFEROR.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES


TRANSFER OF RECEIVABLES

     The transfer of receivables to the master trust constitutes either a complete transfer of Chase USA's interest in the receivables or a grant of a security interest in the receivables. If Chase USA's transfer creates a security interest then it constitutes a perfected security interest under applicable law.

     The master trust will have a first priority claim on the receivables subject only to some tax and other governmental liens, which are discussed below.

     The master trust will have a claim against Chase USA if the master trust does not have an unencumbered claim to the receivables. See "Description of the Securities--Description of the Series Certificates--Chase USA's Representations and Warranties."

     Chase USA will make all necessary filings under the UCC to perfect the master trust's security interest in the receivables.

     Notwithstanding the actions described above to protect the master trust's interest in the receivables, there may be some circumstances in which a creditor of Chase USA could acquire an interest in receivables that would have priority over the master trust. Chase USA represents and warrants that no such prior interests will exist. Chase USA also covenants not to further encumber or sell the receivables.

     In addition, a tax or other governmental lien on Chase USA's property that arises before the transfer of the receivables to the master trust may have a prior claim to the receivables. If the FDIC were appointed as Chase USA's receiver, administrative expenses of the receiver may also have priority over the interest of the master trust in the receivables.

     While Chase USA's affiliate JPMorgan Chase Bank is the servicer, collections from the receivables will be commingled with the servicer's general funds and used for the servicer's benefit before each TRANSFER DATE. The master trust will not have a perfected security interest in commingled collections. If the short-term deposit rating of the servicer is reduced below "A-1" or "P-1" by the applicable rating agency, the servicer will be obligated to cease commingling collections and begin depositing collections into the COLLECTION ACCOUNT within two business days after the date of processing.


CERTAIN MATTERS RELATING TO RECEIVERSHIP

     Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Comptroller of the Currency. If Chase USA becomes insolvent, is in an unsound condition, engages in certain violations of laws or regulations, or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver.

     Under such circumstances the FDIC could:

     o require the master trust trustee to go through an administrative claims procedure to establish its right to payments collected on the receivables in the master trust,

     o request a stay of proceedings with respect to the master trust's claims against Chase USA, or

     o repudiate without compensation Chase USA's ongoing obligations under the POOLING AND SERVICING AGREEMENT, such as the duty to collect payments or otherwise service the receivables or to provide administrative services to the owner trust.

If the FDIC were to take any of those actions, payments of principal and interest on your notes could be delayed or reduced.

     By statute, the FDIC as conservator or receiver is authorized to repudiate any "contract" of Chase USA upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of receivables to the master trust.

Under an FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover, or recharacterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay, or defraud the bank or its creditors. Chase USA believes the FDIC regulation applies to the transfer of receivables under the POOLING AND SERVICING AGREEMENT and that the conditions of the regulation have been satisfied.

     If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Chase USA's transfer of the receivables to the master trust. In that event the master trust could be limited to seeking recovery based upon its security interest in the receivables. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Chase USA's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the bank. If the FDIC were to refuse to recognize Chase USA's transfer of the receivables, payments of principal and interest on your notes could be delayed or reduced.

     In the event that the FDIC refused to recognize the transfer of the receivables and repudiated the master trust's security interest in the receivables, the FDIC could require the termination of the master trust, the early sale of the receivables and the retirement of the certificates and the notes. In such event, the amount of compensation that the FDIC is required to pay is limited to your "actual direct compensatory damages" determined as of the date of the FDIC's appointment as receiver. There is no statutory definition of "actual direct compensatory damages." The staff of the FDIC takes the position that upon repudiation or disaffirmation these damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC interpretation, you would receive interest only through the date of the appointment of the receiver. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as receiver, you may not receive the full amount of interest owing to you under the certificates or the notes. There is one reported federal district court decision that construes the term "actual direct compensatory damages." This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of those bonds as of the date of repudiation. Under neither interpretation, however, would you be compensated for the period between the appointment of the receiver and the date of repudiation.

     Chase USA will notify the master trust trustee if a receiver or a conservator is appointed for it. This appointment will cause a PAY OUT EVENT to occur for all outstanding series under the terms of the POOLING AND SERVICING AGREEMENT, which may cause payment of the notes earlier than scheduled. After that PAY OUT EVENT occurs, new principal receivables will not be transferred to the master trust and the master trust trustee will sell the receivables unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the INVESTOR INTEREST of each outstanding series (or if any series has more than one class, of each class, and any other entity specified in the POOLING AND SERVICING AGREEMENT or SERIES SUPPLEMENT). The master trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full.

     The FDIC, as conservator or receiver, may have the power, regardless of the terms of the POOLING AND SERVICING AGREEMENT or the instructions of the certificateholders, (a) to require the early sale of the receivables, (b) to require termination of the master trust and retirement of the certificates or
(c) to prohibit the continued transfer of principal receivables to the master trust. Under the FDIC regulation, however, the FDIC would not require the early sale of the receivables or require termination of the master trust and retirement of the certificates.

     If the only PAY OUT EVENT to occur is the appointment of the FDIC as conservator or receiver for Chase USA, the FDIC may also have the power, regardless of the terms of the POOLING AND SERVICING AGREEMENT, (a) to prevent the beginning of the RAPID AMORTIZATION PERIOD, (b) to prevent the early sale of the receivables and termination of the master trust or (c) to require new principal receivables to continue being transferred to the master trust.

     In addition, if the servicer defaults on its obligations under the POOLING AND SERVICING AGREEMENT solely because a conservator or receiver is appointed for it, the conservator or receiver might have the power to prevent either the master trust trustee or the holders of securities issued by the master trust from appointing a new servicer under the POOLING AND SERVICING AGREEMENT.


CONSUMER PROTECTION LAWS

     The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. The most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Electronic Funds Transfer Acts. These statutes:

     o  impose disclosure requirements:

          - when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end,

     o  limit customer liability for unauthorized use,

     o  prohibit discriminatory practices in extending credit, and

     o impose limits on the type of account-related charges that may be assessed.

     Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The master trust may be liable for some violations of consumer protection laws that apply to the related receivables. In addition, a cardholder may be entitled to assert the violations by way of set-off against his or her obligation to pay the amount of receivables owing. Chase USA warrants that all related receivables have been and will be created in compliance with the requirements of those laws. The servicer will also agree to indemnify the master trust, among other things, for any liability arising from such violations of consumer protection laws caused by the servicer. For a discussion of the master trust's rights arising from the breach of these warranties, see "Description of the Securities--Description of the Series Certificates--Chase USA's Representations and Warranties."

     There have been numerous attempts at the federal, state and local level to further regulate the credit card industry. In particular, legislation has been introduced in Congress that would impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts. These ceilings are substantially below the rate of the finance charges and fees that is currently assessed on Chase USA's accounts. Chase USA cannot predict whether any such legislation will be enacted. If ceilings on finance charges or fees are enacted, the yield on the receivable pool may be reduced. This reduction could result in a PAY OUT EVENT and a RAPID AMORTIZATION PERIOD. See "Description of the Securities--Description of the Series Certificates--Rebates and Fraudulent Charges" and "--Investor Charge-Offs."


INDUSTRY LITIGATION

     On October 9, 2001, the United States District Court for the Southern District of New York issued its decision in an antitrust lawsuit brought by the federal government against VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated. The court ordered the repeal of rules adopted by these associations prohibiting members from offering credit cards of some competitors. The court rejected the government's challenges to the governance structure of VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated.

     VISA U.S.A., Inc., Visa International Inc. and MasterCard International Incorporated have appealed portions of the decision. The court has stayed final judgment pending the outcome of the appeal. Chase USA is not able at this time to determine what the effect, if any, of this final judgment would be on Chase USA's credit card business.


     In 1996, Wal-Mart Stores, Inc. and several other retailers sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York. The suit asserts that the rules of both associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constitute an illegal tying arrangement. The U.S. Court of Appeals for the Second Circuit affirmed the trial court's decision conditionally certifying a class of U.S. merchants and the U.S. Supreme Court denied a petition for a writ of certiorari. Both MasterCard and VISA have stated that they believe the suit to be without merit and have denied the material allegations. Nonetheless, an adverse determination of the suit might have a material impact on MasterCard and VISA. This in turn could have an adverse effect on Chase USA's credit card business. We can give you no assurance with respect to the outcome of this suit.


                                  TAX MATTERS

     The following is a general discussion of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a note that has been offered for sale in connection with a supplement to this prospectus. Unless otherwise indicated, this summary deals only with U.S. NOTE OWNERS, as defined below, who acquire their notes at their original issue price in the original issuance of those notes and who hold the notes as capital assets.

     This discussion does not address all possible material tax considerations of an investment in a note. If necessary, additional information will be provided in the applicable supplement to this prospectus.

     This discussion is based on present provisions of the Internal Revenue Code of 1986, as amended, the proposed, temporary and final Treasury regulations promulgated under the tax code, and administrative rulings or pronouncements and judicial decisions all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

     The discussion does not address all of the tax consequences that may be relevant to a particular note owner in light of that note owner's circumstances, nor does it discuss the U.S. federal income tax consequences that may be relevant to some types of note owners that are subject to special treatment under the tax code, such as:

     o  dealers in securities or currencies,

     o  financial institutions,

     o  tax-exempt entities,

     o  regulated investment companies,

     o  real estate investment trusts,

     o  insurance companies,

     o traders in securities who elect to mark their securities holdings to market,

     o  persons liable for alternative minimum tax,

     o persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, or

     o  persons whose functional currency is not the U.S. dollar.

In addition, the following discussion does not consider the state, local or foreign tax consequences of the investment. Each prospective note owner is urged to consult its own tax advisor in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a note.

     Prospective investors should note that no ruling will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed in this prospectus and opinions of counsel, such as those described below, are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, the opinions of Simpson Thacher & Bartlett ("tax counsel") described below are based upon the representations and assumptions set forth in their opinions, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the POOLING AND SERVICING AGREEMENT, the INDENTURE and the other related documents. If those representations are inaccurate and/or the relevant parties fail to comply with the terms of the POOLING AND SERVICING AGREEMENT, the INDENTURE or the other related documents, the conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences set forth in this prospectus may not be accurate.

     For purposes of this discussion, the term U.S. NOTE OWNER means a beneficial owner of a note, that is:

     o  a citizen or resident of the United States,

     o a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States,

     o an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

     o  a trust if:

          - it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust, or

          - it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

     For purposes of this discussion, the term NON-U.S. NOTE OWNER means a beneficial owner of a note who is not a U.S. NOTE OWNER.

     If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A note owner that is a partner of a partnership holding such notes should consult its own tax advisor.


TAX CHARACTERIZATION OF THE MASTER TRUST

     Tax counsel is of the opinion that the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. If the master trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the master trust would be subject to U.S. federal income tax at the marginal corporate income rates applicable to such income. This entity-level tax could result in reduced distributions to an owner trust and, therefore, to note owners. See "--Possible Alternative Characterizations" below.


TAX CHARACTERIZATION OF THE OWNER TRUSTS

     Tax counsel is of the opinion that no owner trust described in this prospectus will be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. tax purposes. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. See "--Possible Alternative Characterizations" below.


TAX CHARACTERIZATION OF THE NOTES

     The TRANSFEROR will express in the INDENTURE its intent that the notes will be treated as debt for all U.S. tax purposes and, under the terms of the INDENTURE and the related notes, the TRANSFEROR, and each note owner, by the acceptance of a beneficial interest in a note, will agree to treat each note as debt for such purposes. Tax counsel is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be properly characterized as indebtedness for U.S. tax purposes. Except where indicated to the contrary, the discussion below assumes that the notes will be considered debt for U.S. federal income tax purposes.

TAXATION OF INTEREST INCOME ON THE NOTES

     General

     A U.S. NOTE OWNER generally will include the stated interest on a note in gross income at the time that interest income is received or accrued in accordance with that person's regular method of tax accounting.

     Original Issue Discount Obligations

     Assuming that the stated interest on the notes is considered to be "unconditionally payable", a series of notes will not be considered to have been issued with original issue discount unless a substantial amount of such series of notes is sold, pursuant to the original issuance of such notes, to investors at a price that is less than the stated principal amount of such notes by more than a statutory de minimis amount of original issue discount. In this case, the amount of such discount will be considered original issue discount. For this purpose, the issue price of a series of notes is the first price at which a substantial amount of such series of notes is sold for money (other than to an underwriter or similar person).

     A U.S. NOTE OWNER must include the amount of such original issue discount in income on a daily economic accrual basis regardless of such U.S. NOTE OWNER'S method of accounting and in advance of the receipt of the cash related to such income. A U.S. NOTE OWNER will not be required to include in income separately any payments received on the notes in respect of such original issue discount. If any series of notes is issued with original issue discount it will be disclosed in the relevant prospectus supplement.


SALE, EXCHANGE OR RETIREMENT OF NOTES

     Upon a sale or other taxable exchange, retirement or disposition of a note, a U.S. NOTE OWNER will recognize gain or loss equal to the difference between:

     o the amount realized on such sale, exchange, retirement or other disposition, less an amount equal to any accrued but unpaid interest which the U.S. NOTE OWNER has not included in gross income previously, which will be taxable as interest income, and

     o  the U.S. NOTE OWNER'S adjusted tax basis in such note.

This gain or loss generally will be capital gain or loss and generally will be long-term gain or loss if the U.S. NOTE OWNER held the note for more than one year at the time of such sale, exchange, retirement or other disposition. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.


POSSIBLE ALTERNATIVE CHARACTERIZATIONS

     Although, as described above, it is the opinion of tax counsel that the notes will be properly characterized as debt for U.S. federal income tax purposes, such opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. If the IRS were to contend successfully that some or all of the notes were not debt obligations for U.S. federal income tax purposes, an owner trust could be classified either as a partnership or as a publicly traded partnership taxable as a corporation for those purposes. Because in the opinion of tax counsel the notes will be characterized as debt for U.S. federal income tax purposes, no attempt will be made to comply with any IRS reporting or other requirements that would apply if an owner trust were treated as a partnership or as a publicly traded partnership taxable as a corporation.

     If an owner trust were treated as a partnership, other than as a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, the partnership would not be subject to U.S. federal income tax. Rather, each item of income, gain, loss and deduction of the partnership would be taken into account directly in computing the taxable income of the TRANSFEROR and any note owners treated as partners in the partnership in accordance with their respective partnership interests.

The amount and timing of income reportable by any note owners treated as partners in the partnership would likely differ from that reportable by those note owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's and, under some circumstances, a trust's share of the expenses of such partnership would be miscellaneous itemized deductions that, in the aggregate, would be allowed as deductions only to the extent that they were to exceed two percent of the individual's adjusted gross income, and subject to reduction if the individual's adjusted gross income exceeded specified limits. As a result, under these circumstances, a note owner subject to these limitations may be taxed on a greater amount of income than the interest payable on that note owner's notes. In addition, all or a portion of any taxable income allocated to a note owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, might constitute unrelated business taxable income, which generally would be taxable to such note owner under the tax code.

     Alternatively, if an owner trust were classified as a publicly traded partnership taxable as a corporation, the taxable income of the owner trust would be subject to U.S. federal income tax at the marginal corporate income tax rates applicable to such income. This entity-level tax could result in reduced distributions to note owners. In addition, the distributions from the owner trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that any notes were treated as debt of that corporation and distributions to the related note owners were treated as payments of interest thereon. Moreover, distributions to note owners not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.


NON-U.S. NOTE OWNERS

     Assuming that all of the notes issued to NON-U.S. NOTE OWNERS are considered debt for U.S. federal income tax purposes, under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

     (a) no withholding of U.S. federal income tax will be required with respect to the payment by the TRANSFEROR or any withholding agent of principal or interest on a note owned by a NON-U.S. NOTE OWNER provided that:

     o the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the TRANSFEROR entitled to vote within the meaning of section 871(h)(3) of the tax code and the Treasury regulations promulgated under the tax code,

     o the beneficial owner is not a controlled foreign corporation that is related to the TRANSFEROR through stock ownership,

     o the beneficial owner is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the tax code, and

     o  the beneficial owner satisfies the statement requirement set forth in section 871(h) and section 881(c) of the tax code and the Treasury regulations promulgated under the tax code, and

     (b) a note beneficially owned by an individual who at the time of his or her death is a NON-U.S. NOTE OWNER will not be subject to U.S. federal estate tax as a result of such individual's death provided that:

     o the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the TRANSFEROR entitled to vote within the meaning of section 871(h)(3) of the tax code, and

     o the interest payments with respect to the note would not have been, if received at the time of the individual's death, effectively connected with the conduct of a U.S. trade or business by the individual.

     To satisfy the statement requirement referred to in paragraph (a) above, the note owner or a financial institution holding the note on behalf of the owner, must provide, in accordance with specified procedures, the TRANSFEROR or any withholding agent with a statement to the effect that such note owner is not a U.S. NOTE OWNER. Currently, these requirements will be met if:

     o the note owner provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. NOTE OWNER, which certification may be made on an IRS Form W-8BEN or successor form, or

     o the note owner holds notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations.

     Special certification rules apply to certain NON-U.S. NOTE OWNERS that are entities rather than individuals.

     If a NON-U.S. NOTE OWNER cannot satisfy the requirements described in paragraph (a) above, payments of interest made to that beneficial owner will be subject to a 30% withholding tax unless that beneficial owner provides the TRANSFEROR or any withholding agent with a properly executed:

     o IRS Form W-8BEN, or successor form, claiming an exemption from, or a reduction in the rate of, that withholding tax under the benefit of an applicable U.S. income tax treaty, or

     o IRS Form W-8ECI, or successor form, stating that the interest paid on the note is not subject to that withholding tax because it is effectively connected with the note owner's conduct of a trade or business in the United States.

     A NON-U.S. NOTE OWNER that receives interest that is effectively connected with its conduct of a U.S trade or business, although exempt from the U.S. withholding tax discussed above, provided the applicable certification requirements are satisfied, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if it were a U.S. NOTE OWNER. In addition, if that NON-U.S. NOTE OWNER is a foreign corporation, it may be subject to a U.S. branch profits tax equal to 30%, or lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments.

     Any gain realized by a NON-U.S. NOTE OWNER upon the sale, exchange, retirement or other disposition of a note generally will not be subject to U.S. federal income tax unless:

     o the gain is effectively connected with a U.S. trade or business of the NON-U.S. NOTE OWNER in the United States,

     o for a NON-U.S. NOTE OWNER who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and certain other conditions are met, or

     o such NON-U.S. NOTE OWNER is subject to tax pursuant to provisions of the tax code regarding the taxation of U.S. expatriates.

     If the notes were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, that recharacterization could cause a NON-U.S. NOTE OWNER to be treated as engaged in a trade or business in the United States. In that event, the NON-U.S. NOTE OWNER would be required to file a U.S. federal income tax return and, generally, would be subject to U.S. federal income tax, including, for a NON-U.S. NOTE OWNER that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from such partnership. Further, withholding obligations would apply with respect to partnership income that is allocable to a NON-U.S. NOTE OWNER that is considered to be a partner in the partnership. That withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the NON-U.S. NOTE OWNER. Alternatively, if some or all of the notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a NON-U.S. NOTE OWNER generally would be subject to U.S. withholding tax at the rate of 30%, unless that rate were reduced under an applicable U.S. income tax treaty. See "--Possible Alternative Characterizations" above.

   Special rules may apply for NON-U.S. NOTE OWNERS who:

     o  have an office or other fixed place of business in the U.S.,

     o  are former U.S. citizens,

     o are engaged in a banking, financing, insurance or similar business in the U.S., or

     o are "controlled foreign corporations," "foreign personal holding companies," "passive foreign investment companies" or corporations that accumulate earnings in order to avoid U.S. federal income tax.

     These persons should consult their own U.S. tax advisors before investing in the notes.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to some payments of principal and interest paid on notes and to the proceeds of the sale of a note made by U.S. NOTE OWNERS other than some exempt recipients, such as corporations. A backup withholding tax will apply to those payments if the U.S. NOTE OWNER fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

     Generally, the TRANSFEROR must report annually to the IRS and to a NON-U.S. NOTE OWNER the amount of interest paid to such NON-U.S. NOTE OWNER on a Note and the amount of tax, if any, that the TRANSFEROR withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such NON-U.S. NOTE OWNER resides under the provisions of an applicable income tax treaty.

     No backup withholding will be required with respect to payments made by the TRANSFEROR or any withholding agent to a NON-U.S. NOTE OWNER if the statement described above under "--Non-U.S. Note Owners" has been received and the payor does not have actual knowledge or reason to know that the NON-U.S. NOTE OWNER is actually a U.S. NOTE OWNER.

     In addition, backup withholding and information reporting will not apply if payments of principal and interest on a note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of a note owner or if a foreign office of a broker, as defined in applicable Treasury regulations, pays the proceeds of the sale of a note to the owner of that note. If, however, the custodian, nominee, agent or broker is, for U.S. federal income tax purposes:

     o  a United States person,

     o  a controlled foreign corporation,

     o a foreign person that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the United States, or

     o a foreign partnership in which one or more United States persons, in the aggregate, owns more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, those payments will not be subject to backup withholding but will be subject to information reporting, unless:

     o that custodian, nominee, agent or broker has documentary evidence in its records that the relevant note owner is not a United States person and other conditions are met, or

     o  the note owner otherwise establishes an exemption.

     Payments of principal and interest on a note paid to the note owner by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a note, will be subject to both backup withholding and information reporting unless:

     o the relevant note owner provides the statement referred to above under "--Non-U.S. Note Owners," and

     o the payor does not have actual knowledge or reason to know that the note owner is actually a U.S. NOTE OWNER or the note owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a note owner's U.S. federal income tax liability provided the required information is furnished to the IRS.


STATE AND LOCAL TAXATION

     The discussion above does not address the tax consequences of the purchase, ownership or disposition of a note under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences of purchasing, owning and disposing of a note.


                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

     Before investing in a note, a PLAN fiduciary should determine, among other factors, whether the investment:

     o  is permitted under the governing PLAN,

     o is appropriate for the PLAN in view of its overall investment policy and the composition and diversification of its portfolio, and

     o  is prudent considering the factors discussed in this prospectus.

     ERISA and the tax code prohibit some transactions involving the assets of an ERISA PLAN and persons who are either "parties in interest" under ERISA or "disqualified persons" under the tax code. Prohibited transactions may generate excise taxes and other liabilities. PLANS that are not subject to Title I of ERISA or Section 4975 of the tax code (such as governmental, church and non-U.S. PLANS ) may be subject to SIMILAR LAWS which may affect their investment in the notes. Thus, a PLAN fiduciary considering an investment in the notes should also consider whether the investment might constitute a prohibited transaction under ERISA or the tax code or a violation of a SIMILAR LAW by reason of the acquisition of the notes by a PLAN.


CERTAIN ERISA CONSIDERATIONS WITH RESPECT TO NOTES

     PLANS subject to the fiduciary and prohibited transactions rules of ERISA and the tax code can purchase the notes subject to the considerations and conditions discussed below.


PROHIBITED TRANSACTION CONSIDERATIONS

     Treatment of the Notes as Debt Instruments

     Some transactions involving the operation of the owner trust could give rise to prohibited transactions under ERISA and the tax code if the assets of the owner trust were deemed to be assets of an investing PLAN. Generally, under an ERISA regulation, when an ERISA PLAN acquires an "equity interest" in an entity such as the owner trust, the ERISA PLAN'S assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulation apply.

     In general, an "equity interest" is defined under the regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little published authority concerning the application of this definition, the TRANSFEROR believes that the notes should be treated as debt rather than equity interests under the regulation because the notes:

     o should be treated as indebtedness under applicable local law and debt, rather than equity, for U.S. tax purposes (see "Tax Matters" above), and

     o  should not be deemed to have any "substantial equity features."

Accordingly, the assets of the owner trust should not constitute PLAN assets subject to the fiduciary or prohibited transaction rules of ERISA or the tax code by reason of the acquisition of the notes by an ERISA PLAN.

     Acquisition of Notes

     If an ERISA PLAN purchases notes and a person who has a relationship to the owner trust, such as the TRANSFEROR, the servicer, any trustee, or underwriters, or any of their affiliates, is also a "party in interest" or a "disqualified person" with respect to such PLAN, the purchase may be prohibited under ERISA or the tax code, unless an exemption applies. Accordingly, fiduciaries of a PLAN considering an investment in the notes should consult their own counsel concerning the propriety of the investment prior to making the purchase.

     SIMILAR LAWS governing the investment of the assets of PLANS not subject to Title I of ERISA or Section 4975 of the tax code (such as governmental, church and non-U.S. PLANS) may contain prohibited transaction requirements similar to those under ERISA and/or the tax code. Accordingly, fiduciaries of such PLANS, in consultation with their advisors, should consider the impact of applicable SIMILAR LAWS on an investment in the notes and the considerations discussed above, as applicable.

     In light of the foregoing, by acceptance of a note, each holder will be deemed to have represented and warranted that either:

     o the holder is not acquiring, or considered to be acquiring, the note with the assets of a PLAN, or

     o no non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the tax code or a violation of any SIMILAR LAW will occur as a result of the acquisition and holding of the notes.

     EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS COUNSEL REGARDING THE POTENTIAL CONSEQUENCES UNDER ERISA, THE TAX CODE OR SIMILAR LAWS OF THE ACQUISITION AND HOLDING OF THE NOTES.


                             PLAN OF DISTRIBUTION

     The TRANSFEROR may sell the notes offered by the prospectus:

     o  through underwriters or dealers,

     o  directly to one or more purchasers, or

     o  through agents.

     The prospectus supplement for any offered series will set forth the terms of the offering of the offered notes, including, without limitation, the names of any underwriters, the purchase price of the offered notes and the resulting proceeds to Chase USA, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     The underwriters of any underwritten notes will purchase the notes for their own account. The underwriters may sell any notes they purchase in one or more transactions. Those sales may be transacted at a fixed public offering price, or at varying prices to be determined at the time of sale, which will be set forth or described in the prospectus supplement for the offered notes.

     If Chase USA sells any notes to dealers as principals, those dealers may re-sell those notes to the public at varying prices set by those dealers from time to time.

     Chase USA also may sell notes through agents on a best-efforts basis at varying prices.

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

     Each underwriting agreement will provide that Chase USA, as TRANSFEROR of the receivables, will indemnify the underwriters of the offered notes against liabilities under the federal securities laws, or contribute to any amounts the underwriters may be required to pay with respect to such liabilities. Dealers and agents may also be entitled to indemnification or contribution with respect to liabilities under the federal securities laws.

     Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934:

     o Over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

     o Stabilizing transactions, which permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum,

     o Syndicate covering transactions, which involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions, and

     o Penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction.


     Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the offered notes to be higher than they would otherwise be in the absence of such transactions. Neither the master trust nor any of the underwriters represent that the underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

     This prospectus and the attached prospectus supplement may be used by J.P. Morgan Securities Inc., a wholly owned subsidiary of J.P. Morgan Chase & Co. and an affiliate of Chase USA and JPMorgan Chase Bank, in connection with offers and sales related to market-making transactions in the offered notes. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.


                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the notes will be passed upon for the TRANSFEROR by Simpson Thacher & Bartlett, New York, New York. Certain legal matters relating to the issuance of the notes will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Helene L. Kaplan, of counsel to Skadden, Arps, Slate, Meagher & Flom LLP, is a member of the Board of Directors of JPMorgan Chase Bank and J.P. Morgan Chase & Co. and owns 15,700 shares of JPMC'S common stock, with the associated rights attached thereto, 16,499 units of JPMC'S common stock equivalents which entitle the holder upon termination of service as a member of JPMC'S Board of Directors to receive a cash payment for each unit equal to the fair market value at that time of a share of JPMC'S common stock and 8,284 units of JPMC'S common stock equivalents which entitle the holder upon termination of service as a member of JPMC'S Board of Directors to receive an equal number of shares of JPMC'S common stock.


                            REPORTS TO NOTEHOLDERS

     Unless and until DEFINITIVE NOTES are issued, monthly and annual reports, containing information concerning the applicable master trust or owner trust and prepared by the servicer or the ADMINISTRATOR, will be sent on behalf of the master trust or owner trust to Cede as nominee of DTC and registered holder of the related notes. See "Description of the Securities--Form of Your Notes--Book-Entry Registration," "--Description of the Notes--Reports to Noteholders" and "--Evidence as to Compliance." The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of Chase USA or JPMorgan Chase Bank to the note owners. The servicer will file with the SEC such periodic reports with respect to the master trust and the owner trusts as are required under the Securities Exchange Act of 1934 and the rules and regulations of the SEC under that Act.


                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     All required annual, monthly and special SEC reports and other information will be filed by the TRANSFEROR with respect to the master trust or with respect to each owner trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the master trust and any related owner trust until we terminate our offering of the notes.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Comptroller of Chase USA, 500 Stanton Christiana Road, Floor 1, Newark, Delaware 19713, (302) 552-6310.


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

                       GLOSSARY OF TERMS FOR PROSPECTUS

     "ACCOUNT" means each MasterCard and VISA credit card account established under a credit card agreement between Chase USA and any person and selected by Chase USA to have its receivables included in the master trust including each Additional Account but excluding each Removed Account.

     "ACCUMULATION PERIOD" means either a Controlled Accumulation Period or a Rapid Accumulation Period during which principal collections are accumulated in a Principal Funding Account for payment to certificateholders on a scheduled payment date.

     "ACCUMULATION PERIOD RESERVE ACCOUNT" means an Eligible Deposit Account held for the benefit of the certificateholders of a series to be funded to cover potential shortfalls resulting from the difference between:

     o the amount of investment earnings on funds accumulated in the Principal Funding Account during an Accumulation Period, and

     o  the amount of interest payments to be made on the Series Certificate.

     "ADDITIONAL ACCOUNT" means each MasterCard and VISA credit card account selected by Chase USA to be included in the master trust as an Account to have its receivables added to the master trust.

     "ADDITIONAL INTEREST" means interest on overdue Monthly Interest at the rate specified in the related supplement.

     "ADMINISTRATOR" means Chase USA as the administrator of an owner trust under a Deposit and Administration Agreement.

     "AMORTIZATION PERIOD" means a Controlled Amortization Period, a Principal Amortization Period or a Rapid Amortization Period.

     "BANK PORTFOLIO" means the portfolio of MasterCard and VISA accounts owned by Chase USA.

     "CASH COLLATERAL ACCOUNT" means an account securing a Cash Collateral Guaranty.

     "CASH COLLATERAL GUARANTY" means a guaranty secured by the deposit of cash or permitted investments in a Cash Collateral Account reserved for the beneficiaries of that Cash Collateral Guaranty.

     "CHASE USA" means Chase Manhattan Bank USA, National Association.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme, an institution administering a book-entry settlement system for trading of securities in Europe.

     "CLEARSTREAM CUSTOMERS" means organizations participating in Clearstream's book-entry system.

     "CLOSING DATE" means the date of issuance of a series.

     "COLLATERAL INTEREST" means a subordinated interest in a series of certificates, in an amount initially equal to the percentage of the certificates of a series specified in the prospectus supplement for that series.

     "COLLECTION ACCOUNT" means an Eligible Deposit Account for the benefit of the certificateholders into which the servicer deposits collections on the receivables.

     "COMPANION SERIES" means:

     o a series which has been paired with a previously issued Series Certificate and has an Investor Interest that increases as the Investor Interest of the previously issued Series Certificate decreases, or

     o any series designated as a Companion Series in the related Series Supplement.

     "CONTROLLED ACCUMULATION AMOUNT" means a designated amount scheduled to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period as specified in the related supplement.


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

   "CONTROLLED ACCUMULATION PERIOD" means a period:

     o beginning on a date specified in the related supplement after the Revolving Period and

     o  ending on the earliest of:

          -   the start of the Rapid Accumulation Period,

          -   the start of the Rapid Amortization Period, and

          -   the Series Termination Date, and

during which collections of Principal Receivables up to the amount specified in the related supplement are deposited monthly into the Principal Funding Account.

     "CONTROLLED AMORTIZATION AMOUNT" means a designated amount scheduled to be paid on each Transfer Date during the Controlled Amortization Period as specified in the related supplement.

     "CONTROLLED AMORTIZATION PERIOD" means a period:

     o  beginning on a date specified in the related supplement, and

     o  ending on the earlier of:

          -   the start of the Rapid Amortization Period, and

          -   the Series Termination Date, and

during which collections of Principal Receivables up to an amount specified in the related supplement are paid to the owner trust on each Transfer Date.

     "CONTROLLED DEPOSIT AMOUNT" means the amount to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period to cover principal amounts due to the owner trust on each scheduled payment date equal to the sum of:

     o  the Controlled Accumulation Amount for that Transfer Date, and

     o any remaining shortfall in the Controlled Deposit Amount for any prior Transfer Date.

     "COOPERATIVE" means the Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "CREDIT ENHANCEMENT" means any instrument, agreement or other arrangement providing support for a series or class of certificates or notes. Credit Enhancement may be in the form of:

     o the subordination of one or more classes of the certificates or the notes of a series,

     o  a letter of credit,

     o  cash collateral guaranty or account,

     o  a collateral interest,

     o  a surety bond,

     o  an insurance policy,

     o  a spread account,

     o  a reserve account,

     o  the use of cross support features,

     o another method of Credit Enhancement described in the related supplement, or

     o  any combination of the above.

     "CREDIT ENHANCEMENT PERCENTAGE" means the percentage interest in the receivables allocated to some credit enhancement providers.


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

     "CUT-OFF DATE" means September 27, 1995.

     "DEFAULTED ACCOUNT" means an Account written off as uncollectible by the servicer.

     "DEFINITIVE NOTES" means notes in fully registered, certificated form.

     "DEPOSIT AND ADMINISTRATION AGREEMENT" means an agreement between Chase USA and an owner trust as specified in the related supplement under which a Series Certificate is deposited with the owner trust and Chase USA agrees to act as Administrator of the owner trust.

     "DISTRIBUTION ACCOUNT" means an Eligible Deposit Account from which distributions are made on Series Certificates.

     "ELIGIBLE ACCOUNT" means, as of the relevant Cut-Off Date, or, with respect to Additional Accounts, as of their date of designation for inclusion in the master trust, each Account owned by the Transferor:

     o  which was in existence and maintained with the Transferor,

     o  which is payable in United States dollars,

     o the obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions,

     o which has not been classified by the Transferor as counterfeit, deleted, fraudulent, stolen or lost,

     o which has either been originated by the Transferor or acquired by the Transferor from other institutions,

     o which has not been charged off by the Transferor in its customary and usual manner for charging off Accounts as of the Cut-Off Date and, with respect to an Additional Account, as of its date of designation for inclusion in the master trust, and

     o which has not been identified by the Transferor on its electronic records as being involved in a voluntary or involuntary bankruptcy proceeding.

     "ELIGIBLE DEPOSIT ACCOUNT" means either:

     o    a segregated bank account with an Eligible Institution, or

     o a segregated bank account with the corporate trust department of a depository institution organized under the laws of the United States or any state, including the District of Columbia, or any domestic branch of a foreign bank, and acting as a trustee for funds deposited in such accounts, so long as any of the securities of such depository institution has an investment grade rating from each rating agency.

     "ELIGIBLE INSTITUTION" means those financial institutions described under "Description of the Securities--Description of the Series Certificates--Master Trust Bank Accounts."

     "ELIGIBLE RECEIVABLE" means each receivable:

     o  which has arisen under an Eligible Account,

     o which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor,

     o with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of a receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of the receivable,

     o as to which, at the time of its creation, the Transferor or the master trust has good title free and clear of all liens and security interests arising under or through the Transferor, other than some tax liens for taxes not then due or which the Transferor is contesting,

     o which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions, and

     o which constitutes an "account" under Article 9 of the UCC as then in effect in the State of Delaware.

     "ENHANCEMENT INVESTED AMOUNT" means a subordinated investor interest in cash flows in respect of the receivables to the extent described in the related supplement.

     "ERISA PLAN" means a Plan that is subject to Title I of ERISA or Section 4975 of the tax code.

     "EUROCLEAR" means the system operated by Euroclear Bank, S.A./N.V. under contract with the Cooperative.

     "EUROCLEAR PARTICIPANTS" means participants of the Euroclear system.

     "EVENTS OF DEFAULT" means, with respect to the notes, those events described under "Description of the Securities--Description of the Notes--The Indentures--Events of Default: Rights Upon Event of Default."

     "EXCESS FUNDING ACCOUNT" means the Eligible Deposit Account for the benefit of the certificateholders in which principal collections are held as collateral if the Transferor Interest is less than the Minimum Transferor Interest.

     "FDR" means First Data Resources, Inc., a computer data processing servicer for the bankcard industry.

     "FINANCE CHARGE ACCOUNT" means a bank account held for the benefit of the certificateholders in which the servicer will deposit collections of finance charge receivables allocated to the certificateholders.

     "FINANCE CHARGE RECEIVABLES" means periodic finance charges and other amounts charged in respect of some credit card fees, including cash advance fees, late fees and annual membership fees plus the amount of any Discount Option Receivables.

     "FUNDING PERIOD" means with respect to any pre-funded series, the period:

     o beginning on the Closing Date and ending on a specified date before an Amortization Period or an Accumulation Period begins, and

     o during which the aggregate amount of Principal Receivables in the master trust may be less than the aggregate principal amount of the Series Certificate of the related series and an amount is held in a Pre-Funding Account for the benefit of the Series Certificate.

     "GROUP" means each series specified in the related supplement to be included in any group.

     "INDENTURE" means an agreement between an Owner Trustee on behalf of a Chase credit card owner trust and the applicable Indenture Trustee under which notes are issued.

     "INDENTURE TRUSTEE" means the trustee acting on behalf of the noteholders under an Indenture.

     "INTERCHANGE" means fees received by creditors participating in the VISA and MasterCard associations as partial compensation for taking credit risk, absorbing fraud losses, and funding receivables for a limited period prior to initial billing.

     "INTEREST FUNDING ACCOUNT" means an Eligible Deposit Account for the benefit of the certificateholders in which amounts to be paid to certificateholders as interest will be deposited on a monthly basis, if interest payments are made to certificateholders less frequently than monthly.

   "INVESTOR CHARGE-OFF" means, for any Monthly Period, and for any series:

     o the amount by which the sum of (w) related Monthly Interest, (x) overdue Monthly Interest, (y) any Additional Interest, and (z) the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any other required fees exceeds

     o amounts available to pay those amounts out of collections of Finance Charge Receivables, available credit enhancement amounts, if any, and other sources specified in the related supplement, if any, but not more than the Investor Default Amount.

     "INVESTOR DEFAULT AMOUNT" means, for any Monthly Period, the product of:

     o    the Investor Percentage with respect to that Monthly Period, and

     o the aggregate amount of Principal Receivables in Defaulted Accounts for that Monthly Period.

     "INVESTOR INTEREST" means the principal amount of the interest of the certificateholders in a series as specified in the related supplement.

     "INVESTOR PERCENTAGE" means each of the varying percentages used to allocate to a Series Certificate receivables in Defaulted Accounts and collections of Finance Charge Receivables and collections of Principal Receivables.

     "INVESTOR SERVICING FEE" means the servicing fee allocable to the Investor Interest of a series, as specified in the related supplement.

     "JPMC" means J.P. Morgan Chase & Co.

     "MASTER TRUST PORTFOLIO" means the portfolio of MasterCard and VISA accounts selected from the Bank Portfolio to be Accounts designated to have their receivables included in the master trust.

     "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means an amount equal to:

     o the sum of the numerators used to calculate the Investor Percentages for the allocation of collections of Principal Receivables for each series outstanding minus

     o  the amount on deposit in the Excess Funding Account;

provided, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

     "MINIMUM TRANSFEROR INTEREST" means, for any period, 7% of the sum of:

     o  the average Principal Receivables for that period, and

     o the amount on deposit in each of the Excess Funding Account, the Principal Funding Account and any other bank account specified in the Pooling and Servicing Agreement or any Series Supplement;

provided, however, that Chase USA may reduce the Minimum Transferor Interest to not less than 2% of the sum of the amounts specified above upon satisfaction of the Rating Agency Condition, the delivery of a Tax Opinion and other conditions set forth in the Pooling and Servicing Agreement.

     "MONTHLY INTEREST" means interest accrued for a specified month for any series or class.

     "MONTHLY PERIOD" means a calendar month, except that the first Monthly Period for any series:

     o  begins on the Closing Date for that series, and

     o ends on the last day of the calendar month before the month in which the first Transfer Date occurs for that series.

     "NON-U.S. NOTE OWNER" means a beneficial owner of a note other than a U.S. Note Owner.

     "NOTE MATURITY DATE" means the final Payment Date on which payments are to be made to the noteholders of a series.

     "NOTE RATE" means the interest rate per annum applicable for any series or class of notes.

     "OWNER TRUSTEE" means the trustee of an owner trust identified in the related supplement.

     "PARTICIPATIONS" means undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by Chase USA.

     "PAY OUT EVENT" means, for any certificates, including Series Certificates issued by the master trust, any of the events identified in the related supplement and any of the events described under "Description of the Securities--Description of the Series Certificates--Pay Out Events."

     "PAYING AGENT" means JPMorgan Chase Bank.

     "PAYMENT DATE" means the dates specified in the related supplement on which distributions of interest or principal are to be made to noteholders.

     "PLAN" means:

     o an employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA,

     o a plan within the meaning of Section 4975 of the tax code, whether or not subject to Section 4975 of the tax code, or

     o any entity which may be deemed to hold the assets of any of those plans under ERISA, the regulations promulgated under ERISA (including, without limitation, an insurance company general account), or any Similar Law.

     "POOLING AND SERVICING AGREEMENT" means the Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, among Chase USA, JPMorgan Chase Bank and the master trust trustee, as amended from time to time.

     "PORTFOLIO YIELD" means, with respect to any series for any Monthly Period, the annualized percentage equivalent of a fraction:

     o the numerator of which is the sum of collections of Finance Charge Receivables, investment earnings on amounts in the Principal Funding Account--net of investment expenses and losses--and amounts withdrawn from the Accumulation Period Reserve Account deposited into the Finance Charge Account for that Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for that Monthly Period, and

     o the denominator of which is the Investor Interest as of the close of business on the last day of that Monthly Period.

     "PRE-FUNDING ACCOUNT" means a bank account:

     o established with the master trust trustee for the benefit of certificateholders of a series, and

     o in which is deposited the difference between the aggregate amount of principal receivables allocable to that series and the aggregate outstanding principal amount of the Series Certificate.

     "PRINCIPAL ACCOUNT" means a bank account held for the benefit of the certificateholders in which the servicer will deposit collections of Principal Receivables allocated to the certificateholders.

     "PRINCIPAL AMORTIZATION PERIOD" means a period:

     o  beginning on the date specified in the related supplement, and

     o  ending on the earlier of:

          -   the start of the Rapid Amortization Period, and

          -   the Series Termination Date, and

during which collections of Principal Receivables allocable to the Investor Interest of a series and other amounts specified in the related supplement will be used on each Transfer Date to make principal distributions on the Series Certificate of a series.

     "PRINCIPAL COMMENCEMENT DATE" means the date on which principal payments on the certificates or notes of a series are scheduled to begin.

     "PRINCIPAL FUNDING ACCOUNT" means an Eligible Deposit Account held for the benefit of the certificateholders of a series with an Accumulation Period in which collections of principal receivables are accumulated. At the end of the Accumulation Period, the amount in this account will be paid to certificateholders of the related class or series.

     "PRINCIPAL RECEIVABLES" means receivables that consist of amounts charged by cardholders for:

     o  goods and services,

     o  cash advances, and

     o  consolidation or transfer of balances from other credit cards,

less the amount of any Discount Option Receivables.

     "RAPID ACCUMULATION EVENT" means an event specified in the related supplement that would cause a Rapid Accumulation Period to commence.

     "RAPID ACCUMULATION PERIOD" means a period:

     o beginning when a Rapid Accumulation Event occurs or at such other time as is specified in the related supplement, and

     o  ending on the earliest of:

          -   the start of the Rapid Amortization Period,

          - the date on which the Investor Interest of the Series Certificates of that series has been paid in full, and

          -   the Series Termination Date, and

during which collections of Principal Receivables allocable to a series will be deposited on each Transfer Date into the Principal Funding Account and used to pay principal to the certificateholders of that series on the scheduled payment date.

     "RAPID AMORTIZATION PERIOD" means a period:

     o beginning on the day a Pay Out Event occurs or such other date as may be specified in the related supplement, and

     o  ending on the earlier of:

          - the date on which the Investor Interest of the Series Certificates of that series has been paid in full, and

          -   the related Series Termination Date, and

during which collections of Principal Receivables allocable to a series will be paid on each Payment Date on the Series Certificate of that series.

     "RATING AGENCY CONDITION" means the notification in writing by each rating agency that a proposed action will not result in that rating agency reducing or withdrawing its then-existing rating of certificates or notes of any outstanding series or class with respect to which it is a rating agency.

     "RECORD DATE" means the date specified in the related supplement as of which a noteholder must be the registered holder of a note to receive a payment on the following Payment Date.

     "RECOVERIES" means amounts received by the servicer with respect to charged-off accounts in the Bank Portfolio.

     "REMOVED ACCOUNTS" means Accounts designated by the Transferor to have their receivables conveyed from the master trust to the Transferor and which no longer constitute Accounts.

     "RESERVE ACCOUNT" means a bank account established to provide support for a series or one or more classes of notes. This type of account may be funded by an initial cash deposit or any other method provided in the related supplement.

     "REVOLVING PERIOD" means, with respect to any series, a period:

     o  beginning on the Closing Date, and

     o  ending when an Accumulation Period or Amortization Period begins, and during which collections of Principal Receivables allocable to that series are generally not paid on Series Certificates or accumulated but are generally paid to the Transferor.

     "SERIES CERTIFICATE" means a Series Certificate issued by the master trust and deposited in an owner trust.

     "SERIES SUPPLEMENT" means the supplement to the Pooling and Servicing Agreement relating to a particular Series Certificate.

     "SERIES TERMINATION DATE" means for any series the earliest to occur of:

     o  the Transfer Date on which the Investor Interest has been paid in full,

     o the final Transfer Date on which principal and interest with respect to a series is scheduled to be paid as described in the related supplement, and

     o  the Trust Termination Date.

     "SERVICER DEFAULT" means any failure of the servicer under the Pooling and Servicing Agreement and any Series Supplement:

     o  to perform its duties or fulfill its obligations (each, a "breach"), and

     o to cure the breach within a specified period of time, including any grace period, after discovery or notice of the breach.

See "--Description of the Securities--Description of the Series
Certificates--Servicer Default" for a description of the specific events that could result in a Servicer Default.

     "SIMILAR LAW" means any federal, state or local law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the tax code.

     "SPREAD ACCOUNT" means an account providing support for a series or one or more classes of certificates or notes by the periodic deposit in that account of available excess cash flow from the master trust assets.

     "TAX OPINION" means an opinion of counsel to the effect that, for federal income tax purposes:

     o an issuance will not adversely affect the tax characterization as debt of certificates of any outstanding series or class that were characterized as debt at the time of their issuance,

     o following the issuance, the master trust will not be deemed to be an association, or publicly traded partnership, taxable as a corporation, and

     o the issuance will not cause or constitute an event in which gain or loss would be recognized by any certificateholder or the master trust.

     "TRANSFER DATE" means the business day immediately prior to a Payment
Date.

     "TRANSFEROR" means:

     o  with respect to the period before June 1, 1996, JPMorgan Chase Bank, and

     o  with respect to the period beginning on June 1, 1996, Chase USA.

     "TRANSFEROR CERTIFICATE" means the certificate that represents the Transferor Interest in the master trust or the uncertificated interest in the master trust comprising the Transferor Interest.

     "TRANSFEROR INTEREST" means the aggregate principal amount of the interest of the Transferor in the master trust.

     "TRANSFEROR PERCENTAGE" means the percentage of receivables in Defaulted Accounts and collections of Finance Charge Receivables and collections of Principal Receivables allocated to the holder of the Transferor Certificate equal to 100% minus the sum of the applicable Investor Percentages for all series of certificates then outstanding.

     "TRUST TERMINATION DATE" means the earliest of:

     o the day after the Transfer Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each series outstanding is zero,

     o  August 31, 2016, and

     o if the receivables are sold, disposed of or liquidated after an insolvency event occurs, immediately after that sale, disposition or liquidation.

     "UCC" means the Uniform Commercial Code as in effect in the jurisdiction where Chase USA is located.

     "U.S. NOTE OWNER" means a beneficial owner of a note described under "Tax Matters."

     "U.S. PERSON" means a person described under "Description of the Securities--Form of Your Notes--Certain U.S. Federal Income Tax Documentation Procedures relating to Global Notes."

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



                               PRINCIPAL OFFICE OF
                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                         White Clay Center Building 200
                                    Route 273
                             Newark, Delaware 19711


                         CHASE CREDIT CARD MASTER TRUST
                                     TRUSTEE
                              The Bank of New York
                               Corporate Trust-ABS
                           101 Barclay Street, 8 West
                            New York, New York 10286


                      CHASE CREDIT CARD OWNER TRUST 2002-7


           OWNER TRUSTEE                             INDENTURE TRUSTEE
      Wilmington Trust Company                      The Bank of New York
         Rodney Square North                         Corporate Trust-ABS
      1100 North Market Street                   101 Barclay Street, 8 West
     Wilmington, Delaware 19890                    New York, New York 10286


                         PAYING AGENT AND TRANSFER AGENT
                               JPMorgan Chase Bank
                              450 West 33rd Street
                            New York, New York 10001


                    LUXEMBOURG LISTING AGENT AND INTERMEDIARY
                       Banque Generale du Luxembourg, S.A.
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg


               LEGAL ADVISOR TO THE TRANSFEROR AND THE OWNER TRUST
                             as to United States law
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017


                        LEGAL ADVISOR TO THE UNDERWRITERS
                             as to United States law
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036


                    INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                           PricewaterhouseCoopers LLP
                           1177 Avenue of the Americas
                            New York, New York 10036

                             PROSPECTUS SUPPLEMENT


                                CHASE CREDIT CARD
                               OWNER TRUST 2002-7
                                     ISSUER


                                  $630,000,000
                              CLASS A FLOATING RATE
                               ASSET BACKED NOTES


                                   $52,500,000
                              CLASS B FLOATING RATE
                               ASSET BACKED NOTES


                                   $67,500,000
                              CLASS C FLOATING RATE
                               ASSET BACKED NOTES


                            CHASE MANHATTAN BANK USA,
                              NATIONAL ASSOCIATION
                          TRANSFEROR AND ADMINISTRATOR


                               JPMORGAN CHASE BANK
                                SERVICER OF CHASE
                            CREDIT CARD MASTER TRUST


                        UNDERWRITERS OF THE CLASS A NOTES


                                    JPMORGAN
                                BARCLAYS CAPITAL
                            DEUTSCHE BANK SECURITIES
                              GOLDMAN, SACHS & CO.
                                 LEHMAN BROTHERS
                           ORMES CAPITAL MARKETS, INC.


               UNDERWRITER OF THE CLASS B NOTES AND CLASS C NOTES


                                    JPMORGAN

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THESE NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE NOTES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL FEBRUARY 3, 2003.


                                  ----------